As filed with the Securities and Exchange Commission on September 13, 2005

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CHAPARRAL STEEL COMPANY

(Exact name of registrant as specified in its charter)

Delaware	3310	20-2373478
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Chaparral Steel Company

Robert E. Crawford, Jr.

Vice President and General Counsel

300 Ward Road

Midlothian, Texas 76065

(972) 775-8241

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

[List of Guarantors Set Forth on Next Page]

Copies to:

David E. Morrison

Michelle L. Bushore

Fulbright & Jaworski L.L.P.

2200 Ross Ave., Suite 2800

Dallas, Texas 75201

(214) 855-8000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, please check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
New 10.0% Senior Notes due 2013	$300,000,000	100% (2)	$300,000,000 (2)	$35,310.00
Guarantees of the New 10.0% Senior Notes due 2013 (3)	N/A	N/A	N/A	N/A

(1)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(f) under the Securities Act.

(2)	Exclusive of accrued interest, if any.

(3)	No separate consideration will be received for the subsidiaries’ guarantees. Pursuant to Rule 457(n), no registration fee is required with respect to the subsidiaries’ guarantees.

The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANTS

Exact Name of Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	SIC	I.R.S. Employer Identification No.
Chaparral Steel Investments, Inc.	Delaware	6719	75-1424624
Chaparral (Virginia), Inc.	Delaware	3312	52-2072718
American Materials Transport, Inc.	Delaware	4213	20-2841873
Chaparral Steel Holdings, LLC	Delaware	6719	51-0373557
Chaparral Steel Trust	Delaware	6719	51-0373225
Chaparral Steel Texas, LLC	Delaware	8741	75-2634421
Chaparral Steel Midlothian, LP	Delaware	3312	75-2634662
TXI Star Recycling LP	Delaware	3390	75-2676328

The address, including zip code, and telephone number, including area code, of each registrant’s principal executive offices is shown on the cover page of this Registration Statement on Form S-4.

We are not making an offer to sell, or a solicitation of an offer to buy, the outstanding notes, or any of the exchange notes, in any jurisdiction where, or to any person to or from whom, the offer or sale is not permitted.

We urge you to contact us with any questions about this exchange offer or if you require additional information to verify the information contained in this document.

We are not making any representation to any holder of the outstanding notes regarding the legality of an investment in the exchange notes by it under any legal investment or similar laws or regulations. You should not consider any information in this document to be legal, business or tax advice. You should consult your own attorney, business advisor and tax advisor for legal, business and tax advice regarding an investment in the exchange notes.

The federal securities laws prohibit trading in our securities while in possession of material non-public information with respect to us.

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MARKET, RANKING AND OTHER DATA

The data included in this prospectus regarding markets and ranking, including the size of certain markets and our position and the position of our competitors within these markets, and other data, are based on independent industry publications, reports of government agencies or other published industry sources, and our estimates are based on our management’s knowledge and experience in the markets in which we operate. Our estimates have been based on information obtained from our customers, suppliers, trade and business organizations and other contacts in the markets in which we operate. However, this information may prove to be inaccurate because of the method by which we obtained some of the data for our estimates or because this information cannot always be verified with complete certainty due to the limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties inherent in data gathering. As a result, you should be aware that market, ranking and other similar data included in this prospectus, and estimates and beliefs based on that data, may not be reliable. You should also be aware that Tommy A. Valenta, our president and chief executive officer, is a member of the board of the American Institute of Steel Construction and the Steel Manufacturers Association, industry groups whose research data we refer to in this prospectus. Neither we nor the initial purchasers can guarantee the accuracy or completeness of the information regarding market, ranking and other similar data contained in this prospectus.

NOTICE TO NEW HAMPSHIRE RESIDENTS

Neither the fact that a registration statement or an application for a license has been filed under Chapter 421-B of the New Hampshire Revised Statutes Annotated, or RSA 421-B, with the State of New Hampshire nor the fact that a security is effectively registered or a person is licensed in the State of New Hampshire constitutes a finding by the Secretary of State of New Hampshire that any document filed under RSA 421-B is true, complete and not misleading. Neither any such fact nor the fact that an exemption or exception is available for a security or a transaction means that the Secretary of State of New Hampshire has passed in any way upon the merits or qualifications of, or recommended or given approval to, any person, security or transaction. It is unlawful to make, or cause to be made, to any prospective investor, customer or client any representation inconsistent with the provisions of this paragraph.

AVAILABLE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any document we file at the Securities and Exchange Commission’s public reference room at Room 1580, 100 F Street, NE, Washington, D.C. 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference room. Our Securities and Exchange Commission filings are also available to the public at the Securities and Exchange Commission’s website at www.sec.gov. Our common stock is listed on the Nasdaq National Market under the symbol “CHAP.”

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Investors may also consult our website for more information concerning us. Our website is www.chapusa.com. Information included on our website is not incorporated by reference in this prospectus. You may also request a copy of our filings with the Securities and Exchange Commission (excluding exhibits), at no cost, by writing or telephoning us at the following address or phone number:

Chaparral Steel Company

300 Ward Road

Midlothian, Texas 76065

Attention: Cary D. Baetz, Vice President and Treasurer

Telephone: (972) 779-1035

To obtain timely delivery of any of our documents, you must make your request to us no later than                      , 2005. Unless sooner terminated, the exchange offer will expire at 5:00 p.m., New York City time, on                     , 2005. The exchange offer can be extended by us in our sole discretion, but we currently do not intend to extend the expiration date.

ABOUT THIS PROSPECTUS

You should rely only on the information contained in this prospectus. We have not, and the initial purchasers have not, authorized any dealer, salesperson or other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. Our business, financial condition, results of operations and prospects may have changed since the date of this prospectus. Neither the delivery of this prospectus nor any sale made hereunder shall under any circumstances imply that the information in this prospectus is correct as of any date subsequent to the date on the cover of this prospectus. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus.

FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements.” All statements other than statements of historical fact are “forward-looking statements.” Forward-looking statements may include the words “may,” “will,” “estimate,” “intend,” “continue,” “believe,” “expect,” “plan” or “anticipate” and other similar words. Such forward-looking statements may be contained in the sections “Summary,” “Risk Factors,” “Unaudited Pro Forma Consolidated Condensed Financial Statements,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Industry Overview” and “Our Business,” among other places. Forward-looking statements include statements concerning:

•	future results of operations;

•	future cash flows and liquidity;

•	future capital expenditures;

•	competitive pressures and general economic and financial conditions;

•	levels of construction activity;

•	levels of import activity;

•	the occurrence of unanticipated equipment failures and plant outages;

•	cost and availability of raw materials, fuel and energy;

•	environmental conditions and regulations; and

•	any assumptions underlying any of the foregoing.

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Although we believe that the expectations reflected in our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in our forward-looking statements. Our future financial condition and results of operations, as well as any forward-looking statements, are subject to change and are subject to inherent risks and uncertainties, such as those disclosed in this prospectus. Each forward-looking statement speaks only as of the date of the particular statement. We do not intend, and we undertake no obligation, to update any forward-looking statement. Currently known risk factors include, but are not limited to, the factors described in this prospectus under the section “Risk Factors.” We urge you to review carefully the section “Risk Factors” in this prospectus for a more complete discussion of the risks of an investment in the exchange notes.

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The information in this prospectus is not complete and may be changed. We may not sell the securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and we are not soliciting offers to buy these securities, in any state where the offer or sale is not permitted.

Subject to completion, dated September 13, 2005

$300,000,000

Chaparral Steel Company

Offer to Exchange 10.0% Senior Notes due 2013

that have been registered under the Securities Act of 1933

for

All of Our Outstanding

10.0% Senior Notes due 2013

THE EXCHANGE OFFER

The exchange offer expires at 5:00 p.m., New York City time, on                         , 2005, unless extended.

The exchange offer is not conditioned upon the tender of any minimum aggregate amount of the outstanding 10.0% Senior Notes due 2013, which we refer to in this prospectus as the outstanding notes.

All of the outstanding notes tendered according to the procedures in this prospectus and not withdrawn will be exchanged for an equal principal amount of exchange notes with substantially identical terms.

The exchange offer is not subject to any condition other than that it shall not violate applicable laws or any applicable interpretation of the staff of the Securities and Exchange Commission.

THE EXCHANGE NOTES

The terms of the exchange notes to be issued in the exchange offer are substantially identical to the outstanding notes, except that we have registered the exchange notes with the Securities and Exchange Commission. In addition, the exchange notes will not be subject to the transfer restrictions applicable to the outstanding notes. There is no existing public market for the exchange notes. We do not intend to list the exchange notes on any securities exchange or quotation system.

The exchange notes will pay interest semi-annually in cash in arrears on January 15 and July 15 of each year, beginning on January 15, 2006. The exchange notes will mature on July 15, 2013.

We urge you to carefully consider the risk factors beginning on page 12 of this prospectus before participating in the exchange offer.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act of 1933, as amended. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes where such outstanding notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the expiration date, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution.”

The date of this prospectus is             , 2005.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. Because this is only a summary, it does not contain all the information that may be important to you. You should read the following summary together with the more detailed information and consolidated financial statements and the notes thereto included elsewhere in this prospectus. You should read carefully the full text and more specific details contained elsewhere in this prospectus, including the “Risk Factors” section and the consolidated financial statements and the notes thereto, before exchanging your outstanding notes for exchange notes. For a more detailed description of the exchange notes and the exchange offer, see “Description of the Exchange Notes” and “The Exchange Offer.” In this prospectus, except as noted or as the context may otherwise require, all references to the “spin-off” or the “distribution” are to the pro-rata distribution by Texas Industries, Inc. to its stockholders of all of our issued and outstanding shares of common stock, “TXI” refers to Texas Industries, Inc., and “we,” “us” and “our” refer to Chaparral Steel Company. The phrase “fiscal year” refers to the twelve months ended May 31st of the relevant year and the term “ton” means 2,000 pounds.

OUR COMPANY

We are the second largest producer of structural steel products in North America, based on tons shipped in the 2004 calendar year. We are also a major producer of steel bar products. We operate two mini-mill plants located in Midlothian, Texas and Dinwiddie County, Virginia that together have an annual rated production capacity of approximately 2.8 million tons of steel. We began operations in our Texas plant in July 1973 as a mini-mill producer of steel bar products with an annual capacity of 0.25 million tons and have since grown through internal expansion. In 1999, we completed construction of our modern, low-cost structural steel plant in Virginia, which nearly doubled our structural steel capacity and expanded our product line.

We utilize mini-mill technology, whereby recycled scrap steel is melted in electric arc furnaces, and continuous casting systems form the molten steel into a broad range of products. For the year ended May 31, 2005 we shipped 1.8 million tons of finished product and generated sales of $1.1 billion. For the year ended May 31, 2004, we shipped 2.1 million tons of finished product and generated sales of $905.3 million. Recent profitability has been high despite low levels of non-residential construction, the primary driver of demand for our products. We believe non-residential construction will ultimately recover from current cyclical lows. As our capacity utilization improves with the rebound in non-residential construction, we believe we will benefit from the resulting increase in production and sales.

Through our plant expansions and product innovation, we have significantly expanded and diversified our product mix. We currently manufacture over 230 different types, sizes and grades of structural steel and steel bar products. Our structural steel products include wide flange beams, channels, piling products and other shapes, and our steel bar products include specialty bar products and, to a lesser extent, reinforcing bar. Structural steel, steel bar products and other steel products represented approximately 71%, 21% and 3%, respectively, of net product sales for the year ended May 31, 2005.

We market our products throughout the United States, Canada and Mexico, and to a limited extent in Europe. We sell to steel service centers and steel fabricators for use in the construction industry, as well as to cold finishers, forgers and original equipment manufacturers for use in the railroad, defense, automotive, manufactured housing and energy industries.

Our principal executive offices are located at 300 Ward Road, Midlothian, Texas 76065. Our telephone number is (972) 775-8241. We are incorporated under the laws of the state of Delaware.

SUMMARY OF THE TERMS OF THE EXCHANGE OFFER

For additional information regarding the exchange offer, see “The Exchange Offer.”

Background of the Outstanding Notes

We issued $300 million aggregate principal amount of 10.0% Senior Notes due 2013, which we refer to as the outstanding notes, to Banc of America Securities LLC, UBS Securities LLC, SunTrust Capital Markets, Inc., Wells Fargo Securities, LLC and Comerica Securities, Inc. on July 6, 2005. The initial purchasers then sold the outstanding notes to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended, or the Securities Act, and to non-U.S. persons outside the United States in reliance on Regulation S under the Securities Act. Because they have been sold pursuant to exemptions from registration, the outstanding notes are subject to trading restrictions.

In connection with the issuance of the outstanding notes, we entered into a registration rights agreement in which we agreed to deliver to you this prospectus and to use our reasonable best efforts to register notes having substantially identical terms as the outstanding notes with the Securities and Exchange Commission as part of an offer to exchange freely tradable exchange notes for the outstanding notes.

The Exchange Offer

We are offering to exchange up to $300 million aggregate principal amount of the exchange notes for up to $300 million aggregate principal amount of the outstanding notes. Outstanding notes may only be exchanged in $1,000 increments. The terms of the exchange notes are identical in all material respects to those of the outstanding notes except the exchange notes will not be subject to transfer restrictions and holders of exchange notes, with limited exceptions, will have no registration rights. Also, the exchange notes will not contain provisions for an increase in their stated interest rate related to any registration or exchange delay.

Outstanding notes that are not tendered for exchange will continue to be subject to transfer restrictions and, with limited exceptions, will not have registration rights. Therefore, the market for secondary resales of outstanding notes that are not tendered for exchange is likely to be minimal. We will issue registered exchange notes on or promptly after the expiration of the exchange offer.

Resale of Exchange Notes

We believe that the exchange notes issued to you pursuant to the exchange offer may be offered for sale, resold and otherwise transferred by you, without compliance with the registration and prospectus delivery provisions of the Securities Act, if you:

•      are acquiring the exchange notes in the ordinary course of your business;

•      are not participating, do not intend to participate and have no arrangement or understanding with any person to participate in a distribution of the exchange notes; and

•      are not an “affiliate” of ours within the meaning of Rule 405 under the Securities Act.

If any of these conditions is not satisfied and you transfer any exchange notes without delivering a proper prospectus or without qualifying for an exemption from registration, you may incur liability under the Securities Act. In addition, if you are a broker-dealer seeking to receive exchange notes for your own account in exchange for outstanding notes that you acquired as a result of market-making or other trading activities, you must acknowledge that you will deliver this prospectus in connection with any offer to resell or any resale or other transfer of the exchange notes that you receive in the exchange offer. See “Plan of Distribution.”

Expiration Date	The exchange offer will expire at 5:00 p.m., New York City time, on , 2005, unless we extend the exchange offer.

Withdrawal Rights	You may withdraw the tender of your outstanding notes at any time prior to the expiration of the exchange offer. We will return to you any of your outstanding notes that we do not accept for exchange for any reason without expense to you promptly after the exchange offer expires or terminates.

Accrued Interest on the Exchange Notes and the Outstanding Notes	Interest on the exchange notes will accrue from the last interest payment date on which interest was paid on the outstanding notes or, if no interest was paid on the outstanding notes, from the date of issuance of the outstanding notes, which was July 6, 2005. Holders whose outstanding notes are accepted for exchange will be deemed to have waived the right to receive any interest on the outstanding notes.

Conditions to the Exchange Offer	The exchange offer is subject to customary conditions that may be waived by us, including that it shall not violate applicable laws or any applicable interpretation of the staff of the Securities and Exchange Commission; however, the exchange offer is not conditioned upon any minimum aggregate principal amount of outstanding notes being tendered for exchange.

We currently anticipate that each of the conditions will be satisfied and that we will not need to waive any conditions. We reserve the right to terminate or amend the exchange offer at any time before the expiration date.

For additional information, see “The Exchange Offer — Conditions of the Exchange Offer.”

Procedures for Tendering Outstanding Notes

If you are a holder of outstanding notes who wishes to accept the exchange offer:

•      complete, sign and date the accompanying letter of transmittal, or a facsimile of the letter of transmittal, and mail or otherwise deliver the letter of transmittal, together with your outstanding notes, to the exchange agent at the address set forth under “The Exchange Offer — Exchange Agent”; or

•      arrange for the Depository Trust Company, or DTC, to transmit certain required information, including an agent’s message forming part of a book-entry transfer in which you agree to be bound by the terms of the letter of transmittal, to the exchange agent in connection with a book-entry transfer.

By tendering your outstanding notes in either manner, you will be representing, among other things, that:

•      the exchange notes you receive pursuant to the exchange offer are being acquired in the ordinary course of your business;

•      you are not currently participating in, do not intend to participate in, and have no arrangement or understanding with any person to participate in, the distribution of the exchange notes issued to you in the exchange offer; and

•      you are not an “affiliate” of ours, or if you are an affiliate, you will comply with the registration and prospectus delivery requirements of the Securities Act.

Tenders by Beneficial Owners	If your outstanding notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your outstanding notes, you should contact the registered holder promptly and instruct the registered holder to tender your outstanding notes on your behalf. If you wish to tender on your own behalf, you must, prior to completing and executing the letter of transmittal and delivering your outstanding notes, either make appropriate arrangements to register ownership of the outstanding notes in your name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time and may not be able to be completed prior to the expiration date of the exchange offer.

Guaranteed Delivery Procedures	If you wish to tender your outstanding notes and cannot cause the outstanding notes, the letter of transmittal or any other required documents to be transmitted to, and received by, the exchange agent prior to the expiration of the exchange offer, you may tender your outstanding notes according to the guaranteed delivery procedures described in this prospectus under the heading “The Exchange Offer — Exchange Offer Procedures; Guaranteed Delivery Procedures.”

Acceptance of Outstanding Notes and Delivery of Exchange Notes	Subject to the satisfaction or waiver of the conditions to the exchange offer, we will accept for exchange any and all outstanding notes that are properly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the expiration date. The exchange notes will be delivered promptly following the expiration date. For additional information, see “The Exchange Offer — Terms of the Exchange Offer.”

Effect of Not Tendering	Any of the outstanding notes that are not tendered or that are tendered but not accepted will remain subject to restrictions on transfer. Since the outstanding notes have not been registered under the federal securities laws, they bear a legend restricting their transfer absent registration or the availability of an exemption from registration. Upon completion of the exchange offer, we will have no further obligation, except under limited circumstances, to provide for registration of the outstanding notes under the federal securities laws.

Federal Income Tax Considerations	The exchange of outstanding notes for exchange notes in the exchange offer should not be a taxable event for U.S. federal income tax purposes. See “Certain Material United States Income Tax Consequences.”

Registration Rights Agreement	If we fail to complete the exchange offer as required by the Registration Rights Agreement, we may be obligated to pay additional interest to holders of outstanding notes. See “Description of Exchange Notes — Registration Rights; Liquidated Damages” for more information regarding rights to holders of outstanding notes.

Exchange Agent	Wells Fargo Bank, National Association.

SUMMARY OF THE TERMS OF THE EXCHANGE NOTES

For additional information regarding the exchange notes, see “Description of the Exchange Notes.”

Issuer	Chaparral Steel Company.

Exchange Notes Offered	$300 million aggregate principal amount of 10.0% senior notes due 2013.

Maturity	July 15, 2013.

Interest	10% per year.

Interest Payment Dates	Each January 15 and July 15, beginning on January 15, 2006.

Guarantees	All of our existing and future domestic restricted subsidiaries will unconditionally guarantee the exchange notes. The guarantees may be released under certain circumstances.

Ranking

The exchange notes will rank equal in right of payment to all of our existing and future unsecured unsubordinated indebtedness and senior in right of payment to all of our subordinated indebtedness. The exchange notes, however, will be effectively subordinated to our secured obligations to the extent of the collateral securing such obligations. Additionally, the exchange notes will be effectively subordinated to all liabilities, including trade payables, of our subsidiaries that are not guarantors.

The exchange note guarantees will rank equal in right of payment with all existing and future unsecured unsubordinated indebtedness of the guarantors. In addition, the exchange note guarantees will be effectively subordinated to all of the guarantors’ secured obligations to the extent of the collateral securing such obligations.

Optional Redemption

On or after July 15, 2009, we may redeem some or all of the exchange notes at the redemption prices listed elsewhere in this prospectus. See “Description of Exchange Notes—Optional Redemption.” In addition, at any time (which may be more than once) before July 15, 2008, we have the right to redeem up to 35% of the outstanding exchange notes at the redemption prices listed elsewhere in this prospectus with money that we raise in certain equity offerings, as long as:

•      we redeem the notes within 90 days of the date of such equity offering; and

•      at least 65% of the aggregate principal amount of exchange notes originally issued remains outstanding afterwards.

We may also, at any time prior to July 15, 2009, redeem some or all of the exchange notes at a price equal to 100% of the principal amount plus accrued and unpaid interest plus a make-whole premium, as described in this prospectus.

Repurchase of Exchange Notes at the Option of Holder Upon Change of Control

If a change of control of our company occurs, unless we have called all of the exchange notes for redemption, we must give holders the opportunity to sell their exchange notes to us at 101% of their principal amount plus accrued and unpaid interest.

We might not be able to pay the required price for exchange notes presented to us at the time of a change of control because:

•      we might not have enough funds at that time; or

•      the terms of our senior secured revolving credit facility, which do not permit a change of control, may prevent us from making such payment if a change of control should nevertheless occur.

Certain Covenants

If we do not meet the suspension condition, covenants contained in the indenture under which the notes will be issued will, among other things, limit our ability and the ability of our restricted subsidiaries to do certain things. We will meet the suspension condition under the indenture if the exchange notes are rated investment grade by both Moody’s Investors Service, Inc. and Standard & Poor’s Rating Services and if we are not in default under the indenture. We currently do not meet the suspension condition.

If we do not meet the suspension condition, the covenants contained in our indenture will, among other things, limit our ability and the ability of our restricted subsidiaries to:

•      pay dividends on, or redeem or repurchase, our stock;

•      make certain investments;

•      incur additional debt or sell preferred stock;

•      create liens;

•      restrict dividend payments or other payments from subsidiaries to us;

•      engage in consolidations and mergers or sell or transfer assets;

•      engage in transactions with our affiliates; and

•      sell stock in our subsidiaries.

Irrespective of whether we meet the suspension condition, the covenants contained in the indenture will, among other things, limit our ability and the ability of our restricted subsidiaries to:

•      create liens;

•      restrict dividend payments or other payments from subsidiaries to us; and

•      engage in consolidations and mergers or sell or transfer assets.

These covenants are subject to a number of important exceptions, limitations and qualifications that are described under “Description of Notes.”

Use of Proceeds	We will not receive any cash proceeds from the issuance of the exchange notes.

RISK FACTORS

You should carefully consider all of the information contained in this prospectus prior to exchanging your outstanding notes for exchange notes. In particular, we urge you to carefully consider the information set forth under “Risk Factors” beginning on page 12 for a discussion of risks and uncertainties relating to us, our subsidiaries, our business and an investment in the exchange notes.

SUMMARY HISTORICAL AND PRO FORMA FINANCIAL DATA

Set forth below are selected consolidated financial and other data for each of the fiscal years for the period ended May 31, 2005. The consolidated balance sheet data as of May 31, 2005 and 2004 and consolidated statement of operations for each of the three fiscal years in the period ended May 31, 2005, have been derived from our audited consolidated financial statements included in this prospectus. The consolidated balance sheet data as of May 31, 2003 have been derived from our audited consolidated financial statements. The consolidated financial statements reflect transactions with TXI and its affiliates on the basis determined by TXI. You should read the information presented below in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes included elsewhere in this prospectus.

The historical financial data include all costs of TXI’s steel business. For all periods presented, these costs include the allocation of certain corporate expenses from TXI. We believe these allocations were made on a reasonable basis. The consolidated financial statements may not necessarily reflect our financial position, results of operations and cash flows in the future or what our financial position, results of operations or cash flows would have been if we had been an independent public company during the periods presented. See “Risk Factors - Risks Related to Our Recently Completed Spin-Off from TXI.”

Also set forth below is summary unaudited pro forma financial information for the year ended May 31, 2005, which has been derived from our historical consolidated financial statements as of such date and for such period, and giving pro forma effect to the Transactions, as if they occurred as of the first day of the period reported for the pro forma statement of operations data and as of May 31, 2005 for the pro forma balance sheet data. The pro forma adjustments are based upon available information and assumptions that we believe are reasonable. Please see the notes to the unaudited pro forma combined financial statements included elsewhere in this prospectus for a discussion of how the adjustments are presented in the pro forma combined financial statements. The summary pro forma financial information does not purport to represent what our financial position and results of operations actually would have been had the borrowing under the credit facility, issuance of the outstanding notes, dividend to TXI and spin-off occurred on the dates indicated or to project our financial performance for any future period. See “Unaudited Pro Forma Combined Condensed Financial Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

	Fiscal Years Ended May 31,
	Pro Forma 2005	2005	2004	2003
	(in thousands, except per share data)
Statement of Operations Data:
Net sales	$1,116,376	$1,116,376	$905,324	$645,991
Costs and expenses (income):
Cost of products sold	925,766	925,766	842,228	673,597
Selling, general and administrative	28,730	28,730	30,173	23,913
Interest	34,085	47,275	49,597	51,027
Other income, net	(5,605)	(5,605)	(7,677)	(1,967)

	982,976	996,166	914,321	746,570

Income (loss) before income taxes and accounting change	133,400	120,210	(8,997)	(100,579)
Income taxes (benefit)	46,706	42,090	(3,199)	(36,517)

Income (loss) before accounting change	86,694	78,120	(5,798)	(64,062)
Cumulative effect of accounting change – net of income taxes	—	—	480	—

Net income (loss)	$86,694	$78,120	$(5,318)	$(64,062)

Basic and diluted earnings (loss) per share:
Income (loss) before accounting change	$3.80	$3.43	$(.25)	$(2.82)
Cumulative effect of accounting change	—	—	.02	—

Net income (loss)	$3.80	$3.43	$(.23)	$(2.82)

Average shares outstanding:
Basic and diluted (1)	22,804	22,804	22,804	22,804

	Fiscal Years Ended May 31,
	Pro Forma 2005	2005	2004	2003
	(in thousands, except per ton data)
Balance Sheet Data (at end of period) (2)
Cash	$9,287	$9,287	$8,575	$3,328
Working capital	284,077	324,811	184,523	139,926
Property, plant and equipment – net	627,253	627,253	650,463	686,767
Total assets	1,120,369	1,152,242	1,035,925	986,430
Long-term payable to TXI	—	543,246	543,246	543,246
Stockholders’ equity	512,893	351,520	270,801	276,118
Other Financial Data:
Ratio of earnings to fixed charges (3)	4.90x	3.55x
Units shipped (tons)
Structural		1,426	1,637	1,464
Bar		369	449	360

Total units shipped		1,795	2,086	1,824

(1)	Earnings (loss) per share information for all periods presented has been computed based on the number of shares of the Company’s common stock issued to TXI as of July 29, 2005.

(2)	In connection with our spin-off from TXI on July 29, 2005, we entered into a $150 million, senior secured revolving credit facility, borrowed $50 million under the bank credit facility, issued $300 million of 10% senior unsecured notes (the outstanding notes), paid a dividend of $341.1 million to TXI, and settled the remaining intercompany accounts with TXI. See “Recent Developments.”

(3)	The ratio of earnings to fixed charges is computed by dividing earnings by fixed charges. Earnings consist of net income (loss) to which has been added income taxes, amortization of capitalized interest and fixed charges excluding capitalized interest. Fixed charges consist of interest on all indebtedness (including capitalized interest) plus amortization of debt issuance costs and approximately one-third of rental expense. For the years ended May 31, 2004 and 2003 our earnings were not sufficient to cover our fixed charges by $7.3 million and $98.9 million, respectively.

RECENT DEVELOPMENTS

We were incorporated in Delaware on February 22, 2005, as a wholly-owned subsidiary of TXI to serve as the holding company for its steel business in anticipation of our spin-off. TXI, a cement, aggregates and concrete company, began operations in 1951. TXI entered the steel business in 1973. Over the intervening years TXI grew its cement, aggregates and concrete business and its steel business into leaders in their respective domestic industries.

While both businesses grew as part of TXI, they remained substantially independent with separate sales forces, different types of customers, distinct marketing strategies and limited operating overlap. The diverging needs of each business made it more difficult for TXI to take full advantage of the opportunities available to each business. From time to time the TXI board of directors considered various strategic alternatives such as joint ventures with other steel producers and sales of a part of the steel business. After careful consideration, on December 14, 2004, the TXI board decided to pursue separating the two businesses through the spin-off of Chaparral. In anticipation of the spin-off, we and TXI engaged in the transactions described below.

On June 25, 2005, TXI transferred all of the stock of its subsidiaries that were engaged in its steel business to us. These transactions were accounted for as a reorganization of entities under common control. As a result, the assets and liabilities transferred to us were recorded at historical cost. On July 6, 2005, TXI also contributed or transferred to us the real estate and transportation assets used in its steel business. We have assumed all liabilities arising out of the steel business and the transferred assets.

On June 16, 2005, we entered into a senior secured revolving credit facility, or the credit facility, which provides up to $150 million of available borrowings. The credit facility includes a $25 million sub-limit for letters of credit. Any outstanding letters of credit will be deducted from the borrowing availability under the credit facility. Amounts drawn under the credit facility will bear interest either at LIBOR plus a margin of 1.00% to 1.75%, or at a base rate (which will be the higher of the federal funds rate plus 0.50% and the prime rate) plus a margin of up to 1.00%. The interest rate margins are subject to adjustment based on our leverage ratio. The commitment fee calculated on the unused portion of the credit facility will range from 0.25% to 0.50% per year based on our leverage ratio. The credit facility matures June 16, 2010 and may be terminated at any time. The credit facility is secured by security interests in all of our existing and future accounts and inventory, certain related personal property and all of the equity interest in our present and future domestic subsidiaries and 66% of the equity interest in our present and future foreign subsidiaries. The credit facility contains covenants restricting, among other things, prepayment or redemption of our other debt, distributions, dividends, and repurchases of capital stock and other equity interests, acquisitions and investments, indebtedness, liens and affiliate transactions. We are required to comply with certain financial tests and to maintain certain financial ratios, such as leverage and interest coverage ratios. On July 6, 2005, we borrowed $50 million under the credit facility. The amount borrowed under the credit facility will fluctuate based upon our cash flow and working capital needs.

In addition, on July 6, 2005, we issued $300 million aggregate principal amount of new 10% senior notes due July 15, 2013, or the outstanding notes. We used the net proceeds from our credit facility borrowings and the outstanding notes to pay a cash dividend of $341.1 million to TXI on July 6, 2005.

On July 29, 2005, the spin-off was completed and we became an independent public company.

TXI has no further ownership interest in us, and we have no ownership interest in TXI. In addition, we are not guarantors of any of TXI’s indebtedness nor is TXI a guarantor of any of our indebtedness. Our relationship with TXI is now governed by the terms of our separation and distribution agreement and the ancillary agreements described in that agreement. Among other things, the separation and distribution agreement provides that we and TXI will indemnify each other against certain liabilities.

We collectively refer to the offering of notes hereby, the spin-off and these other related transactions as the “Transactions.”

RISK FACTORS

You should carefully consider the risks described below and all of the other information contained in this prospectus before making an investment decision. Any of the following risks, as well as additional risks and uncertainties not currently known to us, or that we currently deem immaterial, could materially and adversely affect our business and operations. This prospectus also contains forward-looking statements that involve risks and uncertainties. Any of the events discussed in the risk factors below may occur. If they do, our business, results of operations or financial condition could be materially adversely affected. In such an instance, the trading price of our securities could decline and you might lose all or part of your investment.

Risks Relating to the Exchange Offer and the Exchange Notes

If you do not properly tender your outstanding notes, you will continue to hold unregistered outstanding notes and your ability to transfer outstanding notes will be adversely affected. You will also not be permitted to transfer exchange notes without compliance with the registration and/or prospectus delivery requirements of the Securities Act in certain circumstances.

We intend to only issue exchange notes in exchange for outstanding notes that are timely received by the exchange agent together with all required documents, including a properly completed and signed letter of transmittal. Therefore, you should allow sufficient time to ensure timely delivery of the outstanding notes and you should carefully follow the instructions on how to tender your outstanding notes. Neither we nor the exchange agent is required to tell you of any defects or irregularities with respect to your tender of the outstanding notes. If you do not tender your notes or if we do not accept your outstanding notes because you did not tender your outstanding notes properly, then, after we consummate the exchange offer, you may continue to hold outstanding notes that are subject to the existing transfer restrictions. In addition, if you tender your notes for the purpose of participating in a distribution of the exchange notes, you will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the exchange notes.

If you are a broker-dealer that receives exchange notes, you will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the exchange notes. If you are a broker-dealer that receives exchange notes for your own account in exchange for notes that you acquired as a result of market-making activities or any other trading activities, you will be required to acknowledge that you will deliver a prospectus in connection with any resale of such exchange notes. After the exchange offer is consummated, if you continue to hold any outstanding notes, you may have difficulty selling them because there will be fewer outstanding notes issued. In addition, if a large amount of outstanding notes is not tendered or is tendered improperly, the limited amount of exchange notes that would be issued and outstanding after we consummate the exchange offer could lower the market price of such exchange notes.

Our substantial debt could adversely affect our cash flow available to fund our business needs and have other consequences adverse to our business, including preventing us from fulfilling our obligations under the exchange notes.

As of [            ], 2005, we have borrowed approximately $[            ] million. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Liquidity and Capital Resources – Impact of the Distribution and Separation from TXI.” Our substantial debt could have important consequences. For example, it could:

•	make it more difficult for us to satisfy our obligations with respect to the exchange notes;

•	increase our vulnerability to general adverse economic and industry conditions;

•	require us to dedicate a substantial portion of our cash flow from operations to service our debt, thereby reducing the availability of our cash flow to fund working capital, capital expenditures, investments and other general corporate purposes;

•	limit our flexibility in planning for, or reacting to, changes in our business, the steel industry or the markets in which we operate;

•	place us at a competitive disadvantage compared to our competitors that have less debt; and

•	limit, among other things, our ability to borrow additional funds, even if necessary to maintain adequate liquidity.

The terms of the indenture governing our exchange notes, our credit facility and our other debt agreements will allow us to issue and incur additional debt upon satisfaction of certain conditions. If new debt is added to current debt levels, the related risks described above could increase.

The exchange notes will be effectively subordinated to our and the guarantors’ secured indebtedness.

The exchange notes, and each guarantee of the exchange notes, are unsecured and therefore will be effectively subordinated to any secured indebtedness we, or the relevant guarantor, may incur to the extent of the assets securing such indebtedness. In the event of a bankruptcy or similar proceeding involving us or a guarantor, the assets which serve as collateral for any secured indebtedness will be available to satisfy the obligations under the secured indebtedness before any payments are made on the exchange notes. As of [            ], 2005, we had $[        ] million of debt outstanding, $[        ] million of which was secured debt under our credit facility, $[        ] million of letters of credit outstanding, and $[        ] million of additional availability under our credit facility, subject to a borrowing base. The exchange notes will be effectively subordinated to any borrowings under our credit facility to the extent of the collateral securing it. See “Description of Certain Indebtedness—Senior Secured Revolving Credit Facility.”

In the event of a bankruptcy, liquidation or reorganization of any of the non-guarantor subsidiaries, holders of their liabilities, including their trade creditors, will be entitled to payment of their claims from the assets of those subsidiaries before any assets of those subsidiaries are made available for distribution to us. As a result, the exchange notes will be effectively subordinated to all debt and other liabilities of the non-guarantor subsidiaries.

We require a significant amount of cash to service our debt. Our ability to generate cash depends on many factors beyond our control.

Our ability to make payments on, or repay or refinance, our debt, including the exchange notes, and to fund planned capital expenditures, depends largely upon the availability of financing through our credit facility and our future operating performance. Our future operating performance, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control. In addition, our ability to borrow funds in the future to make payments on our debt will depend on our satisfaction of the covenants in our credit facility and our other debt agreements, including the indenture governing the exchange notes and other agreements we may enter into in the future.

Specifically, we need to maintain certain financial ratios, including a leverage ratio and an interest expense coverage ratio. Although we generated $78.1 million of net income for the year ended May 31, 2005, we experienced net losses of $5.3 million and $64.1 million for fiscal years 2004 and 2003, respectively. We cannot assure you that we will continue to be profitable or that our business will generate sufficient cash flow from operations or that future borrowings will be available to us under our credit facility or from other sources in an amount sufficient to enable us to pay our debt, including the exchange notes, or to fund our other liquidity needs. If we are unable to generate sufficient cash flow to meet our debt service requirements, we may have to renegotiate the terms of our debt or obtain additional financing.

The indebtedness under our credit facility will mature prior to the maturity date of the exchange notes. See “Description of Certain Indebtedness—Senior Secured Revolving Credit Facility.”

We cannot assure you that we will be able to refinance our debt under our credit facility or any additional debt we may incur that matures prior to the exchange notes on commercially reasonable terms or at all. If we were unable to obtain new financing under these circumstances, we would have to consider other options, such as:

•	sales of certain assets to meet our debt service obligations;

•	sales of equity; and

•	negotiations with our lenders to restructure the applicable debt.

Our credit facility, the indenture governing the exchange notes and the terms of our other debt may restrict, or market or business conditions may limit, the manner in which we conduct our business, including our ability to repay or repurchase the notes.

The financing agreements governing our debt, including the exchange notes and our credit facility, contain various restrictive covenants that restrict in certain circumstances our ability to prepay or repurchase the exchange notes, otherwise limit our discretion in the operation of our business and could lead to acceleration of our debt.

Our financing agreements, including our credit facility and the indenture governing the notes, impose operating and financial restrictions on our activities. Our credit facility requires us to comply with or maintain certain financial tests and ratios, including a leverage ratio and an interest expense coverage ratio. Our credit facility also limits our ability to prepay or repurchase the notes in certain circumstances. Restrictions contained in these financing agreements also limit or prohibit our ability and the ability of certain of our subsidiaries to, among other things:

•	make certain investments;

•	incur additional debt or sell preferred stock;

•	create liens;

•	make dividend payments or other payments from subsidiaries to us;

•	engage in consolidations and mergers or sell or transfer assets;

•	engage in transactions with our affiliates; and

•	sell stock in our subsidiaries.

Various risks and events beyond our control could affect our ability to comply with these covenants and maintain financial tests and ratios. If we cannot comply with the financial covenants in our credit facility, we may not be able to borrow under this facility. In addition, failure to comply with any of the covenants in our existing or future financing agreements could result in a default under those agreements and under other agreements containing cross-default provisions. A default would permit lenders to accelerate the maturity of the debt under these agreements and to foreclose upon any collateral securing that debt. In addition, lenders may be able to terminate any commitments they make to supply us with further funds. Under these circumstances, we might not have sufficient funds or other resources to satisfy all of our obligations, including our obligations under the exchange notes. In addition, the limitations imposed by these agreements on our ability to incur additional debt and to take other actions might significantly impair our ability to obtain other financing. We may not be able to obtain waivers or amendments of our financing agreements, if necessary, on acceptable terms or at all.

Federal and state statutes allow courts, under specific circumstances, to void the exchange notes or the guarantees and require note holders to return payments received from us or the guarantors.

If a bankruptcy case or lawsuit is initiated by our unpaid creditors or the unpaid creditors of any guarantor, the debt represented by the exchange notes or the guarantee entered into by the guarantor may be reviewed under the federal bankruptcy law and comparable provisions of state fraudulent transfer laws. Under these laws, the exchange notes or the guarantee could be voided, or claims in respect of the exchange notes or the guarantee could be subordinated to other of our obligations or other obligations of the guarantor if, among other things, we or such guarantor, at the time we issued the notes or the guarantor made the guarantee:

•	received less than reasonably equivalent value or fair consideration for issuing the notes or entering into the guarantee; and

•	either:

•	was insolvent or rendered insolvent by reason of issuing the notes or entering into the guarantee;

•	was engaged in a business or transaction for which our or such guarantor’s remaining assets constituted unreasonably small capital; or

•	intended to incur, or believed that we or such guarantor would incur, debts or contingent liabilities beyond our or such guarantor’s ability to pay them as they become due.

In addition, any payment by us or such guarantor pursuant to the exchange notes or the guarantee, as the case may be, could be voided and required to be returned to us or the guarantor or to a fund for the benefit of our creditors or the creditors such guarantor under those circumstances.

If a guarantee of a subsidiary were voided as a fraudulent conveyance or held unenforceable for any other reason, holders of the exchange notes would be solely creditors of our company and creditors of our other subsidiaries that have validly guaranteed the exchange notes. The exchange notes then would be effectively subordinated to all liabilities of the subsidiary whose guarantee was voided.

The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, we or the guarantor would be considered insolvent if:

•	the sum of our or such guarantor’s debts, including contingent liabilities, were greater than the fair saleable value of all of our or such guarantor’s assets;

•	the present fair saleable value of our or such guarantor’s assets were less than the amount that would be required to pay our or such guarantor’s probable liability on our or such guarantor’s existing debts, including contingent liabilities, as they become absolute and mature; or

•	we or such guarantor could not pay its debts or contingent liabilities as they become due.

If the claims of the holders of the exchange notes against us or any guarantor were subordinated in favor of our other creditors or other creditors of such guarantor, the other creditors would be entitled to be paid in full before any payment could be made on the exchange notes or the guarantee of such guarantor. If one or more of the guarantees is voided or subordinated, we cannot assure you that after providing for all prior claims there would be sufficient assets remaining to satisfy the claims of the holders of the exchange notes.

Based upon financial and other information, we believe that the exchange notes and the guarantees are being incurred for proper purposes and in good faith and that we and each guarantor, on a consolidated basis, are solvent and will continue to be solvent after the exchange offer is completed, will have sufficient capital for carrying on our business after the issuance of the exchange notes and will be able to pay our debts as they mature. We cannot assure you, however, as to the standard a court would apply in making these determinations or that a court would agree with our conclusions in this regard.

We may be unable to make a change of control offer required by the indenture governing the exchange notes, which would cause defaults under the indenture governing the exchange notes, our credit facility and our other financing arrangements.

The terms of the exchange notes require us to make an offer to repurchase the exchange notes upon the occurrence of certain specific kinds of change of control events. In addition, the terms of our credit facility and other financing agreements may require repayment of amounts outstanding in the event of a change of control and limit our ability to fund the purchase of your exchange notes in certain circumstances. It is possible that we will not have sufficient funds at the time of the change of control to make the required repurchase of exchange notes or that restrictions in our credit facility and other financing agreements will not allow the repurchases.

We could enter into various transactions, such as acquisitions, refinancings, recapitalizations or other highly leveraged transactions, which would not constitute a change of control, but which could nevertheless increase the amount of our outstanding debt at such time, or adversely affect our capital structure or credit ratings, or otherwise adversely affect holders of the exchange notes.

Under the terms of the exchange notes, a variety of acquisition, refinancing, recapitalization or other highly leveraged transactions may not be considered change in control transactions. As a result, we could enter into any such transaction without being required to make an offer to repurchase the exchange notes even though the transaction could increase the total amount of our outstanding debt, adversely affect our capital structure or credit ratings or otherwise adversely affect the holders of the exchange notes.

An active public market may not develop for the exchange notes, which may hinder your ability to liquidate your investment.

The exchange notes are a new issue of securities with no established trading market, and we do not intend to list them on any securities exchange. In addition, the liquidity of the trading market in the exchange notes, and the market price quoted for the notes, may be adversely affected by changes in the overall market for fixed income securities and by changes in our financial performance or prospects or in the prospects for companies in our industry in general. As a result, we cannot assure you that an active trading market will develop for the exchange notes. If no active trading market develops, you may not be able to resell your exchange notes at their fair market value or at all.

Risks Related to Our Recently Completed Spin-Off from TXI

As a stand-alone company following the spin-off, our results may be substantially different from those indicated by our historical and pro forma financial statements.

The historical and pro forma financial information we have included in this prospectus may not reflect what our results of operations, financial position and cash flows would have been had we been an independent company during the periods presented or what our results of operations, financial position and cash flows will be in the future, for the following reasons:

•	while our historical results of operations include all costs of TXI’s steel business, our historical costs and expenses are not necessarily indicative of the costs that would have been or will be incurred by us as an independent public company;

•	we have not made adjustments to our historical financial information to reflect changes that will occur in our cost structure, financing and operations as a result of our spin-off from TXI. These changes include potentially increased costs associated with reduced economies of scale and less purchasing power; and

•	our historical effective tax rate may not be indicative of our future effective tax rate due to changes in tax laws and the mix of our earnings in the various states where we operate.

Therefore, our historical and pro forma financial statements may not be indicative of our future performance as an independent company.

We have no recent history operating as an independent public company upon which you can evaluate us.

We previously operated as wholly-owned subsidiaries of TXI from December 1997 until the spin-off in July 2005. As an independent public company following the spin-off, our ability to satisfy our obligations and maintain profitability is solely dependent on the future performance of the businesses we own and operate, and we will not be able to rely upon the capital resources and cash flows of those business lines remaining with TXI. In addition, our historical financial statements reflect the allocation to us of a portion of TXI’s cost for certain corporate functions, but they do not reflect the costs of being an independent public company.

TXI no longer has an obligation to perform any corporate or public company functions for us. We have created our own, or engaged third parties to provide, corporate and public company functions to replace those previously performed by TXI. We may incur costs for these functions that are higher than the amounts reflected in our historical and pro forma financial statements.

The spin-off could result in significant tax liability.

The distribution of our common stock was conditioned upon TXI’s receipt of an opinion from Thompson & Knight LLP to the effect that, among other things, the distribution would qualify as a tax-free spin-off under section 355 of the Internal Revenue Code of 1986, as amended, or the Code, to TXI and its stockholders for U.S. federal income tax purposes. The opinion was based upon various factual representations and assumptions, as well as upon certain undertakings. We are not aware of any facts or circumstances that would cause the representations and assumptions to be untrue or incomplete in any material respect. If, however, any of those factual representations or assumptions were untrue or incomplete in any material respect, any undertaking was not complied with, or the facts upon which the opinion was based were materially different from the facts at the time of the distribution, the distribution may not qualify for tax-free treatment.

Under current Internal Revenue Service, or IRS, policy, advance rulings will not be issued for certain significant aspects of spin-off transactions. Therefore, TXI did not apply for an advance ruling from the IRS with respect to the U.S. federal income tax consequences of the distribution. Opinions of counsel are not binding on the courts or the IRS, and the conclusions expressed in the opinion delivered to TXI could be challenged by the IRS.

If the spin-off fails to qualify for tax-free treatment for U.S. federal income tax purposes, then, in general, TXI would be subject to tax as if it had sold our common stock in a taxable sale for its fair market value. TXI’s stockholders would be treated as if they had received a taxable dividend equal to the fair market value of our common stock that was distributed to them, taxed as a dividend (without reduction for any portion of a TXI stockholder’s basis in its shares of TXI common stock) for U.S. federal income tax purposes and possibly for purposes of state and local tax law, to the extent of a TXI stockholder’s pro rata share of TXI’s current and accumulated earnings and profits (including any taxable gain of TXI with respect to the spin-off). It is expected that the amount of any such taxes to TXI’s stockholders and TXI would be substantial. Although the taxes described above generally would be imposed on TXI and its stockholders, we would, in certain circumstances, be liable for all or a portion of such taxes.

Our ability to engage in acquisitions and other strategic transactions is subject to limitations because we agreed to certain restrictions to comply with United States federal income tax requirements for a tax-free spin-off.

Current U.S. tax law that applies to spin-offs generally creates a presumption that the spin-off would be taxable to TXI but not to its stockholders if we engage in, or enter into an agreement to engage in, a transaction (or series of transactions) that would result in a 50% or greater change by vote or by value in our stock ownership during the four-year period beginning on the date that begins two years before the distribution date, unless it is established that the transaction (or a series of transactions) is not pursuant to a plan related to the spin-off. United States Treasury regulations generally provide that whether an acquisition transaction and a spin-off transaction are part of a plan is determined based on all of the facts and circumstances, including specific factors listed in the regulations. In addition, the regulations provide certain “safe harbors” for acquisition transactions that are not considered to be part of a plan.

There are other restrictions imposed on us under current U.S. federal income tax laws for spin-offs and with which we will need to comply in order to preserve the favorable tax treatment of the distribution, such as continuing to own and manage our steel business and limitations on sales or redemptions of our common stock for cash or other property following the distribution.

In connection with the spin-off, we entered into a tax sharing and indemnification agreement with TXI. In the tax sharing and indemnification agreement, we agreed that, among other things, we will not take any actions that would result in any tax being imposed on the spin-off. Further, we may not repurchase any of our stock for two years following the spin-off except in certain circumstances permitted by the IRS guidelines, nor may we, under any circumstances, during the six-month period following the spin-off, liquidate, merge or consolidate with another person or sell, exchange, distribute or otherwise dispose of our assets (or those of certain of our subsidiaries) except in the ordinary course of business. We may, however, take certain actions prohibited by the tax sharing and indemnification agreement (other than those described above that are prohibited within the six month period) if we provide TXI with an unqualified opinion of tax counsel or a private letter ruling from the IRS, acceptable to TXI, to the effect that these actions will not affect the tax-free nature of the spin-off. These restrictions could substantially limit our strategic and operational flexibility, including our ability to finance our operations by issuing equity securities, make acquisitions using equity securities, repurchase our equity securities, raise money by selling assets or enter into business combination transactions.

We may be required to satisfy certain indemnification obligations to TXI or may not be able to collect on indemnification rights from TXI.

In the tax sharing and indemnification agreement, we and our affiliates agreed to indemnify TXI and its affiliates for any loss, including any adjustment to taxes of TXI, resulting from (1) any action or failure to act by us or any of our affiliates following the completion of the spin-off that would be inconsistent with or prohibit the spin-off from qualifying as a tax-free transaction under section 355 of the Code, (2) certain acquisitions of our equity securities or assets or those of certain of our subsidiaries, and (3) any breach of any representation or covenant given by us or our affiliates in the separation documents or in connection with the tax opinion delivered to TXI by Thompson & Knight LLP. For a more detailed discussion, see “Certain Relationships and Related Transactions.” Our indemnification obligations to TXI and its affiliates are not limited in amount or subject to any cap.

Under the terms of the separation and distribution agreement, we and TXI each have agreed to indemnify each other and certain related parties after the spin-off with respect to the indebtedness, liabilities and obligations that will be retained by our respective companies. These indemnification obligations could be significant.

The ability to satisfy these indemnities if called upon to do so will depend upon our future strength and the future financial strength of each of our companies. We cannot determine whether we will have to indemnify TXI and its related parties for any substantial obligations. There is no assurance that, if TXI has to indemnify us and our related parties for any substantial obligations, TXI will have the ability to satisfy those obligations. If we are required to indemnify TXI and its related parties for any obligations under the circumstances set forth above, we may be subject to substantial liabilities that could exceed our net equity value at that time.

Concerns about our prospects as a stand-alone company could affect our ability to attract and retain customers and employees.

Our customers and employees may have concerns about our prospects as a stand-alone company, including our ability to maintain our independence and our inability to rely on TXI’s capital resources, cash flows and corporate functions after the spin-off. If we are not successful in assuring our customers and employees of our prospects as an independent company, our customers may choose other providers and our employees may seek other employment, which could materially adversely affect our business and our market position.

Risks Relating to Our Company

We face significant competition, and some of our competitors have resources in excess of our available resources and less financial leverage than we do.

We compete in our steel markets with domestic and international producers of steel products. Competition within the steel industry, both domestically and worldwide, is intense and is expected to remain so. We compete on the basis of price, quality and the ability to meet our customers’ product needs and delivery schedules. The highly competitive nature of the steel industry has at times exerted downward pressure on prices.

In recent years we have made significant capital expenditures to expand our facilities to strengthen our competitive position. These or any future expansionary capital expenditures, however, may not improve our competitive position and business prospects as anticipated, and, if they do not, our results of operations may be adversely affected. Further, due to the high fixed cost nature of our business, our operating results may be significantly affected by relatively small changes in production volumes. In addition, some of our competitors are larger, have greater financial resources and may have less financial leverage or lower cost structures than we do. As a result, these competitors may cope better with downward pricing pressure and adverse economic or industry conditions than we would. See “Our Business—Competition.”

The availability and pricing of raw materials and energy could lower our results of operations and harm our financial condition.

In the past our results of operations and financial condition have been, and may again in the future be, worsened by increases in raw material or energy costs, or their lack of availability. We are dependent upon purchased recycled steel scrap as a raw material and upon energy sources, including electricity and fossil fuels. We have generally not entered into long-term contracts to satisfy our fuel and electricity needs or recycled steel scrap requirements. We do have one long-term scrap supply agreement with the company that leases and operates our Virginia shredder. If we are unable to meet our requirements for fuel, electricity or recycled steel scrap, we may experience interruptions in our production, which could adversely affect our results of operations.

Prices for energy and scrap are subject to market forces largely beyond our control, including demand by U.S. and international steel producers, freight costs and speculation. A combination of a weak U.S. dollar, exceptionally strong Chinese and global demand for scrap, and lower production of domestic scrap due to a weak manufacturing economy and the continued loss of manufacturing to foreign competition has driven scrap offshore at exceptionally high prices, has reduced the available domestic scrap supply, and has caused the price of domestic scrap to double over the past two years. During December 2003, we announced the imposition of raw materials surcharges, keyed to a published scrap index, on our customers, which have largely been accepted in the marketplace. We have no assurance, however, that this will continue to be so, or that customers will agree to pay higher prices for our steel products, sufficient for us to maintain our margins, without resistance or the selection of other suppliers or alternative materials. If this occurs, we may lose customers, we may be unable to pass these higher scrap costs on to our customers, and we may suffer a loss of earnings and a deterioration in our financial condition. Moreover, some of our foreign integrated steel producer competitors are not as dependent as we are on scrap as a major part of their raw material melt mix. This may give them a raw material cost advantage over mini-mills during periods of high scrap costs relative to the cost of blast furnace iron used by the integrated producers, even with the higher costs they must currently pay for iron ore, coke, coking coal and other raw materials used in their steel making processes.

Our operations also require substantial amounts of other raw materials, including various types of alloys, refractories, oxygen, natural gas and electricity, the price and availability of which are also subject to market conditions. Price increases or the disruption of the supply of these products could adversely affect our results of operations.

We may incur substantial expenditures to comply with environmental laws which may adversely affect our results of operations and harm our financial condition.

We are subject to federal, state and local environmental laws and regulations concerning, among other matters, air emissions, furnace dust disposal and stormwater discharge. We believe we are in substantial compliance with applicable environmental laws and regulations. However, from time to time we receive claims from federal and state environmental regulatory agencies and entities asserting that we are or may be in violation of certain environmental laws and regulations. Based on our experience in dealing with such claims in the past and information currently available to us regarding any potential or outstanding claims, we believe that such claims will not have a material impact on our financial condition or results of operations. Despite our compliance and experience, it is possible we could be held liable for future charges which might be material but are not currently known or estimable. In addition, changes in federal or state laws, regulations or requirements or discovery of currently unknown conditions could require additional expenditures by us, interrupt production or hinder our ability to build new or expand production facilities.

Many of the raw materials, products and by-products associated with the operation of any industrial facility, including those for the production of steel, contain chemical elements or compounds that might be designated as hazardous. Our steel facilities generate, in the same manner as other similar steel plants in the industry, electric arc furnace dust, or EAF dust, that contains zinc, lead, chromium and cadmium. The EPA has designated this EAF dust, which is collected in baghouses, as hazardous waste. We have a contract with a reclamation facility in Mexico pursuant to which such facility receives the EAF dust generated by us and recovers the metals from the dust for reuse, thus rendering the dust non-hazardous. In addition, we routinely investigate alternative reclamation technologies and have implemented processes for diminishing the amount of EAF dust generated.

We purchase scrap steel from many sources. Much of the scrap is sorted and shredded at our plant sites. Although we screen incoming scrap for various contaminants, if we fail to detect radioactive or hazardous material, such materials could cause contamination of our equipment, land and products. We could incur significant costs to clean up the contamination and dispose of the contaminated material. The cost to clean up the contaminated material and the loss of revenue resulting from the lost production time could both be material. In addition, the “fluff” that remains after the steel and other valuable materials are removed from the scrap is deposited in landfills that we believe are operated by firms that properly dispose of the fluff. On occasion, we also recycle and dispose of hazardous wastes we generate in our plants, such as cleaning fluids, at hazardous waste recycling and disposal facilities. If a landfill or hazardous material recycler or disposal operator mismanages our fluff or other wastes in a way that creates an environmental hazard, we and all others who sent materials could become liable for cleanup costs, fines and other expenses many years after the disposal or recycling was completed.

We intend to comply with all legal requirements regarding the environment and health and safety matters, but since many of these requirements are subjective and therefore not quantifiable, are presently not determinable, or are likely to be affected by future legislation or rule making or regulatory interpretations by government agencies, it is not possible to accurately predict the aggregate future costs of compliance and their effect on our operations, future net income or financial condition. Notwithstanding our intentions to comply with all legal requirements, if injury to persons or damage to property or contamination of the environment has been or is caused by the conduct of our business or hazardous substances or wastes used in, generated or disposed of by us, we may be liable for such injuries and damages, and be required to pay the cost of investigation and remediation of such contamination.

The amount of such liability could be material, and we may incur material liability in connection with possible claims related to our operations and properties under environmental, health and safety laws.

Future litigation could affect our profitability.

The nature of our business exposes us to various litigation matters including product liability claims, employment matters, environmental matters, regulatory and administrative proceedings, governmental investigations, tort claims and contract disputes. When appropriate, we contest these matters vigorously. Certain, but not all, of these matters are covered by insurance. However, litigation is inherently costly and unpredictable, making it difficult to accurately estimate the outcome of existing or future litigation. Although we make accruals as we believe warranted, the amounts we accrue could vary significantly from any amounts we actually pay due to the inherent uncertainties and shortcomings in the estimation process. Future litigation costs, settlements or judgments could materially and adversely affect our results of operations.

The requirements of complying with the Exchange Act and the Sarbanes-Oxley Act may strain our resources, and our internal control over financial reporting may not be sufficient to ensure timely and reliable external financial reports.

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act. These requirements may place a strain on our systems and resources. The Exchange Act requires that we file annual, quarterly and current reports with respect to our business and financial condition. The Sarbanes-Oxley Act requires, among other things, that we maintain effective disclosure controls and procedures, corporate governance standards and internal control over financial reporting. Section 404 of the Sarbanes-Oxley Act requires that management document and test our internal control over financial reporting and provide management’s conclusion in our Annual Report on Form 10-K for the fiscal year ending May 31, 2007, whether our internal control over financial reporting at May 31, 2007 is effective. To maintain and improve the effectiveness of our disclosure controls and procedures and internal control over financial reporting, significant resources and management oversight will be required and we may need to devote financial resources, additional time and personnel to legal, financial and accounting activities to ensure our ongoing compliance with public company reporting requirements. There is no assurance that we will be able to implement any required changes to correct possible material weaknesses in internal control over financial reporting and sufficiently document and test the revised internal control procedures to make a positive conclusion as to the effectiveness of internal control over financial reporting by May 31, 2007.

Unexpected equipment failures, catastrophic events and scheduled maintenance may lead to production curtailments or shutdowns.

Due to the high fixed cost nature of our business, interruptions in our production capabilities may cause our productivity and results of operations to decline significantly during the affected period. Our manufacturing processes are dependent upon critical pieces of equipment, such as our steel furnaces, continuous casters and rolling equipment, as well as electrical equipment, such as transformers. This equipment may, on occasion, be out of service as a result of unanticipated failures or damaged during accidents. In addition to equipment failures, our facilities are also subject to the risk of catastrophic loss due to unanticipated events such as fires, explosions or violent weather conditions. We experienced a fire at our Virginia plant in fiscal year 2003, and may in the future experience material plant shutdowns or periods of reduced production as a result of equipment failures or catastrophic events. We also have scheduled shut-downs every 12 to 24 months to refurbish our steel production facilities. Any interruption in production capability may require us to make significant capital expenditures to remedy problems. In addition, lost production time could have a negative effect on our profitability and cash flows.

Implementation of our growth strategy has certain risks.

As part of our growth strategy, we may expand existing facilities, build additional plants, acquire other steel assets, enter into joint ventures or form strategic alliances that we believe will expand or complement our existing business. If any of these transactions occur, they will likely involve some or all of the following risks:

•	the potential disruption of our ongoing business;

•	the diversion of resources and management’s time;

•	the inability of management to maintain uniform standards, controls, procedures and policies;

•	the difficulty of managing the operations of a larger company;

•	the risk of becoming involved in labor, commercial or regulatory disputes or litigation related to the new enterprise;

•	the risk of contractual or operational liability to joint venture participants or to third parties as a result of our participation;

•	the difficulty of competing for acquisitions and other growth opportunities with companies having greater financial resources than us; and

•	the difficulty of integrating the acquired operations and personnel into our existing business.

Pursuing our growth strategy may be required for us to remain competitive, but we may not be able to complete any such transactions or obtain financing, if necessary, for such transactions on favorable terms. Future transactions may not improve the competitive position and business prospects as anticipated, and could reduce sales or profit margins, and, therefore, earnings if they are not successful.

If we are unable to protect our intellectual property and prevent its use by third parties, or if our products and methods and the products and methods we license infringe on the intellectual property rights of others, our ability to compete in the market may be harmed.

We rely on patent protection, as well as a combination of copyright, trade secret and trademark laws to protect our proprietary information and technology and prevent others from duplicating certain products and methods. If our patent claims are rendered invalid or unenforceable, or narrowed in scope, the patent coverage afforded certain of our products and methods could be impaired, which could impede our ability to produce and market our products, negatively affect our competitive position and harm our business and operating results.

There is no assurance that our products or methods do not infringe the patents or other intellectual property rights of third parties. Infringement and other intellectual property claims and proceedings brought against us, whether successful or not, could result in substantial costs and harm our reputation. Such claims and proceedings can also distract and divert management and key personnel from other tasks important to the success of our business. In addition, intellectual property litigation or claims could force us to do one or more of the following:

•	cease selling our products or using our methods that incorporate the asserted intellectual property, which could adversely affect our revenue;

•	pay substantial damages for past use of the asserted intellectual property; and

•	obtain a license from the holder of the asserted intellectual property, which license may not be available on reasonable terms, if at all.

We are a party to a number of licenses giving us rights to third-party intellectual property that is useful to our business. Our success will depend in part on the ability of our licensors to obtain, maintain and enforce our licensed intellectual property. Without protection for the intellectual property we license, other companies might be able to offer substantially identical products for sale and use substantially similar methods, which could adversely affect our competitive business position and harm our business prospects.

Our change-in-control provisions could make it more difficult for a third party to acquire us, and discourage a takeover, and may adversely affect our stockholders.

Our certificate of incorporation and bylaws and the Delaware General Corporation Law contain provisions that may have the effect of making more difficult or delaying attempts by others to obtain control of our company, even when these attempts may be in the best interests of stockholders. Delaware law also imposes conditions on certain business combination transactions with “interested stockholders.”

Prior to the spin-off, we adopted a preferred stock purchase rights plan to encourage anyone seeking to acquire our company to negotiate with our board of directors prior to attempting a takeover. While the plan was designed to guard against coercive or unfair tactics to gain control of our company, the rights will have certain anti-takeover effects. The rights will cause substantial dilution to any person or group who attempts to acquire a significant amount of common stock without approval from our board of directors. As a result, the overall effect of the rights may be to render more difficult or discourage or delay any attempt to acquire us. Because we can redeem the rights, the rights will not interfere with a merger or other business combination approved by our board.

We entered into a tax sharing and indemnification agreement with TXI under which we agreed that, among other things, we may not, except in certain specified transactions, redeem our equity securities (or those of certain of our subsidiaries) for two years following the spin-off nor may we liquidate, merge or consolidate with another person or sell, exchange, distribute or otherwise dispose of our assets (or those of certain of our subsidiaries) during the six-month period following the spin-off. Notwithstanding these restrictions, we may take certain actions prohibited by these covenants (other than those described above that are prohibited during the six-month period) if we provide TXI with an IRS ruling or an unqualified opinion of tax counsel, acceptable to TXI, to the effect that these actions will not affect the tax-free nature of the spin-off.

The credit agreement governing our credit facility and the indenture governing our notes contain provisions that may require us to repay our borrowings under our credit facility and repay holders of our notes if a change of control occurs.

These provisions and others that could be adopted in the future could deter unsolicited takeovers or delay or prevent changes in control or management of the Company, including transactions in which stockholders might otherwise receive a premium for their shares over then current market prices. These provisions may limit the ability of stockholders to approve transactions that they may deem to be in their best interests.

Risks Related to our Industry

Our business is sensitive to economic cycles.

A significant percentage of our sales is attributable to the overall level of construction activity since demand for structural steel is derived primarily from non-residential construction. Construction activity in this segment is cyclical and is influenced by prevailing economic conditions, including interest rate levels, inflation, consumer spending habits and employment. The demand for steel products is also generally affected by macroeconomic fluctuations in the U.S. and global economies. Fluctuations in the value of the dollar can be expected to affect our business because a strong U.S. dollar makes imported steel products less expensive, resulting in more imports into the U.S. by foreign competitors.

Future economic downturns, stagnant economies or currency fluctuations could decrease the demand for our products or increase imports, which could have a material adverse effect on our results of operations by decreasing our volume of shipments, sales and profitability. Moreover, our industry is characterized by low backlogs, which means our results of operations are promptly affected by short-term economic fluctuations.

Excess global capacity and the availability of competitive substitute materials have, at times, resulted in intense competition and may, in the future, cause downward pressure on prices.

The domestic and global steel industry is generally characterized by overcapacity, which can have a negative impact on domestic steel prices. Global overcapacity has sometimes resulted in high levels of steel imports into the United States, exerting downward pressure on domestic steel prices and resulting in, at times, a dramatic reduction in, or, in the case of many steel producers, the elimination of gross margins. In addition, in the case of certain product applications, we and other steel manufacturers compete with manufacturers of other materials, including plastic, aluminum, graphite composites, ceramics, glass, wood and concrete. Product substitution could also have a negative impact on demand for steel products and place downward pressure on prices.

In recent years, imports of steel into the United States have adversely affected, and may again adversely affect, U.S. steel prices, which would impact our sales, margins and profitability.

Excessive imports of steel into the United States have in recent years exerted, and may again in the future exert, downward pressure on U.S. steel prices and significantly reduce our sales, margins and profitability. U.S. steel producers compete with many foreign producers. Competition from foreign producers is typically strong, but it increases during some periods as a result of an excess of foreign steelmaking capacity, periodic weakening of the economies of certain foreign steelmaking countries, and a strong U.S. dollar relative to foreign currencies.

Economic difficulties in these countries or a reduction in demand for steel produced by these countries, when those events occur, result in lower local demand for steel products in these countries and tend to encourage greater steel exports to the United States at depressed prices. In addition, while the U.S. dollar is currently relatively weak compared to historical averages, any recovery or increase in the U.S. dollar exchange rate relative to other currencies would improve the competitive position of foreign producers by making the prices of foreign imports more attractive.

In addition, we believe the downward pressure on, and depressed levels of, U.S. steel prices in recent years have been, and may again in the future be, further exacerbated by imports of steel involving dumping and subsidy abuses by foreign steel producers. Some foreign steel producers are owned, controlled or subsidized by foreign governments. As a result, decisions by these producers with respect to their production, sales and pricing are often influenced to a greater degree by political and economic policy considerations than by prevailing market conditions or consideration of profit or loss. For example, between 1998 and 2001, when imports of structural and bar products increased dramatically, domestic steel producers, including us, were adversely affected by unfairly priced or “dumped” imported steel.

USE OF PROCEEDS

This exchange offer is intended to satisfy our obligations under the registration rights agreement dated as of July 5, 2005 with Banc of America Securities LLC, UBS Securities LLC, SunTrust Capital Markets, Inc., Wells Fargo Securities, LLC and Comerica Securities, Inc., as initial purchasers. We will not receive any cash proceeds from the issuance of the exchange notes.

CAPITALIZATION

The following table sets forth our consolidated cash, our long-term payable to TXI and capitalization as of May 31, 2005 (a) on a historical basis and (b) as adjusted to give effect to the offering of the outstanding notes, the exchange offer, the borrowings under the credit facility, the dividend to TXI and the spin-off. This table should be read in conjunction with “Selected Financial Data,” “Unaudited Pro Forma Consolidated Condensed Financial Statements,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the historical consolidated financial statements and notes thereto included elsewhere in this prospectus.

	As of May 31, 2005
	Actual	As adjusted as described above
	(in thousands)
Cash	$9,287	$9,287

Long-term debt
Credit facility (1)	$—	$50,000
Notes	—	300,000

Total long-term debt	—	350,000
Long-term payable to TXI	543,246	—
Stockholders’ equity:
Preferred Stock, $0.01 par value, 10,000,000 shares authorized, none issued	—	—
Common stock, $0.01 par value; 100,000,000 shares authorized, 22,803,867 shares issued and outstanding at May 31, 2005	228	228
Additional paid-in capital	206,818	709,330
Retained earnings (deficit)	144,474	(196,665)

Total stockholders’ equity	351,520	512,893

Total capitalization	$894,766	$862,893

(1)	On a pro forma basis, as of May 31, 2005 in addition to drawing $50 million under our credit facility, we have approximately $5 million letters of credit outstanding, which leaves approximately $95 million available for working capital and general corporate purposes. See “Description of Certain Indebtedness –Senior Secured Revolving Credit Facility.”

SELECTED HISTORICAL CONSOLIDATED FINANCIAL AND OTHER DATA

Set forth below are selected consolidated financial and other data for each of the fiscal years in the period ended May 31, 2005. The consolidated balance sheet data as of May 31, 2005 and 2004 and consolidated statement of operations for each of the three fiscal years in the period ended May 31, 2005, have been derived from our audited consolidated financial statements included in this prospectus. The consolidated balance sheet data as of May 31, 2003 and consolidated statement of operations for the year ended May 31, 2002 have been derived from our audited consolidated financial statements. The historical consolidated balance sheet data as of May 31, 2002 and 2001 and the historical consolidated statement of operations data for the fiscal year ended May 31, 2001 have been derived from our unaudited consolidated financial statements. The consolidated financial statements reflect transactions with TXI and its affiliates on the basis determined by TXI. You should read the information presented below in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes included elsewhere in this prospectus.

The historical financial data include all costs of TXI’s steel business. For all periods presented, these costs include the allocation of certain corporate expenses from TXI. We believe these allocations were made on a reasonable basis. The consolidated financial statements may not necessarily reflect our financial position, results of operations and cash flows in the future or what our financial position, results of operations or cash flows would have been if we had been an independent public company during the periods presented. See “Risk Factors - Risks Related to Our Recently Completed Spin-Off from TXI.”

	Fiscal Years Ended May 31,
	2005	2004	2003	2002	2001
Statement of Operations Data:
Net sales	$1,116,376	$905,324	$645,991	$685,228	$619,785
Costs and expenses (income):
Cost of products sold	925,766	842,228	673,597	640,034	621,493
Selling, general and administrative	28,730	30,173	23,913	30,482	27,161
Interest	47,275	49,597	51,027	50,581	49,929
Other income, net	(5,605)	(7,677)	(1,967)	(15,624)	(4,759)

	996,166	914,321	746,570	705,473	693,824

Income (loss) before income taxes and accounting change	120,210	(8,997)	(100,579)	(20,245)	(74,039)
Income taxes (benefit)	42,090	(3,199)	(36,517)	(7,011)	(24,804)

Income (loss) before accounting change	78,120	(5,798)	(64,062)	(13,234)	(49,235)
Cumulative effect of accounting change – net of income taxes	—	480	—	—	—

Net income (loss)	$78,120	$(5,318)	$(64,062)	$(13,234)	$(49,235)

Basic and diluted earnings (loss) per share:
Income (loss) before accounting change	$3.43	$(.25)	$(2.82)	$(.58)	$(2.17)
Cumulative effect of accounting change	—	.02	—	—	—

Net income (loss)	$3.43	$(.23)	$(2.82)	$(.58)	$(2.17)

Average shares outstanding:
Basic and diluted (1)	22,804	22,804	22,804	22,804	22,804

Balance Sheet Data (at end of period) (2)
Cash	$9,287	$8,575	$3,328	$—	$—
Working capital	324,811	184,523	139,926	203,483	164,889
Property, plant and equipment – net	627,253	650,463	686,767	713,174	748,614
Total assets	1,152,242	1,035,925	986,430	1,078,316	1,060,686
Long-term payable to TXI	543,246	543,246	543,246	543,246	543,246
Stockholders’ equity	351,520	270,801	276,118	340,151	349,212
Other Financial Data:
Ratio of earnings to fixed charges (3)	3.55x	—	—	—	—
Units shipped (tons)
Structural	1,426	1,637	1,464	1,498	1,286
Bar	369	449	360	383	324

Total units shipped	1,795	2,086	1,824	1,881	1,610

(1)	Earnings (loss) per share information for all periods presented has been computed based on the number of shares of the Company’s common stock issued to TXI as of July 29, 2005.

(2)	In connection with our spin-off from TXI on July 29, 2005, we entered into a $150 million credit facility, borrowed $50 million under the credit facility, issued $300 million of 10% senior unsecured notes (the outstanding notes), paid a dividend of $341.1 million to TXI, and settled the remaining intercompany accounts with TXI. See “Recent Developments.”

(3)	The ratio of earnings to fixed charges is computed by dividing earnings by fixed charges. Earnings consist of net income (loss) to which has been added income taxes, amortization of capitalized interest and fixed charges excluding capitalized interest. Fixed charges consist of interest on all indebtedness (including capitalized interest) plus amortization of debt issuance costs and approximately one-third of rental expense. For the years ended May 31, 2004, 2003, 2002 and 2001 our earnings were not sufficient to cover our fixed charges by $7.3 million, $98.9 million, $18.5 million and $72.3 million, respectively.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion in conjunction with the consolidated financial statements and the corresponding notes included elsewhere in this prospectus. Certain statements contained in this Management’s Discussion and Analysis of Financial Condition and Results of Operations are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. See “Forward-Looking Statements.” Such statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. See “Risk Factors.”

Overview

We are a leading supplier of structural steel and specialty bar products. We have plants located in Midlothian, Texas and Dinwiddie County, Virginia that together have an annual rated production capacity of approximately 2.8 million tons of steel. Our facilities produce and sell structural steel, piling products, specialty bar products, merchant bar quality rounds, reinforcing bars and channels. We produce this broad array of steel products utilizing recycled steel scrap obtained from crushed automobiles and other sources as the principal raw material. Our products are sold principally to steel service centers, fabricators, cold finishers, forgers and original equipment manufacturers and are distributed primarily to markets in North America.

Our sales prices closely track domestic steel industry sales prices and are market based. Domestic demand for structural steel is derived primarily from non-residential construction. Therefore, a significant percentage of our sales are attributable to the level of non-residential construction activity in the United States. The level of activity in non-residential construction is cyclical and is influenced by prevailing economic conditions, including interest rate levels, inflation, consumer spending habits and employment. In addition, we compete in a global steel industry and domestic prices are significantly influenced by global industry prices. The global steel industry is generally characterized by overcapacity, which in the past has resulted in high levels of steel imports into the United States, exerting downward pressure on domestic steel prices. In the last year, world-wide steel and steel scrap demand has increased, due in part to the economic expansion of China. The increased steel demand and the relatively weak U.S. dollar have helped curb imports into the United States. These domestic and global factors have combined to produce higher selling prices and record operating profits for us. Should global demand weaken, or steel production increase materially, foreign steel production that is currently being exported to or consumed by other countries, including China, may instead be exported to the United States. Additional steel imports into the United States, declining non-residential construction or a material increase in domestic steel production could cause our selling prices to fall. A significant decline in sales prices could materially and adversely affect our financial condition and results of operations.

Our business requires large amounts of capital investment, raw material, energy, labor and maintenance, and our future success depends on continued access to these resources. At full capacity, our annual steel scrap usage would be 3.4 million tons, which would represent approximately 6% of the U.S. scrap market. We make predominately all steel scrap purchases on the open market where prices are subject to market forces beyond our control. A major portion of the shredded steel requirements of our Texas plant is produced by our on-site shredder operation primarily utilizing crushed auto bodies purchased on the open market. The shredding operation gives us a competitive advantage by providing usable scrap at reduced cost compared to similarly prepared scrap available on the open market. The geographical market that supplies the Texas plant provides some protection from sharply higher raw material prices caused in part by the economic expansion in China, which now consumes approximately one fourth of the world’s steel. Our Virginia plant began receiving scrap from our on-site shredding facility (which is operated by an unrelated party) in the fourth quarter of fiscal year 2005. We believe there will be adequate sources of our principal raw materials to meet our near term needs, although probably at higher prices than has historically been the case due to increased global demand for steel.

Various Aspects of Spin-Off from TXI

We became an independent public company on July 29, 2005, as a result of our spin-off from TXI.

When we were a wholly-owned subsidiary of TXI, TXI utilized a centralized cash management program for all of its subsidiaries through which we received payments from TXI as a result of cash received from product sales or made payments to TXI or its subsidiaries for purchases of materials or services or for costs incurred on our behalf, including raw material procurement, payroll and capital expenditures. As a result of the spin-off, we are no longer part of this program.

The accompanying financial statements include all costs of our steel business. For all periods presented, these costs include the allocation of certain corporate expenses from TXI. TXI’s corporate expenses were allocated to us based on either the percentage of time employees incurred performing services for us or specifically identified costs incurred by TXI for us. Management believes the allocations were made on a reasonable basis. However, the consolidated financial statements may not necessarily reflect our financial position, results of operations and cash flows in the future. See “Risk Factors—Risks Related to Our Recently Completed Spin-Off from TXI.”

TXI, through one of its subsidiaries, previously provided us with common carrier services, transporting finished product to our customers and backhauling materials and supplies for us. These costs have been included in cost of products sold in the consolidated statements of operations and were $6.6 million in 2005, $5.9 million in 2004 and $6.0 million in 2003. We believe the rates charged to us for transportation services approximate the rates that would have been charged by third parties. Following the spin-off, we are utilizing assets transferred to us by TXI to operate our own common carrier service.

During the periods presented, interest on our balances with TXI and its subsidiaries accrued at a rate of 8%. This rate would not necessarily represent the rate we would be able to obtain on loans from unaffiliated third parties. See “Impact of the Distribution and Separation from TXI.”

Since 1986, TXI included our operations in its United States consolidated federal income tax return. TXI also included us with it or certain of its subsidiaries in consolidated, combined or unitary income tax groups for state tax purposes as required by law. The provision (benefit) for deferred income taxes for the periods presented has been determined as if we had filed separate tax returns. TXI managed its tax position for the benefit of its entire portfolio of businesses and its tax strategies are not necessarily reflective of the tax strategies we will follow.

At various times items of intercompany indebtedness were settled between and among us and our subsidiaries and TXI and its subsidiaries. These intercompany accounts were settled through offsets, contributions of such indebtedness to our capital and other non-cash transfers. By the effective date of the spin-off, TXI had contributed to capital the net intercompany indebtedness owed to it by the Company and our subsidiaries (approximately $502.5 million at May 31, 2005).

Results of Operations

Fiscal Year ended 2005 Compared to Fiscal Year 2004.

	Fiscal Years Ended May 31,		Change	% Change
	2005	2004
	(in thousands, except per ton data)
Net sales
Structural mills	$790,789	$643,043	$147,746	23.0%
Bar mill	238,934	177,967	60,967	34.3%
Other products	32,254	27,076	5,178	19.1%
Delivery fees	54,399	57,238	(2,839)	(5.0%)

Total	$1,116,376	$905,324	$211,052	23.3%

Units shipped (tons)
Structural	1,426	1,637	(211)	(12.9%)
Bar	369	449	(80)	(17.8%)

Total	1,795	2,086	(291)	(14.0%)

Average sales price per ton
Structural	$555	$393	$162	41.2%
Bar	647	396	251	63.4%
Total	574	394	180	45.7%

Net sales	$1,116,376	$905,324	$211,052	23.3%
Costs and expenses (income)
Cost of products sold	925,766	842,228	83,538	9.9%
Selling, general and administrative	28,730	30,173	(1,443)	(4.8%)
Interest	47,275	49,597	(2,322)	(4.7%)
Other income, net	(5,605)	(7,677)	2,072	(27.0%)

	996,166	914,321	81,845	9.0%

Income (loss) before income taxes and accounting change	120,210	(8,997)	129,207	N/M
Income taxes (benefit)	42,090	(3,199)	45,289	N/M

Income (loss) before accounting change	78,120	(5,798)	83,918	N/M
Cumulative effect of accounting change-net of income taxes	—	480	(480)	N/M

Net income (loss)	$78,120	$(5,318)	$83,438	N/M

N/M – Not Meaningful

Net sales. During fiscal 2005, our total net sales increased $211.1 million to a record level of $1.1 billion. The favorable market conditions caused by the multiple economic factors discussed in the Overview portion of this Management’s Discussion and Analysis resulted in an increase of 45.7% in the average sales price for our rolled product. Bar product average selling price was enhanced by a greater mix of higher margin special bar quality sales than the prior year. Shipping volumes for bar and structural products diminished in fiscal 2005 as selling prices stabilized and service center customers reduced their inventories compared to the prior year period, during which service center customers increased inventories in anticipation of higher prices. Increased pricing for rolled product accounted for approximately $322.8 million of increased net sales, while the decrease in volumes accounted for approximately $114.1 million in decreased net sales.

Cost of products sold. Cost of products sold in fiscal 2005 was $925.8 million, including depreciation and amortization, an increase of $83.5 million from the prior year. The increase was due primarily to a 37.8% increase in raw material unit costs reflecting increased pricing as a result of the increase in global demand for our raw materials, principally scrap steel. After the unprecedented increase in raw material prices in fiscal 2004 as a result of the increase in global demand, our raw material prices began to stabilize in the third quarter of fiscal 2005. We expect average raw material prices to increase in the first half of fiscal 2006.

Selling, general and administrative. Selling, general and administrative expense in fiscal 2005 decreased $1.4 million from the prior year as a decrease in bad debt expense of $2.0 million due to the write-off of a large customer’s account in fiscal 2004, and a decrease in other administrative expenses of $1.9 million were partially offset by a $2.5 million increase in incentive compensation expense as a result of our higher profitability.

Interest. Interest expense decreased $2.3 million to $47.3 million in fiscal 2005, which was the interest charged on the balance due TXI that primarily resulted from cash advances received for the construction of the Virginia plant.

Other income, net. Other income, net in fiscal 2005 decreased $2.1 million primarily due to $4.2 million received from our litigation against certain graphite electrode suppliers in the prior year.

Income taxes (benefit). During fiscal 2005 our provision for income tax was $42.1 million, compared to a benefit from income tax of $3.2 million during fiscal 2004, due to improved pre-tax results. There was no material change in our effective tax rate from the prior year.

On October 22, 2004, the American Jobs Creation Act of 2004 (the “Jobs Creation Act”) became law. Among other provisions, the Jobs Creation Act allows a deduction for income from qualified domestic production activities, which will be phased in from 2005 through 2010. We are currently evaluating the impact of the new law on our future taxable income. For financial reporting purposes, any deductions for qualified domestic production activities will be accounted for as a special deduction rather than as a rate reduction. Accordingly, any benefit from the deduction will be reported in the period in which the deduction is realized.

Cumulative effect of accounting change—net of income taxes. Effective June 1, 2003, we adopted Statement of Financial Accounting Standards No. 143, “Accounting for Asset Retirement Obligations,” which applies to legal obligations associated with the retirement of long-lived assets. We incur legal obligations for asset retirement as part of our normal operations related to land reclamation and Resource Conservation and Recovery Act closures. Application of the new rules resulted in a cumulative benefit of $0.5 million, net of income taxes of $0.3 million in fiscal 2004.

Net income (loss). Net income improved $83.4 million in fiscal 2005 due to the factors discussed above.

Fiscal Year 2004 Compared to Fiscal Year 2003

	Fiscal Years Ended May 31,		Change	% Change
	2004	2003
	(in thousands, except per ton data)
Net sales
Structural mills	$643,043	$460,227	$182,816	39.7%
Bar mill	177,967	116,231	61,736	53.1%
Other products	27,076	18,921	8,155	43.1%
Delivery fees	57,238	50,612	6,626	13.1%

Total	$905,324	$645,991	$259,333	40.1%

Units shipped (tons)
Structural	1,637	1,464	173	11.8%
Bar	449	360	89	24.7%

Total	2,086	1,824	262	14.4%

Average sales price per ton
Structural	$393	$314	$79	25.2%
Bar	396	323	73	22.6%
Total	394	316	78	24.7%

Net sales	$905,324	$645,991	$259,333	40.1%
Costs and expenses (income)
Cost of products sold	842,228	673,597	168,631	25.0%
Selling, general and administrative	30,173	23,913	6,260	26.2%
Interest	49,597	51,027	(1,430)	(2.8%)
Other income, net	(7,677)	(1,967)	(5,710)	290.3%

	914,321	746,570	167,751	22.5%

Income (loss) before income taxes and accounting change	(8,997)	(100,579)	91,582	N/M
Income taxes (benefit)	(3,199)	(36,517)	33,318	N/M

Income (loss) before accounting change	(5,798)	(64,062)	58,264	N/M
Cumulative effect of accounting change-net of income taxes	480	—	480	N/M

Net income (loss)	$(5,318)	$(64,062)	$58,744	N/M

N/M – Not Meaningful

Net sales. During fiscal 2004, our total net sales increased $259.3 million to $905.3 million. The favorable market conditions caused by the multiple economic factors discussed in the Overview portion of this Management’s Discussion and Analysis resulted in an increase of 24.7% in the average sales price for our rolled product. Bar product average selling price was enhanced by a higher mix of higher margin special bar quality sales than the prior period. Shipments in fiscal 2004 increased 14.4% to 2.1 million tons as a result of increased shipping levels for structural and bar products in the last half of the year as steel service centers built inventories by accelerating purchases to avoid incremental price increases. Increased pricing for rolled product accounted for approximately $161.0 million of increased net sales, while the increase in volumes accounted for approximately $83.0 million of increased net sales.

Cost of products sold. Cost of products sold in fiscal 2004 was $842.2 million, including depreciation and amortization, an increase of $168.6 million from the prior year. The increase was the result of higher shipments and the effect of higher raw material costs on unit costs. We experienced dramatic increases in the cost of steel scrap, the principal raw material used in our steel production, as prices trended upward throughout the two years in the period ended May 31, 2004. These costs increased 40% in fiscal 2004 from the prior year, with the majority of the increase occurring in the second half of the year as global demand for metallic products increased. The increased costs were partially offset by improved operating efficiencies at the Virginia plant due to increased production levels. Depreciation and amortization increased from the prior year due to capital expenditures for normal replacement and technological upgrades of existing equipment.

Selling, general and administrative. Selling, general and administrative expense increased $6.2 million primarily due to a $1.7 million increase in incentive compensation due to improved operating results and a $2.0 million increase in bad debt expense as the result of the write-off of a large customer’s account.

Interest. Interest expense decreased $1.4 million to $49.6 million in fiscal 2004, which was the interest charged on the balance due TXI that primarily resulted from cash advances received for the construction of the Virginia plant.

Other income, net. Other income, net increased $5.7 million in fiscal 2004 from the prior fiscal year and included $4.2 million obtained from our litigation against certain graphite electrode suppliers.

Income taxes (benefit). During fiscal 2004, our benefit from income tax was $3.2 million, compared to $36.5 million during fiscal 2003 due to improved pre-tax results. There was no material change in our effective tax rate from the prior year.

Cumulative effect of accounting change—net of income taxes. Effective June 1, 2003, we adopted Statement of Financial Accounting Standards No. 143, “Accounting for Asset Retirement Obligations,” which applies to legal obligations associated with the retirement of long-lived assets. We incur legal obligations for asset retirement as part of our normal operations related to land reclamation and Resource Conservation and Recovery Act closures. Application of the new rules resulted in a cumulative benefit of $0.5 million, net of income taxes of $0.3 million, in fiscal 2004.

Net income (loss). Net income (loss) improved $58.7 million in fiscal 2004 due primarily to the factors discussed above.

Critical Accounting Policies

The preparation of financial statements and accompanying notes in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported. Changes in the facts and circumstances could have a significant impact on the resulting financial statements. We believe the following critical accounting policies affect our more complex judgments and estimates.

Inventories. Inventories are stated at the lower of cost or market. Cost is determined principally using the last-in, first-out method of accounting. Management evaluates the current trend of selling prices and estimates market value based on expected near-term selling prices.

Environmental liabilities. We are subject to environmental laws and regulations established by federal, state and local authorities and make provision for the estimated costs related to compliance when it is probable that a reasonably estimable liability has been incurred.

Legal contingencies. We are defendants in lawsuits that arose in the normal course of business and make provision for the estimated loss from any claim or legal proceeding when it is probable that a reasonably estimable liability has been incurred.

Long-lived assets. Management reviews long-lived assets for impairment whenever changes in circumstances indicate that the carrying amount of the assets may not be recoverable and would record an impairment charge if necessary. Such evaluations compare the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset and are significantly impacted by estimates of future prices for our products, capital needs, economic trends and other factors.

Goodwill. We test goodwill for impairment at least annually. If the carrying amount of the goodwill exceeds its fair value, an impairment loss is recognized. In applying a fair-value-based test, estimates are made of the expected future cash flows to be derived from the applicable reporting unit. Similar to the review for impairment of other long-lived assets, the resulting fair value determination is significantly impacted by estimates of future prices for our products, capital needs, economic trends and other factors. The fair value of our goodwill exceeds its carrying value.

New accounting pronouncements. In December 2004, the FASB issued SFAS No. 123R, “Share-Based Payment.” SFAS No. 123R is a revision of SFAS No. 123, “Accounting for Stock Based Compensation,” and supersedes APB No. 25. Among other items, SFAS No. 123R eliminates the use of APB No. 25 and the intrinsic value method of accounting, and requires companies to recognize the cost of employee services received in exchange for awards of equity instruments, based on the grant date fair value of those awards, in the financial statements. The current effective date of SFAS No. 123R is the first fiscal year beginning after June 15, 2005, which will be the first quarter of our fiscal year ending May 31, 2007. We currently expect to adopt SFAS No. 123R effective June 1, 2006 using the “modified prospective” method. Under the modified prospective method, compensation cost is recognized in the financial statements beginning with the effective date, based on the requirements of SFAS No. 123R for all share-based payments granted after that date, and based on the requirements of SFAS No. 123 for all unvested awards granted prior to the effective date of SFAS No. 123R. Financial information for periods prior to the date of adoption of SFAS No. 123R would not be restated. We currently utilize a standard option pricing model (i.e., Black-Scholes) to measure the fair value of stock options granted to employees. While SFAS No. 123R permits entities to continue to use such a model, the standard also permits the use of a “lattice” model. We have not yet determined which model we will use to measure the fair value of awards of equity instruments to employees upon the adoption of SFAS No. 123R.

The adoption of SFAS No. 123R will have a significant effect on our future results of operations. However, it will not have an impact on our consolidated financial position. The impact of SFAS No. 123R on our results of operations cannot be predicted at this time, because it will depend on the number of equity awards granted in the future, as well as the model used to value the awards. However, had we adopted the requirements of SFAS No. 123R in prior periods, the impact would have approximated the amounts disclosed in Note 5 in the Notes to Consolidated Financial Statements.

SFAS No. 123R also requires that the benefits associated with the tax deductions in excess of recognized compensation cost be reported as a financing cash flow, rather than as an operating cash flow as required under current literature. This requirement will reduce net operating cash flows and increase net financing cash flows in periods after the effective date. These future amounts cannot be estimated, because they depend on, among other things, when employees exercise stock options. However, the amount of operating cash flows recognized in prior periods for such excess tax deductions, for fiscal 2004, 2003 and 2002 were not material.

In December 2004, the FASB issued SFAS No. 151, “Inventory Costs, an amendment of ARB No. 43, Chapter 4,” which will become effective for the Company beginning June 1, 2006. This standard clarifies that abnormal amounts of idle facility expense, freight, handling costs and wasted material should be expensed as incurred and not included in overhead. In addition, this standard requires that the allocation of fixed production overhead cost to inventory be based on the normal capacity of the production facilities. We are currently evaluating the potential impact of this standard on our financial position and results of operations.

In May 2005, the Financial Accounting Standards Board issued SFAS No. 154, “Accounting Changes and Error Corrections,” which is effective for the Company for reporting changes in accounting principles beginning June 1, 2006. SFAS No. 154 changes the reporting of a change in accounting principle to require retrospective application to prior periods’ financial statements, unless explicit transition provisions are provided for in new accounting pronouncements or existing pronouncements that are in the transition phase when SFAS No. 154 becomes effective.

Liquidity and Capital Resources

We fund working capital requirements and capital expenditures primarily with cash from operations. Historically we financed major capital expansion projects with cash from operations and advances from TXI. In addition, we lease certain mobile and other equipment used in our operations under operating leases that in the normal course of business are renewed or replaced by subsequent leases.

Net working capital at May 31, 2005 increased $140.3 million to $324.8 million from May 31, 2004, reflecting a $139.0 million increase in current assets and a $1.3 million decrease in current liabilities. The increase in current assets was primarily due to an increase in inventories of $69.1 million as a result of higher volumes and higher raw material costs. The payable to TXI decreased $76.2 million during fiscal 2005 as improved pre-tax results allowed us to reduce outstanding balances to TXI. Accounts receivable, net increased $24.2 million in fiscal 2005 due to higher sales in the month of May 2005 compared to the prior year period. Prepaid expenses increased primarily due to an increase in unamortized shutdown costs of $4.9 million, which are amortized over the benefited period, typically 12 months.

Net working capital at May 31, 2004 increased $44.6 million to $184.5 million from May 31, 2003, reflecting a $101.2 million increase in accounts receivable due to the termination of an agreement to sell trade receivables. See Note 3 in the Notes to Consolidated Financial Statements. Short term amounts payable to TXI increased $44.9 million in fiscal 2004 to meet our operating cash needs. Prepaid expenses decreased $6.4 million in fiscal 2004 primarily due to a decrease in unamortized costs of scheduled plant shutdowns of $4.8 million.

Cash flows

Net cash provided by operating activities includes the effects of TXI’s centralized cash management program for all of its subsidiaries, through which we have received advances from and made transfers to TXI depending on our cash requirements. These transactions have been treated as amounts payable to and receivable from TXI.

Net cash provided by operating activities increased $8.4 million in fiscal 2005 to $27.7 million, compared to the prior year. Net income and the related effect of deferred income taxes increased cash flows $103.1 million, which was offset predominately by an increase in cash used for inventories of $69.1 million due to higher raw material costs and volumes. The change in accounts receivable, trade accounts payable and amounts payable to and receivable from TXI reflected the termination of the agreement to sell trade receivables.

Net cash provided by operating activities decreased $8.8 million in fiscal 2004 to $19.3 million primarily as a result of decreased net advances received from TXI and offset by higher net income due to increased pricing and the related effect of deferred income taxes. Changes in working capital items were primarily the result of higher steel prices that increased net receivables by $37.5 million in addition to the termination of the agreement to sell trade receivables which resulted in a total change of $101.2 million.

Net cash provided by operating activities increased $10.6 million in fiscal 2003 to $28.1 million reflecting a $108.6 million increase in net advances received from TXI to offset the decline in profitability as a result of a decline in shipments and average selling price due to the decline in non-residential construction and continuing pressure from imports. Also, net cash provided by operating activities was negatively impacted as the deferred tax provision for the year reflected $29.4 million of reduced expense as a result of an $83.9 million net operating loss carryforward.

Net cash used by investing activities was $27.0 million in fiscal 2005, $14.1 million in fiscal 2004 and $23.2 million in fiscal 2003. Capital expenditures were $26.6 million in fiscal 2005, $13.9 million in fiscal 2004 and $22.3 million in fiscal 2003. Capital expenditures for normal replacement and improvement of our existing equipment are currently estimated to be approximately $30 million over the next 12 months.

Net cash provided (used) by financing activities was $1.6 million in fiscal 2003 as we repaid the entire amount of our third party debt.

Impact of the distribution and separation from TXI

On June 16, 2005, we entered into a credit facility which provides up to $150 million of available borrowings. The credit facility includes a $25 million sub-limit for letters of credit. Any outstanding letters of credit will be deducted from the borrowing availability under the credit facility. Amounts drawn under the credit facility will bear interest either at LIBOR plus a margin of 1.00% to 1.75%, or at a base rate (which will be the higher of the federal funds rate plus 0.5% and the prime rate) plus a margin of up to 1.00%. The interest rate margins are subject to adjustments based on our leverage ratio. The commitment fee calculated on the unused portion of the credit facility will range from 0.25% to 0.50% per year based on our leverage ratio. The credit facility matures June 16, 2010 and may be terminated at any time. The credit facility is secured by security interests in all of or most of our existing and future accounts and inventory, certain related personal property and in all of the equity interest in our present and future domestic subsidiaries and 66% of the equity interest in our present and future foreign subsidiaries. The credit facility contains covenants restricting, among other things, prepayment or redemption of our other debt, distributions, dividends, and repurchases of capital stock and other equity interests, acquisitions and investments, indebtedness, liens and affiliate transactions. We are required to comply with certain financial tests and to maintain certain financial ratios, such as leverage and interest coverage ratios. On July 6, 2005, we borrowed $50 million under the credit facility. The amount borrowed under the credit facility will fluctuate based upon our cash flow and working capital needs.

In addition, on July 6, 2005, we issued $300 million aggregate principal amount of outstanding notes due July 15, 2013. The outstanding notes are unsecured and will effectively be subordinated in right of payment to all of our existing and future senior secured debt, including borrowings under our credit facility. All of our consolidated subsidiaries have guaranteed the outstanding notes. The guarantees are full and unconditional and are joint and several. At May 31, 2005, we had no significant assets or operations independent of our investment in our subsidiaries. The indenture governing the outstanding notes contains covenants that will limit our ability and the ability of our subsidiaries to, among other things, incur additional indebtedness, pay dividends or make other distributions or repurchase or redeem stock, make investments, sell assets, incur liens, enter into agreements restricting the ability to pay dividends, enter into transactions with affiliates and consolidate, merge or sell all or substantially all of our or their assets.

We used the net proceeds from our credit facility borrowings and the outstanding notes to pay a cash dividend of $341.1 million to TXI on July 6, 2005.

Any inter-company accounts to TXI that remained immediately prior to the distribution were contributed to our capital. As a result of the these transactions, we expect our interest expense will decrease to an estimated annualized expense of approximately $34 million at the anticipated level of borrowings at the time of distribution, compared to historical interest expense of approximately $47 million for the year ended May 31, 2005.

The accompanying financial statements include all costs of our steel business. For all periods presented, these costs include the allocation of certain corporate expense from TXI. TXI’s corporate expenses have been allocated to us based on either the percentage of time employees incurred in performing services for us or specifically identified costs incurred by TXI for us. Management believes the allocations were made on a reasonable basis. However, the consolidated financial statements may not necessarily reflect our financial position, results of operations and cash flows in the future.

We believe the net cash provided by our operating activities, supplemented as necessary with borrowings under our credit facility, and existing cash will provide sufficient resources to meet our working capital requirements, debt service and other cash needs over the next year.

UNAUDITED PRO FORMA CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

The unaudited pro forma consolidated condensed financial statements presented below consist of the unaudited pro forma consolidated condensed balance sheet as of May 31, 2005 and the unaudited pro forma consolidated condensed statement of operations for the year ended May 31, 2005. The unaudited pro forma consolidated condensed financial statements presented below should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and corresponding notes included in this prospectus. The unaudited pro forma consolidated condensed financial statements have been prepared giving effect to our recent financings, the $341.1 million dividend we paid to TXI and the contributions to capital by TXI as if these transactions occurred as of May 31, 2005 for the unaudited pro forma consolidated condensed balance sheet and as of June 1, 2004 for the unaudited pro forma consolidated condensed statement of operations for the year ended May 31, 2005.

The unaudited pro forma consolidated condensed balance sheet and unaudited pro forma consolidated condensed statements of operations included in this prospectus have been derived from our financial statements included in this prospectus and do not purport to represent what our financial position and results of operations actually would have been had the distribution and related transactions occurred on the dates indicated or to project our financial performance for any future period.

CHAPARRAL STEEL COMPANY

UNAUDITED PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEET

As of May 31, 2005

(In thousands)

	Historical	Pro Forma Adjustments		Pro Forma
Assets
Current assets:
Cash and equivalents	$9,287	$300,000	(a)	$9,287
		50,000	(b)
		(8,861	)(c)
		(341,139	)(e)
Accounts receivable – net	127,383	—		127,383
Inventories	246,223	—		246,223
Receivable from affiliates	40,734	(40,734	)(d)	—
Prepaid expenses	11,097	—		11,097

Total current assets	434,724	(40,734)		393,990

Other assets:
Goodwill	85,166	—		85,166
Investments and deferred charges	5,099	8,861	(c)	13,960

	90,265	8,861		99,126

Property, plant and equipment – net	627,253	—		627,253

Total assets	$1,152,242	$(31,873)		$1,120,369

Liabilities and Stockholders’ Equity
Current liabilities:
Trade accounts payable	$88,980	$—		$88,980
Accrued wages, taxes and other liabilities	20,933	—		20,933

Total current liabilities	109,913	—		109,913

Deferred income taxes and other credits	147,563	—		147,563
Long-term debt	—	300,000	(a)	350,000
		50,000	(b)
Long-term payable to TXI	543,246	(543,246	)(d)	—

Stockholders’ equity:
Common stock	228	—		228
Additional paid-in capital	206,818	502,512	(d)	709,330
Retained earnings (deficit)	144,474	(341,139	)(e)	(196,665)

Total stockholders’ equity	351,520	161,373		512,893

Total liabilities and stockholders’ equity	$1,152,242	$(31,873)		$1,120,369

Shares issued and outstanding	22,804	—		22,804

See notes to unaudited pro forma consolidated condensed financial statements.

CHAPARRAL STEEL COMPANY

UNAUDITED PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS

For the Year Ended May 31, 2005

(In thousands, except per share amounts)

	Historical	Pro Forma Adjustments		Pro Forma
Net sales	$1,116,376	$—		$1,116,376

Costs and expenses (income)
Cost of products sold	925,766	—		925,766
Selling, general and administrative	28,730	—		28,730	(j)
Interest	47,275	(47,275	)(f)	34,085
		34,085	(g)
Other income	(5,605)	—		(5,605)

	996,166	(13,190)		982,976

Income before income taxes and accounting change	120,210	13,190		133,400
Income taxes	42,090	4,616	(h)	46,706

Income before accounting change	$78,120	$8,574		$86,694

Share information (i)
Net earnings per share:
Basic and diluted	$3.43			$3.80

Weighted average shares outstanding:
Basic and diluted	22,804	—		22,804

See notes to unaudited pro forma consolidated condensed financial statements.

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

The unaudited pro forma consolidated condensed balance sheet includes the following adjustments as of May 31, 2005:

(a)	Reflects issuance of $300 million of 10% exchange notes due July 2013.

(b)	Reflects borrowings of $50 million under the $150 million credit facility due June 2010.

(c)	Reflects payment of loan costs associated with our new debt facilities described in (a) and (b).

(d)	Reflects contribution of TXI intercompany accounts to capital.

(e)	Reflects dividend payment to TXI of $341.1 million.

The accompanying unaudited pro forma consolidated condensed statement of operations reflects the following pro forma adjustments:

(f)	Reflects the elimination of the historical interest expense on long-term payable due to TXI. The outstanding balance due to TXI as of the distribution date was contributed to our capital.

(g)	Reflects the estimated annual interest expense including amortization of estimated debt costs. Interest expense was estimated based on the initial $50 million advance under a five-year revolving secured $150 million credit facility at a LIBOR-based floating interest rate assumed to have been 5.0% for the year ended May 31, 2005; the issuance of $300 million of senior unsecured notes with a fixed interest rate of 10.0% per annum. If the interest rate on the LIBOR based debt were to increase or decrease by 0.125% for the year, annual interest expense would increase or decrease by approximately $62,500.

Amortization of estimated capitalizable debt origination fees and expenses was calculated using the terms of the respective debt agreements.

(h)	Reflects the estimated tax impact at statutory rates for pro forma adjustments described in notes (f) and (g).

(i)	Pro forma basic and diluted net earnings per share are computed based on the number of shares of the Company’s common stock issued to TXI as of July 29, 2005.

(j)	The pro forma statement of operations excludes estimated incremental selling and administrative expenses we expect to incur to operate as an independent public company.

Contractual obligations

The following table summarizes our future payments under material contractual obligations to third parties at May 31, 2005 after giving effect to the July 6, 2005 initial borrowing under our credit facility and the issuance of $300 million of the outstanding notes.

	Fiscal Years
	Total	2006	2007	2008	2009-2010	After 2010
	(in thousands)
Long-term debt	$350,000	$—	$—	$—	$—	$350,000
Processed gas supply contract purchase obligations	44,126	5,813	5,813	5,813	11,626	15,061
In-plant mill services purchase obligations	31,694	4,453	4,453	4,453	8,906	9,429
Defined benefit plan	37,922	188	189	353	1,271	35,921
Asset retirement obligations	19,127	30	31	32	67	18,967
Operating lease obligations	1,219	1,017	184	17	1	—

Total	$484,088	$11,501	$10,670	$10,668	$21,871	$429,378

We have entered into an agreement to purchase a minimum monthly amount of processed gases at a base price adjusted quarterly based upon a percentage change in the producer price index. The gases are produced from a facility located at our Texas facility and owned and operated by an independent third party. This agreement expires on August 31, 2012. At May 31, 2005, the minimum monthly charge was approximately $0.4 million. We entered into a similar agreement to purchase processed gases for the Virginia facility with the same third party which expires in December 2014. The agreement specifies that we will purchase a minimum monthly amount of processed gases at a base price adjusted quarterly based upon a similar formula. At May 31, 2005, the minimum monthly charge was approximately $0.1 million. We believe our minimum purchase requirements will be satisfied by our consumption of the products in the normal course of our business.

We have entered into an agreement to purchase a minimum monthly amount of mill services at our Texas facility. This agreement expires in December 2014. At May 31, 2005, the minimum monthly charge was approximately $5,000. We have entered into a similar agreement to purchase a minimum monthly amount of mill services for the Virginia facility. This agreement expires in June 2012. At May 31, 2005, the minimum monthly charge was approximately $0.4 million. We believe that our minimum purchase requirements will be satisfied by our consumption of the products in the normal course of our business.

On July 21, 2005, the Board of Directors approved the Chaparral Steel Company Financial Security Plan which provides retirement and death benefits for our employees with the same terms and conditions of the TXI plans which previously covered these employees.

The asset retirement obligations represent the estimated undiscounted costs for legal obligations associated with the retirement of long-lived assets. We lease certain mobile and other equipment, office space and other items, which in the normal course of business are renewed or replaced by subsequent leases. Total expense for such operating leases amounted to $2.0 million in fiscal 2005, $2.0 million in fiscal 2004 and $2.8 million in fiscal 2003.

Other Items

Off-balance sheet arrangements. We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Environmental matters. We are subject to federal, state and local environmental laws and regulations concerning, among other matters, air emissions, furnace dust disposal and wastewater discharge. We believe we are in substantial compliance with applicable environmental laws and regulations; however, from time to time we receive claims from federal and state environmental regulatory agencies and entities asserting that we are or may be in violation of certain environmental laws and regulations. Based on our experience in dealing with such claims in the past and the information currently available to us regarding any potential or outstanding claims, we believe that such claims will not have a material impact on our financial condition or results of operations. Despite our compliance and experience, it is possible that we could be held liable for future charges which might be material but are not currently known or estimable. In addition, changes in federal or state laws, regulations or requirements or discovery of currently unknown conditions could require additional expenditures by us.

Inflation. We believe inflation has not had a material effect on our results of operations.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Market Risk

We have not entered into derivatives or other financial instruments for trading or speculative purposes.

On July 6, 2005, we entered into a senior secured revolving credit facility, or the credit facility, which provides up to $150 million of available borrowings. Amounts drawn under the credit facility bear interest either at LIBOR plus a margin of 1.00% to 1.75%, or at a base rate (which will be the higher of the federal funds rate plus 0.50% and the prime rate) plus a margin of up to 1.00%. The interest rate margins are subject to adjustments based on our leverage ratio. Accordingly, fluctuations in interest rates will impact the interest we pay on borrowings under our credit facility. On July 6, 2005, we also issued $300 million aggregate principal amount of outstanding notes. Although fluctuations in interest rates will not impact the interest we pay on this debt, it would impact the fair value of this debt.

In the normal course of our business, we are exposed to market risk for price fluctuations related to the sale of steel products and to the purchase of commodities used in the steel production process, principally scrap steel, electricity and natural gas. We attempt to negotiate the best prices for our raw materials and energy requirements and to obtain prices for our steel products that match market price movements in response to supply and demand. Beginning in January 2004, we implemented a raw material surcharge program, derived from a published scrap price index, designed to pass some of the increased costs associated with rising raw material prices through to customers.

Steel mini-mills consume large amounts of electricity and natural gas. The electric industry has been deregulated in Texas since January 2002. The Texas plant purchases electricity through a local retail electric provider using various long and short term supply arrangements. The Commonwealth of Virginia is in transition to a deregulated market for electricity. Electricity for the Virginia plant is purchased through the local utility under an interruptible supply contract with periodic adjustments for fuel costs. Natural gas is purchased from local gas marketers and delivered to our plants through local transportation agreements. Historically, we have not used financial instruments to mitigate price fluctuations on such purchases, however we may use such financial instruments when appropriate.

During the fiscal year ended May 31, 2005, all of our foreign sales and purchases were denominated in U.S. dollars, thereby eliminating the currency exchange risks on these transactions.

INDUSTRY OVERVIEW

The following discussion is intended to provide background information concerning the industry in which we operate. Please note, however, that industry trends or other factors discussed below may not affect our business in the same manner or to the same degree as the industry generally. Some of the information included in the following discussion is based on predictions and projections. These predictions and projections are subject to inherent uncertainties. Consequently, actual results may differ materially from those expressed in or implied by these predictions and projections. See “Forward-Looking Statements.” For specific information about our business and operating results, see “Our Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the other information contained in this prospectus.

The steel industry is generally composed of two major types of producers: integrated mills and mini-mills. Integrated mills, which use blast furnaces to make molten steel from iron ore and coke, are more energy and capital-intensive than mini-mills, which melt recycled steel scrap with electric arc furnaces. As a group, mini-mills are generally characterized by a lower cost of production and higher productivity than integrated mills. Moreover, mini-mills have tended to employ a management culture that emphasizes flexible, incentive-oriented non-union labor practices designed to encourage productivity and efficiency. The smaller plant size of a mini-mill also permits greater flexibility in the choice of location for the mini-mill to optimize scrap supply, energy costs, infrastructure and distribution. As mini-mill production technologies have evolved, mini-mill producers have displaced integrated producers as manufacturers of numerous steel products. Today the primary producers of structural steel and steel bar products in the United States utilize the mini-mill process.

The market for structural steel, our primary steel product, is a niche market in the U.S. steel industry, with supply totaling approximately 7.6 million tons in 2004, or approximately 5.4% of total U.S. steel supply. Structural steel products include wide flange beams, standard beams, channels and other shapes that are primarily used in commercial, retail, industrial, institutional and warehouse construction. Additional markets for these products include manufactured housing and public works.

The U.S. steel industry, including the market for structural steel products, is currently experiencing a period of strong profitability due in part to the following factors:

•	higher global levels of demand for steel driven by increased economic activity;

•	recent consolidation trends in the industry;

•	the recent weakness of the U.S. dollar relative to other major currencies; and

•	high maritime transportation costs.

These factors have contributed to strong steel prices and profitability for U.S. producers as increases in pricing have outpaced increases in raw materials costs. Because the demand for structural steel products in North America is driven primarily by non-residential construction, structural steel consumption has been, and continues to be, highly cyclical, influenced by periods of economic growth or recession. The slowing of the U.S. economy, beginning in 2000, resulted in reduced levels of non-residential construction activity, which remain at cyclical low levels. As a result, structural steel consumption has declined and structural steel capacity currently exceeds demand. Competition from foreign producers has historically been strong, but imports of structural products have declined from their historically high levels two years ago due to the global factors previously noted.

The following chart highlights the cyclical nature of the non-residential construction industry and the correlation between the usage of structural steel and non-residential construction activity.

Source: FW Dodge for non-residential construction; AISA for U.S. structural steel.

Steel bar products consist of specialty bar products and reinforcing bar, a commodity product. In calendar 2004, the hot-rolled bar (including specialty bar) and reinforcing bar markets in the United States were approximately 9.0 million and 10.0 million tons, respectively. Specialty bar products include merchant bar quality products and special bar quality products or engineering steels that are used in applications where the service conditions or component design requirements are exacting. Such applications include oil country goods, automotive and defense components, off-highway equipment, industrial hardware and tools. Because higher quality specifications are required to make these products, fewer bar producers compete for this market. Reinforcing bar is used in concrete structures to increase tensile strength. It is relatively easy to make and is therefore made by a large number of producers, resulting in a regional market for this product.

OUR BUSINESS

We are the second largest producer of structural steel products in North America, based on tons shipped in the 2004 calendar year. We are also a major producer of steel bar products. We operate two mini-mill plants located in Midlothian, Texas and Dinwiddie County, Virginia that together have an annual rated production capacity of approximately 2.8 million tons of steel. We began operations in our Texas plant in July 1973 as a mini-mill producer of steel bar products with an annual capacity of 0.25 million tons and have since grown through internal expansion. In 1999, we completed construction of our modern, low-cost structural steel plant in Virginia, which nearly doubled our structural steel capacity and expanded our product line.

We utilize mini-mill technology, whereby recycled scrap steel is melted in electric arc furnaces, and continuous casting systems form the molten steel into a broad range of products. For the year ended May 31, 2005 we shipped 1.8 million tons of finished product and generated sales of $1.1 billion. For the year ended May 31, 2004, we shipped 2.1 million tons of finished product and generated sales of $905.3 million. Recent profitability has been high despite low levels of non-residential construction, the primary driver of demand for our products. We believe non-residential construction will ultimately recover from current cyclical lows. As our capacity utilization improves with the rebound in non-residential construction, we believe we will benefit from the resulting increase in production and sales.

Through our plant expansions and product innovation, we have significantly expanded and diversified our product mix. We currently manufacture over 230 different types, sizes and grades of structural steel and steel bar products. Our structural steel products include wide flange beams, channels, piling products and other shapes, and our steel bar products include specialty bar products and, to a lesser extent, reinforcing bar. Structural steel, steel bar products and other steel products represented approximately 71%, 21% and 3%, respectively, of net product sales for the year ended May 31, 2005.

We market our products throughout the United States, Canada and Mexico, and to a limited extent in Europe. We sell to steel service centers and steel fabricators for use in the construction industry, as well as to cold finishers, forgers and original equipment manufacturers for use in the railroad, defense, automotive, manufactured housing and energy industries.

Our Strengths

Low Cost Producer and Supplier. The following factors help our ability to be a low-cost producer and supplier of steel products:

•	Modern Plants with Low Ongoing Capital Requirements. We believe our steel plants are among the most modern and efficient in the industry. Our efficient electric arc furnaces are periodically upgraded and maintained to yield high levels of efficiency. In addition, the employment of continuous casting and automated rolling mill technology gives our plants a strong competitive position. Both of our plants utilize our patented near net shape casting technology that was developed by our employees. Our Virginia plant utilizes a vertical shaft electric arc furnace that enables us to pre-heat our recycled steel scrap prior to melting, thus significantly reducing our energy costs. By using the latest technology available, the shaft furnace is among the most energy efficient in the world. Because our plants are modern and efficient, we expect the capital requirements of our plants for the foreseeable future to be low.

•

On-Site Shredder Operations. The most significant component of our operating costs is scrap steel. Shredded steel represents approximately 40% of the raw material mix that is melted in electric-arc furnaces. We believe we are one of the only domestic structural steel producers with on-site scrap shredders at our plants. Our Texas plant benefits from our operation of one of the largest steel shredders in the world, which currently supplies a major portion of the plant’s shredded steel requirements. We have outsourced the operation of our shredder at our Virginia plant to a third party, the operation of which began in the fourth quarter of fiscal year 2005. The shredders enable us to purchase lower cost, readily available, unprocessed recycled steel scrap rather than high cost, preprocessed recycled steel scrap. We believe this flexibility in acquiring a range of scrap types leads to a lower overall cost of scrap.

•	Efficient, Non-Union Workforce. Our flexible, non-union workforce allows us to maintain high levels of labor efficiency without incurring material post-retirement employee liabilities. All of our employees participate in incentive compensation plans that award compensation for meeting and exceeding selected operational goals. We believe our competitive compensation and benefit packages as well as our organizational structure and employee practices enable us to attract and retain highly talented, motivated and productive employees who are committed to making our company a leader in the steel industry.

•	Commitment to Innovation. We pride ourselves on being at the technical forefront of the steel industry. In 1982, we were one of the first companies to build and operate a structural steel mini-mill, and in 1991 we implemented our patented near net shape casting technology for structural steel. In addition, we have patented a number of recycling related processes. We use a process to separate the waste stream from our scrap in our Texas plant that we call STAR. STAR is a patented process licensed to us that separates the waste material from our shredding operations into distinct products such as aluminum, copper and coins, which are then sold. This further reduction in the net cost of scrap improves our competitive cost position.

Strategic Geographic Locations. Our facilities are near sources of scrap materials and a large portion of our customer base. This allows us to realize freight savings for inbound scrap as well as for outbound steel products destined for our customers. Our Virginia plant is the closest structural steel plant to the northeastern region of United States, which is the highest consuming region of structural products in North America. Our Texas mill is located in a region that generates an abundance of scrap, which we believe provides us with a competitive advantage as the largest consumer of scrap in the region.

Diversified Product Mix and End-User Markets. Our products include over 230 different types, sizes and grades of structural steel and steel bar products. Our structural steel products include wide flange beams, channels, piling products and other shapes and our steel bar products include specialty bar products and, to a lesser extent, reinforcing bar. Our steel products are sold to steel service centers and steel fabricators for use in the construction industry, the public works sector and to cold finishers, forgers and original equipment manufacturers for use in the railroad, defense, automotive, manufactured housing and energy industries. We believe this diversified mix of products enables us to access a broad range of end-user markets, serve a broad customer base and reduce our exposure to cyclical downturns. With our commitment to innovation, we are continuously working to develop more steel products for our customers. For example, we have developed the capacity to make piling products for retaining wall applications used primarily in the public works sector. The construction of our Virginia plant in 1999 provided the capability to produce Z sheet piling products, which are high margin steel products used primarily in retaining wall applications. Demand for Z sheet piling is driven primarily by public works instead of non-residential construction, and has historically been met by imports. We believe our Virginia plant is now one of only four steel mills in the world that produce hot rolled Z sheet pilings.

Long-Standing, Diverse Customer Relationships. We have established a solid base of long-standing relationships with a highly diversified customer base. No single customer represented more than 10% of our revenues in fiscal year 2005. We believe our long-standing relationships help to provide additional stability to our operating performance and make us a preferred supplier. We are committed to meeting customer requirements. We strive to maintain modern equipment at our facilities and to adopt new and innovative production technologies, all with the objective of meeting our customers’ needs. As an example, we believe we are the only structural steel producer that focuses on maintaining at all times at least 90% of widely used sizes of structural steel in inventory, a program we call Effective Inventory Management. We believe we receive a higher margin for these products because customers benefit due to lower working capital requirements and just-in-time availability.

Strong Management Team and Entrepreneurial Corporate Culture. Over the last several years, the structural steel niche of the U.S. steel industry has endured periods of intense competition from domestic and foreign producers. During this time, the steel industry has undergone significant consolidation. The industry has operated in an environment that rewarded efficient, innovative operations and strong management. We believe the industry position of our company demonstrates the strength and vision of our management team. We also believe our corporate culture and operating philosophy creates an environment that drives our innovation and brings an entrepreneurial spirit to our company. Empowerment is a core concept of our management model. We empower our employees to make the decisions necessary to efficiently run their operations and to meet our corporate mission. Management’s responsibility is to provide our employees with the tools and resources to make these decisions.

Our Strategy

Maintain Our Low Cost Profile. We are focused on continuing to maintain one of the lowest operating cost structures in the steel segments we serve. We will continue to optimize the use of our equipment, enhance our productivity, apply new technologies and encourage our employees to further reduce our cost of production at each of our plants.

Expand Our Product Offerings. We intend to build on our low cost profile, our customer focus and our innovative culture to develop new and expand existing product lines. We recently started producing commercial quantities of the preferred piling products desired by the public works sector, and we believe we are now the only steel company in North America that has developed this capability and is making a wide range of preferred piling products. Our range of structural products has expanded from light and small beams that addressed less than 22% of the market in 1982 to today’s offering that covers almost the entire product range needed for non-residential construction. The commodity bar products we produced when we started making steel thirty years ago are a very small part of our current product offerings. Today our bar products principally address high value added niche markets and we are building on recently expanded capabilities in our bar mill to meet growing customer needs and requirements. Entering and expanding our product offering in the specialty bar market has further separated us from the commodity markets.

Provide Superior Customer Service. We will continue to work to understand our customers, their needs and the challenges they face to provide them with value-added solutions. We extend our focus to users of our products throughout the distribution channel. This includes owners, developers, engineers and architects as well as service center operators and fabricators. As an example, our recently developed Fast-Frame process is designed to reduce the construction period for a building project, thereby accelerating revenue generation to developers and reducing their cost of capital for the project. This process complements our Effective Inventory Management program.

Maintain Strong Financial Position and Financial Flexibility. We believe our capital structure will provide us a conservative financial profile and financial flexibility, which will allow us to use free cash flow from operations to reduce our leverage. A strong balance sheet should allow us to be opportunistic regarding strategic investments, to build strong relationships with our customers and suppliers and to recruit and retain the best employees.

Selectively Pursue Additional Growth through a Disciplined Approach to Acquisitions. We are focused on enhancing our product offerings and strengthening our market position to continue to improve our competitive position. We believe we have a significant opportunity for future growth through selective acquisitions. We intend to pursue opportunities to grow our business that we believe will add value and meet our return requirements.

Our Plants and Products

Our steel plants, located in Midlothian, Texas and Dinwiddie County, Virginia, produce a broader array of steel products than a traditional mini-mill. We use our patented near net shape casting technology at both facilities. This process involves casting molten steel into a shape that is closer to a product’s final shape than traditional casting methods. This technology provides energy and capital cost savings in the making of wide flange beams and other structural steel products. The Texas plant has two electric arc furnaces with three continuous casters that feed semi-finished billets to a bar mill, a medium structural mill and a large structural mill. Finished (rolled) products produced include beams up to twenty-four inches wide, merchant bar quality rounds, special bar quality rounds, reinforcing bar, H-piling, sheet piling and channels. The Virginia plant has one electric arc furnace and in-line processing units consisting of two near-net shape casters and a sophisticated rolling mill. Finished products include beams up to thirty-six inches wide, sheet piling, H-piling and channels.

The rated annual capacities of the plants are as follows:

Location	Rated Annual Productive Capacity (Tons)	Approximate Plant Square Footage
Texas:
Melting	1,800,000	275,000
Rolling	1,800,000	615,000
Virginia:
Melting	1,300,000	220,000
Rolling	1,000,000	460,000

The bar and structural mills produced approximately 1.9 million tons of finished products in the fiscal year ended May 31, 2005, 2.1 million tons in fiscal year 2004 and 1.8 million tons in fiscal year 2003.

Sales and Marketing

Our sales organization markets our steel products throughout the United States, Canada and Mexico, and to a limited extent in Europe. Foreign sales, including Canada and Mexico, represented 12.7%, 11.7%, and 6.0% of our total sales for fiscal years 2005, 2004 and 2003, respectively, and no individual country represented more than 10% of total sales during any such period.

To serve our customer base, we have a dedicated sales force of 34 employees, who are principally aligned along product lines. Management directs our overall sales strategy, which our sales group implements. Orders are generally filled the next day and are cancelable. Delivery of finished products is accomplished by common carrier, customer-owned trucks, rail, overseas container or barge.

Customers

We sell our products to a highly diversified customer base representing various steel consuming markets. Our customers are primarily in the Southwest and the eastern seaboard of the United States. No single customer represented more than 10% of our total consolidated revenues in fiscal year 2005.

A significant portion of our sales are to intermediate fabricators, processors and steel service centers. These customers typically act as intermediaries between steel producers and various end-user manufacturers that require further processing or inventory programs. The additional services performed by steel service centers and processors include cutting to length, providing camber, drilling holes, splitting the product, and minimizing load size. We also sell to cold finishers, forgers and original equipment manufacturers for use in the railroad, defense, automotive, manufactured housing and energy industries. Our special bar quality customers transform our hot-rolled steel bars into a variety of demanding end-use components through processes such as forging, cold-finishing, machining and heat treating. We do not place heavy reliance on franchises, licenses or concessions.

Raw Materials and Energy

Our business depends on continued access to reliable supplies of various raw materials, principally steel scrap, energy and industrial gases. We believe there will be adequate sources of our principal raw materials to meet our near term needs, although probably at higher prices than has historically been the case.

Our principal raw material is recycled steel scrap. Shredded steel represents approximately 40% of our raw material mix. A major portion of the shredded steel requirements of our Texas plant is produced by our on-site shredder operation utilizing primarily crushed auto bodies purchased on the open market. We have historically purchased shredded steel on the open market to meet all requirements for our Virginia facility. Our Virginia shredder, which is operated by a third party, began to generate scrap in the fourth quarter of fiscal 2005. Another grade of recycled steel scrap, Heavy Melt, represents approximately 40% of our raw material mix. We also purchase Heavy Melt on the open market. The purchase price of recycled steel scrap is subject to market forces largely beyond our control. We expect scrap to continue to be in sufficient supply to satisfy our needs. We have no long-term scrap contracts and all purchases are in the form of short-term open market transactions.

Steel mini-mills consume large amounts of electricity and natural gas. The electric industry has been deregulated in Texas since January 2002. The Texas plant purchases electricity through a local retail electric provider using various long and short term supply arrangements. The Commonwealth of Virginia is in transition to a deregulated market for electricity. Electricity for the Virginia plant is purchased through the local utility under an interruptible supply contract with periodic adjustments for fuel costs. Natural gas is purchased from local gas marketers and delivered to our plants through local transportation agreements. Historically, we have not used financial instruments to mitigate price fluctuations on such purchases; however we may use such financial instruments when appropriate. We believe adequate supplies of electricity and natural gas are readily available, although some fluctuations will occur.

Competition

All of the markets in which we participate are highly competitive. We compete on the basis of price, quality and the ability to meet our customers’ product needs and delivery schedules.

We compete with domestic and international producers of steel products. Our principal domestic competitors in structural products are Nucor Corporation and Steel Dynamics, Inc. Other domestic competitors include Roanoke Steel Company, Gerdau AmeriSteel Corporation, Commercial Metals Company and Bayou Steel Corporation. Our domestic competitors in bar products include Nucor Corporation, Quanex - MACSTEEL and Republic Engineered Products LLC. Depending on economic conditions, from time to time international producers have entered our markets by offering steel delivered to port cities. These international producers include Arcelor, Duferco, Corus, Gerdau, Huta Katowice, Kangwon Industries, Severstal, Wuhan Iron and Steel, Celsa and Iscor. Certain of the foreign and domestic competitors, including both large integrated steel producers and mini-mills, have substantially greater assets and larger sales organizations than ours.

The steel industry is highly cyclical and subject to significant fluctuations in demand as a result of global macroeconomic changes in global economies, including those resulting from currency volatility. The global steel industry has historically been characterized by overcapacity, which has at times resulted in downward pressure on steel prices and gross margins. On occasion, steel imports into the United States have decreased our prices and negatively affected our operating results.

Employees

At August 1, 2005, we had approximately 1,450 employees, none of whom are represented by unions.

Legal Proceedings

We are defendants in lawsuits that arose in the ordinary course of business. In our judgment, the ultimate liability, if any, from such legal proceedings will not have a material effect on our consolidated financial position or results of operations.

Research and Development

In the course of our operations we continually work to enhance our production processes and develop new or improved products. We have recently been successful in producing our patented PZC piling, a new type of Z piling which we achieved through the use of research and development technologies such as computer modeling and trial rollings of metallic lead bars on a scaled down research rolling mill. Our new PZC piling features a ball-in-socket interlock connection that we believe is superior to connectors used in much of the world.

Intellectual Property

We own a number of U.S. patents relating to a wide variety of products and processes and are licensed under a number of patents. However, we believe no single patent or license, or group of patents or licenses, is of material importance to our overall business. We also own registered trademarks for certain of our products and service marks for certain of our services, which, unlike patents and licenses, are renewable so long as they are continued in use and properly protected.

Seasonality

While there is generally no seasonality in demand for our products, production at the mills is shut down periodically for up to two weeks to conduct comprehensive maintenance in addition to normal maintenance performed throughout the year and to install capital improvements.

Environmental

We are subject to federal, state and local environmental, health and safety laws and regulations including the Resource Conservation and Recovery Act (“RCRA”), the Clean Air Act, and the Clean Water Act. These laws and regulations address, among other matters, air emissions, electric arc furnace dust disposal and storm water discharge. We believe we are in substantial compliance with applicable environmental laws and regulations, however, from time to time we receive claims from federal, state and local regulatory agencies and entities, as well as from private parties, asserting that we are or may be in violation of certain of these laws and regulations. Based on our experience in dealing with such claims in the past and the information currently available to us regarding any potential or outstanding claims, we believe that such claims will not have a material impact on our financial condition or results of operations. Despite our compliance and experience, it is possible we could be held liable for future charges that might be material but are not currently known or estimable. In addition, changes in applicable laws, regulations or requirements or discovery of currently unknown conditions could require us to make additional expenditures, interrupt production or hinder our ability to build new or expand production facilities. See “Risk Factors - Risks Related to Our Company” for more detail.

Under RCRA and similar U.S. state programs, the owners of certain facilities that manage hazardous wastes are required to investigate and, if appropriate, remediate historic environmental contamination found at such facilities. All of our facilities are or may be subject to a corrective action program or other laws and regulations relating to environmental remediation, including projects relating to the reclamation of industrial properties.

New Clean Air Act requirements, such as revisions to national ambient air quality standards for ozone and particulate matter and designation of new nonattainment areas, may have significant impacts on us in the future, although whether and how it will affect us will not be determined for many years. We also may be affected if the U.S. federal government or the states in which we operate begin to regulate emissions of greenhouse gases such as carbon dioxide. However, because we cannot predict what requirements will be imposed on our operations or the timing of such requirements, we are not able to evaluate the ultimate future cost of compliance that may be associated with these potential developments.

Our facilities also are subject to a variety of permitting requirements under the Clean Water Act, which restricts the type and amount of pollutants that may be discharged from regulated sources into receiving bodies of waters, such as rivers, lakes and oceans. On October 17, 2002, the U.S. EPA issued regulations that require existing wastewater dischargers to comply with new effluent limitations. Our facilities do not discharge process wastewater and are not subject to these regulations. However, our facilities are subject to, and in compliance with, storm water discharge permits issued under a U.S. EPA program that has been delegated to the states.

In addition to the above matters, we may receive notices of violation relating to minor environmental matters from time to time in the ordinary course of business. We do not expect any material fines or penalties to arise from these items and none of these involve potential individual monetary sanctions in excess of $100,000.

We intend to comply with all legal requirements regarding the environmental, health and safety matters, but since many of these requirements are subjective and therefore not quantifiable, are presently not determinable, or are likely to be affected by future legislation or rule making by government agencies, it is not possible to accurately predict the aggregate future costs of compliance and their effect on our operations, future net income or financial condition. Notwithstanding our intentions to comply with all legal requirements, if injury to persons or damage to property or contamination of the environment has been or is caused by the conduct of our business or hazardous substances or wastes used in, generated or disposed of by us, we may be liable for such injuries and damages, and be required to pay the cost of investigation and remediation of such contaminations. The amount of such liability could be material and we may incur material liability in connection with possible claims related to our operations and properties under environmental, health and safety laws.

PRINCIPAL EXECUTIVE OFFICES

Our principal executive offices are located at 300 Ward Road, Midlothian, Texas 76065. Our telephone number is (972) 775-8241 and our corporate website is www.chapusa.com. We do not intend for information contained on our website to be part of this prospectus. We are incorporated under the laws of the state of Delaware.

MANAGEMENT

The following table sets forth information as of August 15, 2005 regarding our directors and executive officers.

Name	Age	Position
Eugenio Clariond (1)	62	Director

Ronald J. Gafford (2)	55	Director

Joseph M. Grant (3)	66	Director

James M. Hoak, Jr. (2)	61	Director and Chairman of the Board

Ian Wachtmeister (3)	72	Director

Elizabeth C. Williams (1)	62	Director

Tommy A. Valenta (3)	56	Director, President and Chief Executive Officer

Cary D. Baetz	40	Vice President and Treasurer

Timothy J. Bourcier	44	Vice President – Operations

Robert E. Crawford, Jr.	54	Vice President, Secretary and General Counsel

William H. Dickert	54	Vice President – Marketing and Sales

J. Celtyn Hughes	53	Vice President and Chief Financial Officer

Richard T. Jaffre	62	Vice President – Raw Materials

M. Kevin Linch	41	Vice President and Controller

(1)	Term expires in 2006.

(2)	Term expires in 2007.

(3)	Term expires in 2008.

Eugenio Clariond joined our board of directors on July 6, 2005. Mr. Clariond serves as the chair of our governance committee and as a member of our compensation committee. Mr. Clariond is chairman of the board and chief executive officer of Grupo IMSA, S.A. (steel processor, auto parts, aluminum and plastic construction products) of Monterrey, Mexico. He has been the chief executive officer of Grupo IMSA, S.A. since 1981. Mr. Clariond also serves on the board of directors of Navistar International Corporation, Johnson Controls, Inc. and The Mexico Fund, Inc. Mr. Clariond was a director of TXI from 1998 to July 2005. From 1993 through 1997, Mr. Clariond was a director of Chaparral Steel Investments, Inc. (formerly known as Chaparral Steel Company).

Ronald J. Gafford joined our board of directors on July 22, 2005. Mr. Gafford serves as chair of our compensation committee and as a member of our governance committee. Mr. Gafford has served as the president and chief executive officer of Austin Industries, Inc., a civil, commercial and industrial construction company, since 2001 and served as Austin Industries’ president beginning in 1996. Mr. Gafford also serves as the chairman of British American Insurance Company. Mr. Gafford earned his bachelor of science degree from Texas A&M University in 1972 and his AMP from Harvard University’s Graduate School of Business in 1987. Mr. Gafford currently serves as a member of the board of directors of the Dallas Symphony Association, the Greater Dallas

Chamber of Commerce, the Dallas Citizens Council, Trinity Industries, Inc., the Interfaith Housing Coalition Foundation and the Preston Hollow Presbyterian Church Foundation.

Joseph M. Grant joined our board of directors on July 22, 2005. Mr. Grant serves on our audit committee. Mr. Grant has served as the chairman and chief executive officer of Texas Capital Bancshares Inc. since 1998 and is also chairman of Texas Capital Bank and its Internet division, BankDirect. From 1990 to 1998, Mr. Grant was executive vice president and chief financial officer of EDS and co-led the successful spin-off of EDS from its parent, General Motors. Mr. Grant earned his bachelor of business degree from Southern Methodist University and his master of business administration and a doctorate in finance and economics from the University of Texas. Mr. Grant serves on the board of directors of Vignette Corporation, KERA, MD Anderson Cancer Center, Southern Methodist University’s Tate Lecture Series, Communities Foundation of Texas and Wingate Partners.

James M. Hoak, Jr. joined our board of directors on July 22, 2005. Mr. Hoak serves as our chairman of the board (non-executive) and as a member of our executive committee. Mr. Hoak has served as chairman of Hoak Media, LLC, a television broadcaster, since its formation in August 2003. He also has served as chairman and a principal of Hoak Capital Corporation, a private equity investment firm, since September 1991. He served as chairman of Heritage Media Corporation from its inception in August 1987 to its sale in August 1997. From February 1991 to January 1995, he served as chairman and chief executive officer of Crown Media, Inc. From 1971 to 1987, he served as president and chief executive officer of Heritage Communications, Inc., a diversified cable television and communications company, and as its chairman and chief executive officer from August 1987 to December 1990. He is also a director of Da-Lite Screen Company, Inc., PanAmSat Corporation, and Pier 1 Imports, Inc. Mr. Hoak was a director of TXI from 1993 to July 2005.

Ian Wachtmeister joined our board of directors on July 22, 2005. Mr. Wachtmeister serves on our audit committee. Mr. Wachtmeister is the chief executive officer and chairman of The Empire, AB (trading company) of Stockholm, Sweden. He has been chief executive officer of The Empire, AB since 1983. Mr. Wachtmeister has extensive experience with steel and metals companies, including experience related to research and development, exporting and general management and was previously the chief executive officer of a major steel company in Sweden. In addition, Mr. Wachtmeister holds a master of science degree in metallurgy. Mr. Wachtmeister was a director of TXI from 1977 to July 2005.

Elizabeth C. Williams joined our board of directors on July 6, 2005. Ms. Williams serves as the chair of our audit committee and as a member of our executive committee. Since 1991, Ms. Williams has been the treasurer of Southern Methodist University. From 1989 to 1999, Ms. Williams was the vice president for business and finance at Southern Methodist University. Ms. Williams was a director of TXI from 1995 to July 2005.

Tommy A. Valenta has been our president and chief executive officer and a member of our board of directors since we were incorporated in February 2005. Mr. Valenta also chairs our executive committee. Mr. Valenta joined TXI in 1970. He held various positions in the organization including general manager, division vice president for aggregate development, North Texas ready-mix, transportation, cement marketing and concrete. He was appointed executive vice president, steel in 1998. Throughout his career, Mr. Valenta has served as a director for various industry associations including the National Ready-Mix Concrete Association, the American Institute of Steel Construction and the Steel Manufacturers Association.

Cary D. Baetz has been our vice president and treasurer since we were incorporated in February 2005. Mr. Baetz also served as our secretary from June 25, 2005 through July 20, 2005. Mr. Baetz joined TXI in November 1997. He has held various positions in the organization including senior financial analyst, corporate financial manager and director of corporate finance.

Timothy J. Bourcier has been our vice president-operations since June 25, 2005. Mr. Bourcier joined TXI in March 2001. He has held positions as vice president and plant manager and vice president of operations for steel. Since March 2002, he was vice president of steel operations. Prior to March 2001, Mr. Bourcier held various positions with North Star Steel Company, most recently as general manager of its Michigan facility.

Robert E. Crawford, Jr. has been our vice president and general counsel since July 1, 2005 and our secretary since July 21, 2005. Excluding a seven month period in 2000, Mr. Crawford was employed by the law firm of Winstead Sechrest & Minick P.C., Dallas, Texas from 1983 until he joined us. During the period including April 2000 through October 2000, Mr. Crawford was executive vice president and general counsel of Digital Commerce Corporation, a Herndon, Virginia-based corporation that offered an internet based procurement portal to facilitate sales to and purchases by governmental entities. In 2001, Digital Commerce Corporation filed for protection under Chapter 11 of the U.S. Bankruptcy Code.

William H. Dickert has been our vice president-marketing and sales since June 25, 2005. Mr. Dickert joined TXI in 1973. He held various positions in the organization including general sales/marketing manager, general manager and vice president-concrete. Since March 2001, he was vice president of marketing and sales for steel.

J. Celtyn Hughes has been our vice president and chief financial officer since June 25, 2005. Mr. Hughes joined TXI in 1968. He held various positions in the organization including vice president of package products. He was appointed vice president-logistics and steel finance in 1998.

Richard T. Jaffre has been our vice president-raw materials since June 25, 2005. Mr. Jaffre joined TXI in 1974. Since he joined TXI he held the position of vice president of raw materials.

M. Kevin Linch has been our vice president and controller since August 2, 2005. Mr. Linch joined TXI in 1990 and has been our controller since 2000. Prior to that Mr. Linch served in various positions, including unit controller for structural products.

Certain Relationships

James M. Hoak, Jr., our chairman of the board (non-executive), currently serves as a director, chairperson of the audit committee, member of the governance committee and member of the compensation committee of Austin Industries, Inc. Ronald J. Gafford, one of our directors, a member of our governance committee and chairperson of our compensation committee, currently serves as the president and chief executive officer of Austin Industries.

Executive Compensation

Our compensation policies for executive officers, as determined by the compensation committee, are intended to (1) provide competitive compensation packages to retain and attract superior executive talent, (2) link a significant portion of compensation to financial results to reward successful performance, and (3) provide long-term equity compensation to further align the interests of executive officers with those of stockholders and further reward successful performance. The principal components of our executive officer compensation program are base salary, annual cash incentive plans, long-term cash incentive plans and long-term equity incentive awards.

The following table contains certain information about compensation earned for services rendered to TXI during the fiscal year ended May 31, 2005 by our chief executive officer and the four officers who would have been our four most highly compensated executive officers as of May 31, 2005 if we had been a separate company at that time. These amounts reflect compensation paid to these individuals as employees of TXI or one of its subsidiaries.

Summary Compensation Table

				Long Term Compensation Awards
	Annual Compensation			Awards		Payouts
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	TXI Securities Underlying Options (#)		LTIP Payouts ($)	Other Compensation ($)
Tommy A. Valenta President and Chief Executive Officer	2005	375,000	212,625	10,900	(1)	41,443	8,048	(2)
Timothy J. Bourcier Vice President – Operations	2005	229,231	167,797	2,500	(3)	—	7,641	(4)
William H. Dickert Vice President – Marketing and Sales	2005	209,231	153,159	3,000	(5)	—	6,312	(6)
J. Celtyn Hughes Vice President and Chief Financial Officer	2005	195,192	123,366	3,000	(5)	—	7,928	(7)
Richard T. Jaffre Vice President – Raw Materials	2005	195,000	142,740	2,500	(3)	—	8,186	(8)

(1)	Represents options to purchase 10,900 shares of TXI common stock which were converted into options to purchase 43,617 shares of our common stock in connection with the spin-off.

(2)	Includes the vested and unvested portion of amounts contributed and allocated by TXI to its employee benefit plans of $7,790.

(3)	Represents options to purchase 2,500 shares of TXI common stock which were converted into options to purchase 10,003 shares of our common stock in connection with the spin-off.

(4)	Includes the vested and unvested portion of amounts contributed and allocated by TXI to its employee benefit plans of $7,568.

(5)	Represents options to purchase 3,000 shares of TXI common stock which were converted into options to purchase 12,003 shares of our common stock in connection with the spin-off.

(6)	Includes the vested and unvested portion of amounts contributed and allocated by TXI to its employee benefit plans of $6,174.

(7)	Includes the vested and unvested portion of amounts contributed and allocated by TXI to its employee benefit plans of $7,790.

(8)	Includes the vested and unvested portion of amounts contributed and allocated by TXI to its employee benefit plans of $7,790.

We offer financial security plans to substantially all of our senior managerial and executive employees. The plans are contributory but not funded. The plans include disability benefits under certain circumstances and death benefits payable to beneficiaries for a period of ten years or until the participant would have attained age 65, whichever last occurs. Participants in the plans who retire at or after attaining age 65 (age 60 in the case of Mr. Valenta) will be entitled to a supplemental retirement benefit. In the event of termination of employment under certain circumstances following a change in control (as defined in the plans), a participant will be deemed to be fully vested in any supplemental retirement benefit, without reduction, provided by the plans. With respect to the named executive officers set forth above, the normal retirement benefit may be either (i) 2.5 to 10 times covered salary depending upon age at enrollment and the time when additional coverage is offered, or (ii) 45% of covered annual salary for life with a 15-year certain benefit. The estimated annual benefits payable upon retirement at normal retirement age for each of the named executive officers set forth above who are vested in such benefit are as follows: Tommy A. Valenta-$187,500; William H. Dickert-$105,000; J. Celtyn Hughes-$76,591; and Richard T. Jaffre-$77,426.

On August 2, 2005, our board of directors approved the base salaries for our executive officers for the fiscal year ended May 31, 2006 in recognition of our spin-off from TXI and our operation as an independent public company and ratified a previously negotiated employment agreement with Mr. Valenta. The current salaries for our chief executive officer and the four next most highly compensated officers are as follows:

Name and Principal Positions	Salary for Fiscal 2006
Tommy A. Valenta President and Chief Executive Officer	$500,000
J. Celtyn Hughes Vice President and Chief Financial Officer	$275,000
Robert E. Crawford, Jr. Vice President, General Counsel and Secretary	$250,000
Timothy J. Bourcier Vice President – Operations	$230,000
William H. Dickert Vice President – Marketing and Sales	$210,000

Employment Agreement

We have entered into an employment agreement with Tommy A. Valenta, our chief executive officer and president for a term of three years. The employment agreement was negotiated by Mr. Valenta and TXI prior to our spin-off from TXI. During the term, we will pay Mr. Valenta a base salary of $500,000 per year and Mr. Valenta will participate in our annual and three-year cash incentive plans as and if established by our board of directors. Mr. Valenta is also entitled to participate in equity compensation plans we establish. Pursuant to the agreement, we granted to Mr. Valenta stock options to purchase 400,163 shares of our common stock with an exercise price of $18.40 per share, which was the closing price of our stock on July 29, 2005. The term of the options is ten years and 80,033 options vest on each of July 29, 2006, 2007 and 2008 and 80,032 vest on each of July 29, 2009 and 2010.

If Mr. Valenta’s base and incentive compensation exceeds $900,000 in any single fiscal year, our board of directors may, in its sole discretion, defer payment of the amount in excess of $900,000 until termination of Mr. Valenta’s employment. During the period of any such deferment, the deferred amounts will be treated as if invested in our common stock at a price per share equal to the mean between the high and low sales prices of a share of common stock during the deferral period. During any deferral period, the account so created will be credited with all applicable stock dividends and cash dividends will be credited in the form of common stock.

Following the occurrence of a change of control (as described in Article Fifteenth of our amended and restated certificate of incorporation), Mr. Valenta may terminate his employment by providing at least 30 days written notice. If he voluntarily terminates his employment following a change of control, Mr. Valenta will be entitled to an amount equal to two times the total base and incentive compensation earned in the fiscal year immediately preceding the fiscal year in which the termination occurs and all options to purchase our stock will immediately accelerate and vest. In addition, the non-competition covenants contained in the employment agreement and the financial security plan agreement entered into with Mr. Valenta will be deemed to be waived. In the event Mr. Valenta’s employment is terminated other than for cause or pursuant to the change of control provision, he will be entitled to an amount equal to his total base and incentive compensation for the preceding fiscal year.

The employment agreement also contains a covenant not to compete for a period of two years following termination of Mr. Valenta’s employment (except as described above).

Option/SAR Grants

We did not issue any options to our named executive officers in the fiscal year ended May 31, 2005. TXI, however, did make grants of options to purchase shares of TXI common stock to the named executive officers during the fiscal year ended May 31, 2005. In connection with the spin-off from TXI, these options were converted, effective as of July 29, 2005, into options to purchase shares of our common stock based on the formula set out in our separation and distribution agreement with TXI. The number of shares of our common stock which are subject to the substitute options was determined by multiplying the unvested shares of TXI common stock subject to the option by a factor determined by dividing the closing price of the TXI common stock on July 29, 2005 ($73.63) by the closing price for our common stock on the same date ($18.40). The exercise price of the options to purchase our common stock was determined by multiplying the closing price of our common stock on July 29, 2005 by a ratio equal to the exercise price of the TXI option divided by the TXI closing price on July 29, 2005. The other terms of the substitute options, such as vesting and expiration dates, remain the same as the original TXI grant.

The following table presents information for the executive officers named in the summary compensation table above with respect to the stock options granted by TXI during the fiscal year ended May 31, 2005, which options were subsequently converted as of July 29, 2005 into stock options to purchase shares of our common stock.

Name	Number of TXI Securities Underlying Original Options Granted	Number of Chaparral Securities Underlying Substitute Options Granted	Percentage of Options Granted to Chaparral Employees During Fiscal Year (1)	Exercise Price Per TXI Share	Exercise Price Per Chaparral Share	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Appreciation for Option Term (2)
							5% ($)	10% ($)
Tommy A. Valenta	10,900	43,617	16.03%	$61.15	$15.29	1/11/15	419,412	1,062,873
Timothy J. Bourcier	2,500	10,003	3.68%	$61.15	$15.29	1/11/15	96,187	243,756
William H. Dickert	3,000	12,003	4.41%	$61.15	$15.29	1/11/15	115,418	292,493
J. Celtyn Hughes	3,000	12,003	4.41%	$61.15	$15.29	1/11/15	115,418	292,493
Richard T. Jaffre	2,500	10,003	3.68%	$61.15	$15.29	1/11/15	96,187	243,756

(1)	The percentages shown in this column represent the percentage the indicated options represent with respect to all TXI options granted during the fiscal year ended May 31, 2005 to TXI employees who subsequently became our employees.

(2)	The amounts shown in these columns represent the potential realizable values using the substitute Chaparral options granted and the exercise price. The SEC’s executive compensation disclosure rules set the assumed rates of stock appreciation. The rates are not intended to predict appreciation of our common stock.

Aggregated Option/SAR Exercises and Year-End Option Value Table

The following table presents certain information concerning options to purchase TXI common stock exercised during the fiscal year ended May 31, 2005, by each of the executive officers named in the summary compensation table above. The table also includes information regarding unexercised options to purchase shares of TXI common stock held by such persons at May 31, 2005. None of these executive officers held options to purchase our common stock in the fiscal year ended May 31, 2005.

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at Fiscal Year-End (#)		Value of Unexercised In-the-Money Options at Fiscal Year-End ($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Tommy A. Valenta	142,552	3,727,238	6,800	56,620	167,484	950,718
Timothy J. Bourcier	16,000	374,497	3,200	21,300	78,816	424,288
William H. Dickert	17,600	444,061	2,600	18,300	64,038	344,769
J. Celtyn Hughes	36,100	954,133	2,600	18,300	64,038	344,769
Richard T. Jaffre	40,800	1,171,236	—	17,200	—	329,991

DESCRIPTION OF CAPITAL STOCK

Authorized Capital Stock

Our authorized capital consists of 100 million shares of common stock, par value $0.01 per share, and 10 million shares of preferred stock, $0.01 par value per share. No shares of preferred stock are outstanding as of the date of this prospectus. On August 12, 2005, 22,803,867 shares of common stock were issued and outstanding.

Common Stock

The holders of our common stock are entitled to one vote for each share on all matters voted on by stockholders, including elections of directors, and, except as otherwise required by law or provided in any resolution adopted by our board with respect to any series of preferred stock, the holders of such shares will possess all voting power. Our certificate of incorporation does not provide for cumulative voting in the election of directors. Subject to any preferential rights of any outstanding series of our preferred stock created by our board from time to time, the holders of common stock will be entitled to such dividends as may be declared from time to time by our board from funds available therefor and upon liquidation will be entitled to receive pro rata all assets available for distribution to such holders.

The holders of our common stock have no preemptive rights. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future. All outstanding shares of our common stock are fully paid and nonassessable.

Preferred Stock

Under our certificate of incorporation, the board has the authority, without further action by stockholders, to issue up to 10 million shares of preferred stock. The board may issue preferred stock in one or more series and may determine the rights, preferences, privileges, qualifications and restrictions granted to or imposed upon the preferred stock, including dividend rights, conversion rights, voting rights, rights and terms of redemption, liquidation preferences and sinking fund terms, any or all of which may be greater than the rights of the common stock. The issuance of preferred stock could adversely affect the voting power of holders of common stock and reduce the likelihood that common stockholders will receive dividend payments and payments upon liquidation. The issuance of preferred stock could also have the effect of decreasing the market price of the common stock and could delay, deter or prevent a change in control of our company. We have no current plans to issue any shares of preferred stock.

Anti-takeover Provisions

Certificate of Incorporation and By-law Provisions

Various provisions contained in our certificate of incorporation and by-laws could delay or discourage some transactions involving an actual or potential change in control of us and may limit the ability of stockholders to remove current directors or approve transactions that stockholders may deem to be in their best interests and could adversely affect the price of our common stock. In our certificate of incorporation, these provisions:

•	authorize our board of directors to establish one or more series of undesignated preferred stock, the terms of which can be determined by the board of directors at the time of issuance;

•	divide our board of directors into three classes of directors, with each class serving a staggered three-year term. As the classification of the board of directors generally increases the difficulty of replacing a majority of the directors, it may tend to discourage a third party from making a tender offer or otherwise attempting to obtain control of us;

•	do not provide for cumulative voting in the election of directors, which, if allowed, could enable a minority stockholder holding a sufficient percentage of a class of shares to ensure the election of one or more directors;

•	require that any action required or permitted to be taken by our stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by any consent in writing;

•	require certain transactions with interested stockholders to be approved by an 80% vote of the outstanding shares unless such transaction is approved by 80% of disinterested directors and the per-share consideration for such transaction is equal to or greater than the highest price paid by the interested stockholder for any of our stock; and

•	provide that certain provisions of our certificate of incorporation can be amended only by supermajority vote of 75% or 80% of the outstanding shares.

In addition, our by-laws establish advance notice requirements for submitting nominations for election to the board of directors and for proposing matters that can be acted upon by stockholders at a meeting.

Stockholders Rights Plan

On July 21, 2005, we adopted a stockholders rights plan, or the Rights Agreement. Pursuant to the Rights Agreement, we declared a dividend of rights, or the Rights, to purchase, upon the occurrence of certain events, one one-thousandth of a share of the Series A Junior Participating Preferred Stock, par value $0.01 per share, or the preferred stock, for each outstanding share of common stock of the Company. Until the Rights become exercisable, all further issuances of common stock, including common stock issuable upon exercise of outstanding options, will include issuances of Rights. The Rights will be exercisable at $90.00 per one one-thousandth of a share of preferred stock of the Company. The Rights will expire on July 29, 2015 unless extended or unless the Rights are earlier redeemed or exchanged by us.

The Rights are not exercisable nor are they transferable apart from the common stock until the earlier of (a) the tenth day after such time as a person or group acquires beneficial ownership of 15% of the common stock of the Company or (b) the tenth business day (unless extended by our board of directors) after a person or group announces its intention to commence or commences a tender or exchange offer the consummation of which would result in beneficial ownership by a person or group of 15% or more of the common stock. The earlier of these dates is referred to as the “Distribution Date.” As soon as practicable after the Distribution Date, separate right certificates will be issued and the Rights will become exercisable and transferable apart from the common stock.

The preferred stock of the Company issuable upon exercise of the Rights will be non-redeemable and rank junior to any other series of the Company’s preferred stock that is outstanding. Each whole share of preferred stock of the Company will be entitled to receive a quarterly preferential dividend of $1.00 per share but will be entitled to receive, in the aggregate, a dividend of 1,000 times the dividend declared on the common stock of the Company. In the event of liquidation, the holders of the preferred stock of the Company will be entitled to receive a preferential liquidation payment equal to the greater of $1,000 per share, plus all accrued and unpaid dividends, or, in the aggregate, a liquidation payment equal to 1,000 times the payment made per share of common stock of the Company. Each share of preferred stock of the Company will have 1,000 votes, voting together with the common stock of the Company. Finally, in the event of any merger, consolidation or other transaction in which shares of common stock of the Company are exchanged for or changed into other stock or securities, cash and/or other property, each share of preferred stock of the Company would be entitled to receive 1,000 times the amount received per share of common stock of the Company.

Delaware Business Combination Statute

Section 203 of the Delaware General Corporation Law provides that, subject to exceptions set forth therein, an interested stockholder of a Delaware corporation shall not engage in any business combination, including mergers or consolidations or acquisitions of additional shares of the corporation, with the corporation for a three-year period following the date that such stockholder becomes an interested stockholder unless:

•	before such date, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•	upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, other than statutorily excluded shares; or

•	on or subsequent to such date, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders by the affirmative vote of at least 66-2/3% of the outstanding voting stock which is not owned by the interested stockholder.

An interested stockholder is generally defined to include any person that is the owner of 15% or more of the outstanding voting stock of the corporation, or that is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within three years immediately before the date of determination.

Transfer Agent and Registrar

We have appointed Mellon Investor Services LLC as the transfer agent and registrar for our common stock.

Nasdaq National Market Listing

Our common stock is traded on the Nasdaq National Market under the symbol “CHAP.”

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Spin-Off and Related Financing

We were incorporated in Delaware on February 22, 2005, as a wholly-owned subsidiary of TXI to serve as the holding company for its steel business in anticipation of our spin-off. TXI, a cement, aggregates and concrete company, began operations in 1951. TXI entered the steel business in 1973. Over the intervening years TXI grew its cement, aggregates and concrete business and its steel business into leaders in their respective domestic industries.

While both businesses grew as part of TXI, they remained substantially independent with separate sales forces, different types of customers, distinct marketing strategies and limited operating overlap. The diverging needs of each business made it more difficult for TXI to take full advantage of the opportunities available to each business. From time to time the TXI board of directors considered various strategic alternatives such as joint ventures with other steel producers and sales of a part of the steel business. After careful consideration, on December 14, 2004, the TXI board decided to pursue separating the two businesses through the spin-off of Chaparral. In anticipation of the spin-off, we and TXI engaged in the transactions described below.

On June 25, 2005, TXI transferred all of the stock of its subsidiaries that were engaged in its steel business to us. These transactions were accounted for as a reorganization of entities under common control. As a result, the assets and liabilities transferred to us were recorded at historical cost. On July 6, 2005, TXI also contributed or transferred to us the real estate and transportation assets used in its steel business. We have assumed all liabilities arising out of the steel business and the transferred assets.

On June 16, 2005, we entered into a senior secured revolving credit facility of up to $150 million, subject to a borrowing base and a number of terms and conditions. Our credit facility is guaranteed by certain of our subsidiaries. The credit facility matures five years after its closing date. It includes a $15 million sub-limit for swing line loans and a $25 million sub-limit for letters of credit. Any outstanding letters of credit are deducted from the borrowing availability under the facility. Amounts drawn under the credit facility bear annual interest at either LIBOR plus a margin of 1.00% to 1.75% or a base rate (which will be the higher of the federal funds rate plus 0.50% and the prime rate established by Bank of America, N.A.) plus a margin of up to 1.00%. The interest rate margins are subject to adjustments based on our leverage ratio. The commitment fee calculated on the unused portion of the credit facility ranges from 0.25% to 0.5% per year based on our leverage ratio. We may terminate the credit facility anytime.

The credit facility is secured by security interests in all of our and the guarantors’ existing and future accounts and inventory, in certain related personal property and in all of the equity interests in our present and future domestic subsidiaries and 66% of the directly held equity interests in our, and our domestic subsidiaries,’ present and future foreign subsidiaries. The credit facility contains a number of negative covenants restricting, among other things, prepayment or redemption of other debt, distributions, dividends and repurchases of capital stock and other equity interests, acquisitions and investments, indebtedness, liens and affiliate transactions. We are required to comply with certain financial tests and to maintain certain financial ratios, such as leverage and interest coverage ratios. The credit facility contains customary events of default. On July 6, 2005, we borrowed $50 million under the credit facility.

In addition, on July 6, 2005, we issued $300 million aggregate principal amount of the outstanding notes. We used the net proceeds from the credit facility borrowings and the outstanding notes to pay a cash dividend of $341.1 million to TXI on July 6, 2005.

On July 29, 2005, the spin-off was completed and we became an independent public company.

TXI has no further ownership interest in us, and we have no ownership interest in TXI. In addition, we are not guarantors of any of TXI’s indebtedness nor is TXI a guarantor of any of our indebtedness. Our relationship with TXI is now governed by the terms of our separation and distribution agreement and the ancillary agreements described in that agreement. Among other things, the separation and distribution agreement provides that we and TXI will indemnify each other against certain liabilities.

Other Relationships and Related Transactions

Since the distribution of our common stock, we and TXI have operated separately, each as independent public companies. Prior to the spin-off, we entered into a separation and distribution agreement with TXI that, together with other ancillary agreements with TXI, facilitated our spin-off from TXI. These agreements also govern our current relationship with TXI following the distribution and provide for the allocation of employee benefits, tax and other liabilities and obligations. The material agreements include:

•	a separation and distribution agreement; and

•	a tax sharing and indemnification agreement.

Separation and Distribution Agreement

The separation and distribution agreement governs (1) the restructuring plan to separate the steel business from TXI’s other businesses, (2) the contribution of TXI’s steel business to us, (3) the subsequent distribution of shares of our common stock to TXI’s stockholders, and (4) other matters related to TXI’s ongoing relationship with us.

The Spin-Off. The restructuring plan to separate the steel business from TXI’s other businesses involved the following transactions:

•	TXI created a newly-formed wholly-owned subsidiary (the Company) and contributed the entities that conducted its steel business and certain real property to us;

•	intercompany accounts between the steel entities and TXI were paid, contributed to capital or otherwise settled;

•	certain direct or indirect subsidiaries of TXI were converted into limited liability companies, liquidated or merged to comply with certain United States federal income tax requirements for spin-offs; and

•	we transferred a portion of the loan proceeds from our bank credit agreement and notes offering to enable TXI to repay a portion of its existing indebtedness.

The Contribution. TXI contributed all of the assets and liabilities used solely in the steel business to us. All assets were transferred on an “as is, where is” basis. Generally, neither we nor TXI made any representation or warranty as to:

•	the assets, business or liabilities transferred or assumed as part of the distribution;

•	any consents or approvals required in connection with the transfers;

•	the value or freedom from any security interests of any of the assets transferred;

•	the absence of any defenses or freedom from counterclaim with respect to any claim of either us or TXI; or

•	the legal sufficiency of any assignment, document or instrument delivered to convey title to any asset transferred.

In the event any transfers of assets or assumption of liabilities contemplated by the separation and distribution agreement were not effected before the date of the distribution, or transfers or assumptions that were not contemplated were effected, the parties will be required to negotiate in good faith whether a transfer or assumption to the other party should be effected and on what terms.

The Distribution. Pursuant to the separation and distribution agreement, TXI distributed all of the shares of our common stock it held to its stockholders of record as of July 20, 2005, the record date.

Releases and Indemnification. Pursuant to the separation and distribution agreement we and TXI released the other from all liabilities existing or arising from all acts and events occurring before the distribution. The liabilities released or discharged do not include liabilities arising under or assigned by the separation and distribution agreement or any ancillary agreement.

We agreed to indemnify TXI, each of its subsidiaries and each of its and their respective affiliates, directors, officers, employees and agents, from all liabilities relating to:

•	any claim that the information related to us or our subsidiaries included in the information statement distributed in connection with the distribution, the registration statement to which the information statement was an exhibit or the offering memorandum related to our offering of the outstanding notes is false or misleading with respect to any material fact or omits to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

•	the steel business and the contributed assets and liabilities; and

•	any breach by us or any of our subsidiaries of the separation and distribution agreement or any of the other ancillary agreements or conveyancing instruments.

TXI agreed to indemnify us, each of our subsidiaries and each of our and their respective affiliates, directors, officers, employees and agents, from all liabilities relating to:

•	any claim that the information related to TXI or its subsidiaries included in the information statement distributed in connection with the distribution, the registration statement to which the information statement was an exhibit or the offering memorandum related to our offering of the outstanding notes was false or misleading with respect to any material fact or omits to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

•	the businesses retained by TXI or any asset or liability of TXI or its subsidiaries, other than assets and liabilities associated with the contribution of the steel business; and

•	any material breach by TXI or any of its subsidiaries of the separation and distribution agreement or any of the other ancillary agreements or conveyancing instruments.

The separation and distribution agreement also specifies procedures with respect to claims that are subject to indemnification and related matters.

Shared Contracts and Liabilities. The separation and distribution agreement provides for sharing between us and TXI of:

•	any liabilities that do not primarily relate to any business of TXI or to our business; and

•	any liabilities that relate to contracts with third persons that directly benefit both us and TXI.

TXI has sole authority for administration of any shared liability, and those costs and expenses will be included in the amount to be shared by us and TXI.

The separation and distribution agreement provides that such liabilities are shared based on the relative associated benefit received. If such liabilities cannot be shared on that basis, then they will be shared evenly.

Employee Matters. The separation and distribution agreement allocates responsibility for certain employee benefits matters on and after the distribution, including the treatment of welfare benefit plans, savings plans, equity-based plans and deferred compensation plans.

Transition Services. Although neither we nor TXI are aware of any transition services either party is required to provide to the other after the distribution, the separation and distribution agreement provides that for a period of one year after the distribution, if either party discovers it requires the continuation of services that had been provided by the other party prior to the distribution, we and TXI will negotiate in good faith an agreement to provide such services. Such agreement will provide that such services will be provided for up to two years after the distribution at a price and upon terms that could be obtained on an arm’s length basis from an independent third party.

Information and Confidentiality. The separation and distribution agreement requires TXI and us to provide one another with such information relating to our respective businesses as the other party reasonably needs. TXI and we have agreed to hold such information confidential and to not disclose it to any other person or entity, except as provided in the agreement.

Dispute Resolution. The separation and distribution agreement contains provisions that govern, except as otherwise provided in any ancillary agreement, the resolution of disputes, controversies or claims that may arise between TXI and us.

Expenses. Except as expressly set forth in the separation and distribution agreement or in any other ancillary agreement, all third-party fees and expenses paid or incurred in connection with the spin-off, other than fees and expenses related to our bank credit agreement and note offering, have been paid by TXI.

Amendments and Waivers. The separation and distribution agreement provides that after the distribution, no provisions of the separation and distribution agreement or any ancillary agreement can be waived, amended or supplemented by any party, unless the waiver, amendment or supplement is given in writing and signed by the authorized representative of each party.

Tax Sharing and Indemnification Agreement

To allocate our responsibilities for taxes and certain other tax matters, we entered into a tax sharing and indemnification agreement with TXI. The tax sharing and indemnification agreement is summarized below.

TXI is responsible for filing all U.S. federal consolidated income tax returns and all consolidated, combined, or unitary state and local income tax returns including us for all periods through the distribution date. TXI will act as our agent in connection with the filing of those returns, paying those taxes and responding to any audits that may arise in connection with those returns. We are responsible for our allocable share of such taxes. We also are responsible for all state and local taxes imposed on us computed on a separate-company basis, and will be entitled to any refunds of such taxes.

TXI and we made certain covenants to each other in connection with the spin-off that we may not take certain actions. Pursuant to these covenants: (1) neither we nor TXI will liquidate, merge, or consolidate with any other person, sell, exchange, distribute or otherwise dispose of our assets (or those of certain of our subsidiaries) except in the ordinary course of our business, or enter into any substantial negotiations, agreements, or arrangements with respect to any such transaction, for at least six months after July 29, 2005; (2) we and TXI will, for a minimum of two years after the distribution date, continue the active conduct of the steel or cement businesses, respectively; (3) we and TXI will not repurchase our stock for two years following the distribution date except in certain circumstances permitted by the IRS; (4) neither we nor TXI will take any actions inconsistent with the representations made in the separation and distribution agreement or in connection with the issuance by Thompson & Knight LLP of its opinion with respect to the spin-off; and (5) neither we nor TXI will take any other action that would result in, or fail to take any action necessary to prevent, any tax being imposed on the spin-off. We and TXI may seek injunctions to enforce these covenants. We or TXI may take actions inconsistent with these covenants by obtaining an unqualified opinion of counsel or a private letter ruling from the IRS that such actions will not cause the spin-off to become taxable, except that we may not, under any circumstances, take any action described in clause (1) above.

If we breach any of our covenants in the tax sharing and indemnification agreement, and if our breach results in taxes being imposed on TXI in connection with the spin-off, then we will be liable for those taxes. In addition, notwithstanding the receipt of any unqualified opinion of counsel, we will be liable for any taxes imposed on TXI in connection with the spin-off with respect to the covenants above. Furthermore, we will be responsible for taxes that may be imposed on TXI pursuant to section 355(e) of the Code in connection with a transaction that results in a change in control of us, even though we will have obtained an opinion of counsel prior to the transaction.

We and our affiliates are required to indemnify TXI and its affiliates for any taxes for which we are responsible under the agreement and TXI and its affiliates are required to indemnify us for any taxes for which TXI is responsible under the agreement, in each case, as outlined above.

If there is an audit of TXI that could result in our being required to indemnify TXI, TXI and we will use our best efforts to separate the items that could result in indemnity from the other items in the audit. We would then have the right to control that separate proceeding, provided that we furnish TXI with evidence reasonably satisfactory to it that we are able to pay the full amount at issue, and provided that we acknowledge our obligation to indemnify TXI for the item at issue. If the proceeding cannot be separated entirely, we will participate in the general audit, but only on matters for which we have an obligation to indemnify TXI. Comparable procedures apply if we are audited and TXI could be required to indemnify us.

We agreed with TXI to cooperate with each other in a timely manner in any administrative or judicial proceeding that could give rise to indemnification obligations. We also agreed to attempt to resolve any disputes informally, but if that fails we may pursue litigation.

DESCRIPTION OF CERTAIN INDEBTEDNESS

Senior Secured Revolving Credit Facility

In connection with the offering of the outstanding notes, we entered into a senior secured revolving credit facility of up to $150 million, subject to a borrowing base and a number of terms and conditions. Our credit facility is guaranteed by certain of our subsidiaries. The credit facility matures five years after its closing date. It includes a $15 million sub-limit for swing line loans and a $25 million sub-limit for letters of credit. Any outstanding letters of credit are deducted from the borrowing availability under the facility. Amounts drawn under the credit facility bear annual interest at either LIBOR plus a margin of 1.00% to 1.75% or a base rate (which will be the higher of the federal funds rate plus 0.50% and the prime rate established by Bank of America, N.A.) plus a margin of up to 1.00%. The interest rate margins are subject to adjustments based on our leverage ratio. The commitment fee calculated on the unused portion of the credit facility ranges from 0.25% to 0.5% per year based on our leverage ratio. We may terminate the credit facility anytime.

The credit facility is secured by security interests in all of our and the guarantors’ existing and future accounts and inventory, in certain related personal property and in all of the equity interests in our present and future domestic subsidiaries and 66% of the directly held equity interests in our, and our domestic subsidiaries,’ present and future foreign subsidiaries. The credit facility contains a number of negative covenants restricting, among other things, prepayment or redemption of other debt, distributions, dividends and repurchases of capital stock and other equity interests, acquisitions and investments, indebtedness, liens and affiliate transactions. We are required to comply with certain financial tests and to maintain certain financial ratios, such as leverage and interest coverage ratios. The credit facility contains customary events of default.

THE EXCHANGE OFFER

Purpose and Effect of the Exchange Offer

We issued $300 million aggregate principal amount of outstanding notes to Banc of America Securities LLC, UBS Securities LLC, SunTrust Capital Markets, Inc., Wells Fargo Securities, LLC and Comerica Securities, Inc., or the initial purchasers, on July 6, 2005, in transactions not registered under the Securities Act in reliance on exemptions from registration under that act. The initial purchasers then sold the outstanding notes to qualified institutional buyers in reliance on Rule 144A under the Securities Act and to non-United States persons outside the United States in reliance on Regulation S under the Securities Act. Because they have been sold pursuant to exemptions from registration, the outstanding notes are subject to transfer restrictions.

In connection with the issuance of the outstanding notes, we agreed that promptly following the issuance of the outstanding notes, we would:

•	file with the Securities and Exchange Commission a registration statement related to the exchange notes;

•	use our reasonable best efforts to cause the registration statement to become effective under the Securities Act by February 1, 2006; and

•	offer to the holders of the outstanding notes the opportunity to exchange their outstanding notes for a like principal amount of exchange notes upon the effectiveness of the registration statement.

Our failure to comply with these agreements within certain time periods would result in additional interest being due on the outstanding notes. A copy of the agreement with the initial purchasers has been filed as an exhibit to the registration statement of which this prospectus is a part.

Based on an interpretation by the Securities and Exchange Commission’s staff set forth in no-action letters issued to third parties unrelated to us, we believe that, with the exceptions set forth below, exchange notes issued in the exchange offer may be offered for resale, resold and otherwise transferred by the holder of exchange notes without compliance with the registration and prospectus delivery requirements of the Securities Act, unless the holder:

•	is an “affiliate” of ours within the meaning of Rule 405 under the Securities Act;

•	is a broker-dealer who purchased outstanding notes directly from us for resale under Rule 144A or Regulation S or any other available exemption under the Securities Act;

•	is a broker-dealer that receives exchange notes for its own account in exchange for outstanding notes which were acquired by the broker-dealer as a result of market-making or other trading activities;

•	acquired the exchange notes other than in the ordinary course of the holder’s business; or

•	has an arrangement with any person to participate in the distribution of exchange notes.

Any holder who tenders in the exchange offer for the purpose of participating in a distribution of the exchange notes cannot rely on this interpretation by the Securities and Exchange Commission’s staff and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction. Each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes, where such outstanding notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. See “Plan of Distribution.” Broker-dealers who acquired outstanding notes directly from us and not as a result of market-making activities or other trading activities may not rely on the Securities and

Exchange Commission staff’s interpretations discussed above or participate in the exchange offer and must comply with the prospectus delivery requirements of the Securities Act to sell the outstanding notes.

In the event that our belief regarding resales is inaccurate, those who transfer exchange notes in violation of the prospectus delivery provisions of the Securities Act and without an exemption from registration under the federal securities laws may incur liability under these laws. We do not assume, nor will we indemnify you against, this liability. The exchange offer is not being made to, nor will we accept surrenders for exchange from, holders of outstanding notes in any jurisdiction in which the exchange offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of the particular jurisdiction.

Terms of the Exchange Offer

Upon the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal, we will accept any and all outstanding notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on                     , 2005 or such date and time to which we extend the offer. We will issue $1,000 in principal amount of exchange notes in exchange for each $1,000 principal amount of outstanding notes accepted in the exchange offer. Holders may tender some or all of their outstanding notes pursuant to the exchange offer. However, outstanding notes may be tendered only in integral multiples of $1,000 in principal amount.

The exchange notes will evidence the same debt as the outstanding notes and will be issued under the terms of, and entitled to the benefits of, the indenture relating to the outstanding notes.

The form and terms of the exchange notes are the same as the form and terms of the outstanding notes except that:

•	the exchange notes have been registered under the federal securities laws and will not bear any legend restricting their transfer;

•	the exchange notes will bear a different CUSIP number from the outstanding notes; and

•	the holders of the exchange notes will not be entitled to certain rights under the registration rights agreement between us and the initial purchasers.

As of the date of this prospectus, outstanding notes representing $300 million in aggregate principal amount were outstanding and there was one registered holder, a nominee of the Depository Trust Company. This prospectus, together with the letter of transmittal, is being sent to the registered holder and to others believed to have beneficial interests in the outstanding notes. We intend to conduct the exchange offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the Securities and Exchange Commission promulgated under the Exchange Act.

We will be deemed to have accepted validly tendered outstanding notes when, as, and if we have given oral or written notice thereof to Wells Fargo Bank, National Association, the exchange agent. The exchange agent will act as agent for the tendering holders for the purpose of receiving the exchange notes from us. If any tendered outstanding notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth under the heading “—Conditions to the Exchange Offer” or otherwise, certificates for any such unaccepted outstanding notes will be returned, without expense, to the tendering holder of those outstanding notes as promptly as practicable after the expiration date unless the exchange offer is extended.

Holders who tender outstanding notes in the exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of outstanding notes in the exchange offer. We will pay all charges and expenses, other than certain applicable taxes, applicable to the exchange offer. See “—Fees and Expenses.”

Expiration Date; Extensions; Amendments

The expiration date shall be 5:00 p.m., New York City time, on                      , 2005, unless we, in our sole discretion, extend the exchange offer, in which case the expiration date shall be the latest date and time to which the exchange offer is extended. In order to extend the exchange offer, we will notify the exchange agent and each registered holder of any extension by oral or written notice prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date. We reserve the right, in our sole discretion:

•	to delay accepting any outstanding notes, to extend the exchange offer or, if any of the conditions set forth under “—Conditions to Exchange Offer” shall not have been satisfied, to terminate the exchange offer, by giving oral or written notice of that delay, extension or termination to the exchange agent, or

•	to amend the terms of the exchange offer in any manner.

Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by a public announcement. If the exchange offer is amended in a manner determined by us to constitute a material change, we will promptly disclose such amendment by means of a prospectus supplement that will be distributed to the registered holders, and, depending upon the significance of the amendment and the manner of disclosure to the registered holders, we will extend the exchange offer for a period of five to 10 business days if the exchange offer would otherwise expire during this five to 10 business day period.

Procedures for Tendering Outstanding Notes

Only a holder of outstanding notes may tender the outstanding notes in the exchange offer. Except as set forth under “—Book Entry Transfer,” to tender in the exchange offer a holder must:

•	complete, sign, and date the letter of transmittal, or a copy of the letter of transmittal;

•	have the signatures on the letter of transmittal guaranteed if required by the letter of transmittal; and

•	deliver the letter of transmittal or copy to the exchange agent prior to the expiration date.

In addition:

•	certificates for the outstanding notes must be received by the exchange agent along with the letter of transmittal prior to the expiration date;

•	a timely confirmation of a book-entry transfer, or “book-entry confirmation,” of the outstanding notes, if that procedure is available, into the exchange agent’s account at the Depository Trust Company, or the “book-entry transfer facility,” following the procedure for book-entry transfer described below, must be received by the exchange agent prior to the expiration date; or

•	you must comply with the guaranteed delivery procedures described below.

To be tendered effectively, the letter of transmittal and other required documents must be received by the exchange agent at the address set forth under “—Exchange Agent” prior to the expiration date.

Your tender, if not withdrawn before the expiration date, will constitute an agreement between you and us in accordance with the terms and subject to the conditions set forth herein and in the letter of transmittal.

THE METHOD OF DELIVERY OF OUTSTANDING NOTES AND THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT YOUR ELECTION AND RISK. INSTEAD OF DELIVERY BY MAIL, IT IS RECOMMENDED THAT YOU USE AN OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE

EXPIRATION DATE. NO LETTER OF TRANSMITTAL OR OUTSTANDING NOTES SHOULD BE SENT TO US. YOU MAY REQUEST YOUR BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES OR NOMINEES TO EFFECT THESE TRANSACTIONS FOR YOU.

Any beneficial owner whose outstanding notes are registered in the name of a broker, dealer, commercial bank, trust company, or other nominee and who wishes to tender should contact the registered holder promptly and instruct the registered holder to tender on the beneficial owner’s behalf. If the beneficial owner wishes to tender on the owner’s own behalf, the owner must, prior to completing and executing the letter of transmittal and delivering the owner’s outstanding notes, either make appropriate arrangements to register ownership of the outstanding notes in the beneficial owner’s name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed by an “eligible guarantor institution” within the meaning of Rule 17Ad-15 under the Exchange Act, or “eligible institution,” unless outstanding notes tendered pursuant thereto are tendered:

•	by a registered holder who has not completed the box entitled “Special Registration Instruction” or “Special Delivery Instructions” on the letter of transmittal; or

•	for the account of an eligible institution.

If signatures on a letter of transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, the guarantee must be by any eligible guarantor institution that is a member of or participant in the Securities Transfer Agents Medallion Program or the New York Stock Exchange Medallion Signature Program or an eligible institution.

If the letter of transmittal is signed by a person other than the registered holder of any outstanding notes listed in the letter of transmittal, the outstanding notes must be endorsed or accompanied by a properly completed bond power, signed by the registered holder as that registered holder’s name appears on the outstanding notes and in either case transferring the outstanding notes either “in blank” or to the person signing the letter of transmittal.

If the letter of transmittal or any outstanding notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations, or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and evidence satisfactory to us of their authority to so act must be submitted with the letter of transmittal unless waived by us.

All questions as to the validity, form, eligibility, including time of receipt, acceptance, and withdrawal of tendered outstanding notes will be determined by us in our sole discretion, which determination will be final and binding. We reserve the absolute right to reject any and all outstanding notes not properly tendered or any outstanding notes our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defects, irregularities or conditions of tender as to particular outstanding notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of outstanding notes must be cured within such time as we shall determine. Although we intend to notify holders of defects or irregularities with respect to tenders of outstanding notes, neither we, the exchange agent, nor any other person is under any duty to give notification of such defects or irregularities and neither we, the exchange agent nor any other person shall incur any liability for failure to give that notification. Tenders of outstanding notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any outstanding notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the exchange agent to the tendering holders, unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date, unless the exchange offer is extended.

In addition, we reserve the right in our sole discretion to purchase or make offers for any outstanding notes that remain outstanding after the expiration date or, as set forth under “—Conditions to the Exchange Offer,” to terminate the exchange offer and, to the extent permitted by applicable law, purchase outstanding notes in the open market, in privately negotiated transactions, or otherwise. The terms of any such purchases or offers could differ from the terms of the exchange offer.

By tendering, you will be representing to us that, among other things:

•	the exchange notes acquired in the exchange offer are being obtained in the ordinary course of business of the person receiving such exchange notes, whether or not such person is the registered holder;

•	you are not participating in and do not intend to participate in a distribution of the exchange notes;

•	you do not have an arrangement or understanding with any person to participate in the distribution of such exchange notes; and

•	you are not an “affiliate,” as defined under Rule 405 of the Securities Act, of ours.

In all cases, issuance of exchange notes for outstanding notes that are accepted for exchange in the exchange offer will be made only after timely receipt by the exchange agent of certificates for such outstanding notes or a timely book-entry confirmation of such outstanding notes into the exchange agent’s account at the book-entry transfer facility, a properly completed and duly executed letter of transmittal or, with respect to the Depository Trust Company and its participants, electronic instructions in which the tendering holder acknowledges its receipt of and agreement to be bound by the letter of transmittal, and all other required documents. If any tendered outstanding notes are not accepted for any reason set forth in the terms and conditions of the exchange offer or if outstanding notes are submitted for a greater principal amount than the holder desires to exchange, such unaccepted or non-exchanged outstanding notes will be returned without expense to the tendering holder or, in the case of outstanding notes tendered by book-entry transfer into the exchange agent’s account at the book-entry transfer facility according to the book-entry transfer procedures described below, those non-exchanged outstanding notes will be credited to an account maintained with that book-entry transfer facility, in each case, as promptly as practicable after the expiration or termination of the exchange offer.

Each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes, where those outstanding notes were acquired by such broker-dealer as a result of market making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of those exchange notes. See “Plan of Distribution.”

Book-Entry Transfer

The exchange agent will make a request to establish an account with respect to the outstanding notes at the book-entry transfer facility for purposes of the exchange offer within two business days after the date of this prospectus, and any financial institution that is a participant in the book-entry transfer facility’s systems may make book-entry delivery of outstanding notes being tendered by causing the book-entry transfer facility to transfer such outstanding notes into the exchange agent’s account at the book-entry transfer facility in accordance with that book-entry transfer facility’s procedures for transfer. However, although delivery of outstanding notes may be effected through book-entry transfer at the book-entry transfer facility, the letter of transmittal or copy of the letter of transmittal, with any required signature guarantees and any other required documents, must, in any case other than as set forth in the following paragraph, be transmitted to and received by the exchange agent at the address set forth under “—Exchange Agent” on or prior to the expiration date or the guaranteed delivery procedures described below must be complied with.

The Depository Trust Company’s Automated Tender Offer Program, or ATOP, is the only method of processing exchange offers through the Depository Trust Company. To accept the exchange offer through ATOP, participants in the Depository Trust Company must send electronic instructions to the Depository Trust Company through the Depository Trust Company’s communication system instead of sending a signed, hard copy letter of transmittal. The Depository Trust Company is obligated to communicate those electronic instructions to the exchange agent. To tender outstanding notes through ATOP, the electronic instructions sent to the Depository Trust

Company and transmitted by the Depository Trust Company to the exchange agent must contain the character by which the participant acknowledges its receipt of, and agrees to be bound by, the letter of transmittal.

Guaranteed Delivery Procedures

If a registered holder of the outstanding notes desires to tender outstanding notes and (1) the outstanding notes are not immediately available, (2) time will not permit that holder’s outstanding notes or other required documents to reach the exchange agent before the expiration date, or (3) the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected if:

•	the tender is made through an eligible institution;

•	prior to the expiration date, the exchange agent receives from that eligible institution a properly completed and duly executed letter of transmittal or a facsimile of a duly executed letter of transmittal and a duly executed notice of guaranteed delivery, substantially in the form provided by us, by telegram, telex, fax transmission, mail or hand delivery, setting forth the name and address of the holder of outstanding notes and the amount of outstanding notes tendered and stating that the tender is being made by guaranteed delivery and guaranteeing that within three business days after the date of execution of the notice of guaranteed delivery, the certificates for all physically tendered outstanding notes, in proper form for transfer, or a book-entry confirmation, as the case may be, will be deposited by the eligible institution with the exchange agent; and

•	the certificates for all physically tendered outstanding notes, in proper form for transfer, or a book-entry confirmation, as the case may be, are received by the exchange agent within three business days after the date of execution of the notice of guaranteed delivery.

The notice of guaranteed delivery may be sent by hand delivery, facsimile transmission or mail to the exchange agent and must include a guarantee by an eligible guarantor institution in the form set forth in the notice of guaranteed delivery.

Withdrawal Rights

Tenders of outstanding notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the expiration date.

For a withdrawal of a tender of outstanding notes to be effective, a written or, for Depository Trust Company participants, electronic ATOP transmission notice of withdrawal, must be received by the exchange agent at its address set forth under “—Exchange Agent” prior to 5:00 p.m., New York City time, on the expiration date. Any such notice of withdrawal must:

•	specify the name of the person having deposited the outstanding notes to be withdrawn, or the “depositor;”

•	identify the outstanding notes to be withdrawn, including the certificate number or numbers and principal amount of such outstanding notes;

•	be signed by the depositor in the same manner as the original signature on the letter of transmittal by which such outstanding notes were tendered, including any required signature guarantees, or be accompanied by documents of transfer sufficient to have the trustee register the transfer of such outstanding notes into the name of the person withdrawing the tender, or in the case of electronic instructions, must contain the character by which the depositor acknowledged its receipt of, and its agreement to be bound by, the letter of transmittal; and

•	specify the name in which any such outstanding notes are to be registered, if different from that of the depositor.

All questions as to the validity, form, eligibility and time of receipt of such notices will be determined by us, and our determination shall be final and binding on all parties. Any outstanding notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Any outstanding notes which have been tendered for exchange but which are not exchanged for any reason will be returned to the holder of those outstanding notes without cost to that holder as soon as practicable after withdrawal, rejection of tender, or termination of the exchange offer. Properly withdrawn outstanding notes may be re-tendered by following one of the procedures under “—Procedures for Tendering Outstanding Notes” at any time on or prior to the expiration date.

Conditions To The Exchange Offer

Notwithstanding any other provision of the exchange offer, we will not be required to accept for exchange, or to issue exchange notes in exchange for, any outstanding notes and may terminate or amend the exchange offer if at any time before the acceptance of those outstanding notes for exchange or the exchange of the exchange notes for those outstanding notes, we determine that the exchange offer violates any applicable law, statute, rule, regulation or interpretation by the staff of the SEC or any order of any governmental agency or court of competent jurisdiction.

The foregoing conditions are for our sole benefit and may be asserted by us regardless of the circumstances giving rise to any such condition or may be waived by us in whole or in part at any time and from time to time in our sole discretion. The failure by us at any time to exercise any of the foregoing rights shall not be deemed a waiver of any of those rights and each of those rights shall be deemed an ongoing right which may be asserted at any time and from time to time.

In addition, we will not accept for exchange any outstanding notes tendered, and no exchange notes will be issued in exchange for those outstanding notes, if at such time any stop order shall be threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the indenture under the Trust Indenture Act of 1939.

The exchange offer is not conditioned on any minimum principal amount of outstanding notes being tendered for exchange.

Exchange Agent

Wells Fargo, National Association has been appointed as exchange agent for the exchange offer. You should direct questions and requests for assistance, requests for additional copies of this prospectus, the letter of transmittal or any other documents to the exchange agent. You should send certificates for outstanding notes, letters of transmittal and any other required documents to the exchange agent addressed as follows:

By Hand Delivery: Wells Fargo Bank, National Association Corporate Trust Services 608 2nd Avenue South Northstar East Building – 12th Floor Minneapolis, MN 55402	By Overnight Courier or Regular Mail: Wells Fargo Bank, National Association Corporate Trust Operations MAC N9303-121 Sixth and Marquette Avenue Minneapolis, MN 55479

By Registered or Certified Mail: Wells Fargo Bank, National Association Corporate Trust Operations MAC N9303-121 P.O. Box 1517 Minneapolis, MN 55480-1517	By Facsimile Transmission (for Eligible Institutions Only): Wells Fargo Bank, National Association (612) 667-4927 Confirm: (800) 344-5128 For Information (800) 344-5128

Delivery of the letter of transmittal to an address other than as shown above or transmission via facsimile other than as set forth above does not constitute a valid delivery of the letter of transmittal. Originals of all documents sent by facsimile should be sent promptly by registered or certified mail, by hand or by overnight delivery service.

Fees And Expenses

We will not make any payments to brokers, dealers or others soliciting acceptances of the exchange offer. The principal solicitation is being made by us by mail; however, additional solicitations may be made in person or by telephone by our officers and employees.

We have not retained any dealer-manager in connection with the exchange offer. We will not make any payments to brokers or other persons soliciting acceptances of the exchange offer. We, however, will pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses. The estimated cash expenses to be incurred in connection with the exchange offer will be paid by us and will include exchange agent, trustee, accounting, legal, printing and related fees and expenses.

Transfer Taxes

We will pay all transfer taxes, if any, applicable to the exchange of the outstanding notes pursuant to the exchange offer. If, however, certificates representing the exchange notes or the outstanding notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered holder of the outstanding notes tendered, or if tendered outstanding notes are registered in the name of any person other than the person signing the letter of transmittal, or if a transfer tax is imposed for any reason other than the exchange of the outstanding notes pursuant to the exchange offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other person) will be payable by the tendering holder.

Accounting Treatment

The exchange notes will be recorded at the same carrying value as the outstanding notes. Accordingly, we will recognize no gain or loss for accounting purposes. We will amortize the expenses of the exchange offer over the term of the exchange notes.

Adverse Consequences of Failure to Exchange

As a result of making this exchange offer, we will have fulfilled one of our obligations under the registration rights agreement between us and the initial purchasers, and holders who do not tender their outstanding notes generally will not have any further registration rights under the registration rights agreement or otherwise. Accordingly, any holder of outstanding notes that does not exchange those notes for exchange notes will continue to hold the untendered outstanding notes and will be entitled to all the rights and limitations applicable thereto under the indenture, except to the extent that such rights or limitations, by their terms, terminate or cease to have further effectiveness as a result of the exchange offer.

The outstanding notes that are not exchanged for exchange notes pursuant to the exchange offer will remain restricted securities. Accordingly, such outstanding notes may be offered, resold, pledged or otherwise transferred only:

•	inside the United States (i) to us (upon redemption thereof or otherwise); (ii) pursuant to an effective registration statement under the Securities Act; (iii) to a person whom the seller reasonably believes is a qualified institutional buyer (as defined in Rule 144A under the Securities Act) in a transaction meeting the requirements of Rule 144A; or (iv) pursuant to an exemption from registration under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States; or

•	outside the United States in an offshore transaction in accordance with Rule 904 under the Securities Act.

Regulatory Approvals

Other than the federal securities laws, there are no federal or state regulatory requirements that we must comply with and there are no approvals that we must obtain in connection with the exchange offer.

Other

Participation in the exchange offer is voluntary. You should carefully consider whether to accept the exchange offer. You should consult your financial and tax advisors in making your own decision on what action to take.

We may in the future seek to acquire untendered outstanding notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. We have no present plans to acquire any outstanding notes that are not tendered in the exchange offer or to file a registration statement to permit resales of any untendered outstanding notes.

DESCRIPTION OF THE EXCHANGE NOTES

Except as otherwise indicated below, the following summary applies to both the notes issued on July 6, 2005, or the “Outstanding Notes,” pursuant to the Indenture dated as of July 6, 2005 between us and Wells Fargo Bank, National Association, as trustee, and to the exchange notes to be issued in connection with the exchange offer, or the “Exchange Notes.” The Exchange Notes will also be issued under the Indenture. We refer to the Exchange Notes and the Outstanding Notes, in each case outstanding at any given time and issued under the Indenture, as the “Notes.” The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act.

The terms of the Exchange Notes are identical to those of the Outstanding Notes in all material respects, including interest rate and maturity, except that the Exchange Notes will be:

•	registered under the Securities Act; and

•	free of any covenants contained in our registration rights agreement dated as of July 6, 2005 with the initial purchasers for the Outstanding Notes that relate to our making an exchange offer for the Outstanding Notes.

The following is a summary of the material provisions of the Indenture but does not restate the Indenture in its entirety. It does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Indenture, a copy of which has been filed as an exhibit to the registration statement of which this prospectus is a part. We urge you to read the Indenture because it, and not this summary, defines your rights as a holder of the Notes.

The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The Notes are subject to all such terms, and holders of Notes are referred to the Indenture and the Trust Indenture Act for a statement thereof.

You can find the definitions of certain terms used in this description below under the caption “—Certain Definitions.” Certain defined terms used in this description but not defined below under the caption “—Certain Definitions” have the meanings assigned to them in the Indenture. In this description, the word “Company” refers only to Chaparral Steel Company and not to any of our subsidiaries.

Brief Description of the Exchange Notes and the Note Guarantees

The Exchange Notes:

•	are general unsecured obligations of the Company;

•	are effectively subordinated to any secured Indebtedness of the Company, including the Indebtedness of the Company under the Credit Agreement, to the extent of the assets securing such Indebtedness, and to any future liabilities of the Company’s subsidiaries that are not Guarantors, to the extent of the assets of such subsidiaries;

•	are pari passu in right of payment with any existing and future unsecured Unsubordinated Indebtedness of the Company;

•	are senior in right of payment to any future subordinated Indebtedness of the Company; and

•	are guaranteed by the Guarantors as described under “—Note Guarantees.”

As of the date of the Indenture, all of our subsidiaries will be “Restricted Subsidiaries.” However, under the circumstances described below under the subheading “—Certain Covenants—Designation of Restricted and

Unrestricted Subsidiaries,” we will be permitted to designate certain of our subsidiaries as “Unrestricted Subsidiaries.” Unrestricted Subsidiaries will not be subject to any of the restrictive covenants in the Indenture and will not guarantee the Notes.

As of [            ], 2005, the Company and the Guarantors had $[            ] million of consolidated indebtedness outstanding, $[            ] million of which was secured indebtedness.

Principal, Maturity and Interest

The Company has issued $300 million of Notes under the Indenture. The Notes will mature on July 15, 2013. Interest on the Notes will accrue at the rate of 10% per annum and will be payable, in cash, semi-annually in arrears on January 15 and July 15 of each year, commencing on January 15, 2006, to holders of record on the immediately preceding January 1 and July 1. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

The Indenture provides for the issuance of additional notes, or Additional Notes, having identical terms and conditions to the Notes, subject to compliance with the covenants contained in the Indenture. Any Additional Notes will be part of the same issue as the Notes and will vote on all matters with the Notes. For purposes of this “Description of Notes,” reference to the Notes includes Additional Notes except as otherwise indicated.

Methods of Receiving Payments on the Exchange Notes

If a Holder of $1.0 million or more of Notes has given wire transfer instructions to the Company, the Company will pay all principal, interest and premium and Liquidated Damages, if any, on that Holder’s Notes in accordance with those instructions. All other payments on Notes will be made at the office or agency of the Paying Agent and Registrar within the City and State of New York unless the Company elects to make interest payments by check mailed to the Holders at their addresses set forth in the register of Holders.

Paying Agent and Registrar for the Exchange Notes

Wells Fargo Bank, National Association will initially act as Paying Agent and Registrar. The Company may change the Paying Agent or Registrar without prior notice to the Holders, and the Company or any of its Subsidiaries may act as Paying Agent or Registrar.

Transfer and Exchange

A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company is not required to transfer or exchange any Note selected for redemption. Also, the Company is not required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed. The registered Holder of a Note will be treated as the owner of it for all purposes.

Note Guarantees

The Exchange Notes will be guaranteed, jointly and severally, by all of the Initial Guarantors. Each Note Guarantee:

•	will be a general unsecured obligation of the Guarantor;

•	will be effectively subordinated to any existing and future secured Indebtedness of the Guarantor, including the Indebtedness of the Guarantor under the Credit Agreement, to the extent of the assets securing such Indebtedness;

•	will be pari passu in right of payment with any existing and future unsecured Unsubordinated Indebtedness of the Guarantor; and

•	will be senior in right of payment to any future subordinated Indebtedness of the Guarantor.

If the Company or any of its Restricted Subsidiaries acquires or creates another Domestic Subsidiary (other than a Receivables Subsidiary) on or after the date of the Indenture, then that newly acquired or created Domestic Subsidiary must become a Guarantor and execute a supplemental indenture and deliver an Opinion of Counsel to the Trustee. See “—Certain Covenants—Guarantees.”

The obligations of each Guarantor under its Note Guarantee will be limited as necessary to prevent that Note Guarantee from constituting a fraudulent conveyance under applicable law. See “Risk Factors—Risks Relating to the Exchange Offer and Exchange Notes—Federal and state statutes allow courts, under specific circumstances, to void the exchange notes or the guarantees and require note holders to return payments received from us or the guarantors.” Assuming the Transactions had been completed as of May 31, 2005, the Guarantors would have had no indebtedness outstanding other than their guarantees of our indebtedness under the Credit Agreement and the Indenture.

Ranking

The Notes will rank equal in right of payment to all existing and future unsecured Unsubordinated Indebtedness and senior in right of payment to all subordinated Indebtedness of the Company. The Notes, however, will be effectively subordinated to the Company’s secured obligations to the extent of the collateral securing such obligations. Additionally, the Notes will be effectively subordinated to all liabilities, including trade payables, of the Company’s subsidiaries that are not Guarantors. The Note Guarantees will rank equal in right of payment with all existing and future unsecured Unsubordinated Indebtedness of the Guarantors. In addition, the Note Guarantees will be effectively subordinated to all of the Guarantors’ secured obligations to the extent of the collateral securing such obligations.

Optional Redemption

At any time prior to July 15, 2008 the Company may redeem up to 35% of the aggregate principal amount of Notes originally issued under the Indenture (including any Additional Notes) at a redemption price of 110% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, to the redemption date, with the net cash proceeds of one or more Equity Offerings; provided that:

•	at least 65% of the aggregate principal amount of Notes originally issued under the Indenture (including any Additional Notes) remains outstanding immediately after the occurrence of such redemption (excluding Notes held by the Company and its Subsidiaries); and

•	the redemption must occur within 90 days of the date of the closing of such Equity Offering.

In addition, at any time on or prior to July 15, 2009, the Company may redeem all or part of the Notes at a redemption price equal to the sum of:

•	the principal amount thereof, plus

•	accrued and unpaid interest, if any, to the applicable date of redemption, plus

•	the Make-Whole Premium.

Except pursuant to the preceding paragraphs, the Notes will not be redeemable at the Company’s option prior to July 15, 2009.

On and after July 15, 2009, the Company may redeem all or a part of the Notes upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages, if any, thereon, to the applicable redemption date, if redeemed during the 12-month period beginning on July 15 of the years indicated below:

Year	Percentage
2009	105.000%
2010	102.500%
2011 and thereafter	100.000%

Selection and Notice

If less than all of the Notes are to be redeemed at any time, the Trustee will select Notes for redemption as follows:

(1) if the Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange; or

(2) if the Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate.

No Notes of $1,000 or less shall be redeemed in part. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address. Notices of redemption may not be conditional.

If any Note is to be redeemed in part only, the notice of redemption that relates to that Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion of the original Note will be issued in the name of the Holder thereof upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption.

Mandatory Redemption

The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

Repurchase at the Option of Holders

Change of Control

If a Change of Control occurs, each Holder of Notes will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of that Holder’s Notes pursuant to an offer (a “Change of Control Offer”) on the terms set forth in the Indenture. In the Change of Control Offer, the Company will offer payment (a “Change of Control Payment”) in cash of 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest and Liquidated Damages, if any, thereon, to the date of repurchase (the “Change of Control Payment Date,” which date will be no earlier than the date of such Change of Control). Within 30 days following any Change of Control, the Company will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the Change of Control Payment Date specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by the Indenture and described in such notice. The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of the Indenture by virtue of such compliance.

On the Change of Control Payment Date, the Company will, to the extent lawful:

(1) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer;

(2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered; and

(3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company.

The Paying Agent will promptly mail or wire transfer to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a principal amount of $1,000 or an integral multiple thereof.

The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

The Credit Agreement prohibits, except in limited circumstances, the Company from prepaying or redeeming any Notes. The Credit Agreement also provides that certain change of control events with respect to the Company would constitute a default thereunder. Any future credit agreements or other agreements relating to Indebtedness to which the Company becomes a party may contain similar restrictions and provisions. In the event a Change of Control occurs at a time when the Company is prohibited from purchasing Notes, the Company could seek the consent of its lenders to the purchase of Notes or could attempt to refinance the borrowings that contain such prohibition. If the Company does not obtain such a consent or repay such borrowings, the Company will remain prohibited from purchasing Notes. In such case, the Company’s failure to purchase tendered Notes would constitute an Event of Default under the Indenture which might, in turn, constitute a default under such other agreements.

The provisions described above that require the Company to make a Change of Control Offer following a Change of Control will be applicable regardless of whether any other provisions of the Indenture are applicable.

Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the holders of the Notes to require that the Company repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

The definition of Change of Control includes a phrase relating to the direct or indirect sale, transfer, conveyance or other disposition of “all or substantially all” of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a Holder of Notes to require the Company to repurchase such Notes as a result of a sale, transfer, conveyance or other disposition of less than all of the assets of the Company and its Restricted Subsidiaries taken as a whole to another Person or group may be uncertain.

Asset Sales

Under the Indenture, the Company may not, and may not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets or Equity Interests issued or sold or otherwise disposed of;

(2) such Fair Market Value is determined in good faith by (a) the chief executive officer or chief financial officer of the Company, in the case of any Asset Sales or series of related Asset Sales having a fair market value of less than $5.0 million, and (b) the Board of Directors of the Company and evidenced by a resolution of the Board of Directors set forth in an Officers’ Certificate delivered to the Trustee, in the case of any Asset Sales or series of related Asset Sales having a fair market value of $5.0 million or more;

(3) at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of cash, Cash Equivalents or Replacement Assets or a combination of both. For purposes of this provision, each of the following shall be deemed to be cash:

(a) any liabilities (as shown on the Company’s or such Restricted Subsidiary’s most recent balance sheet), of the Company or any Restricted Subsidiary (other than contingent liabilities, liabilities that are by their terms subordinated to the Notes or any Note Guarantee and liabilities to the extent owed to the Company or any Affiliate of the Company) that are assumed by the transferee of any such assets pursuant to a customary written agreement that releases the Company or such Restricted Subsidiary from further liability; and

(b) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are contemporaneously (subject to ordinary settlement periods) converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received in that conversion).

Within 360 days after the receipt of any Net Proceeds from an Asset Sale, the Company may apply such Net Proceeds at its option:

(1) to repay Indebtedness under the Credit Facilities or Unsubordinated Indebtedness secured by such assets and, if the Indebtedness repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto;

(2) to purchase Replacement Assets (or enter into a binding agreement to purchase such Replacement Assets; provided that (x) such purchase is consummated within 90 days after the date of such binding agreement and (y) if such purchase is not consummated within the period set forth in subclause (x), the Net Proceeds not so applied will be deemed to be Excess Proceeds (as defined below); or

(3) to apply (no later than the end of the 360-day period referred to in this paragraph) such Net Proceeds (to the extent not applied pursuant to clauses (1) and (2)) as provided in the following paragraph of this “—Asset Sales” covenant.

Pending the final application of any such Net Proceeds, the Company may temporarily reduce revolving credit borrowings or otherwise invest such Net Proceeds in any manner that is not prohibited by the Indenture.

Any Net Proceeds from Asset Sales that are not applied or invested as provided in the preceding paragraph will constitute “Excess Proceeds.” Within 10 days after the aggregate amount of Excess Proceeds exceeds $10.0 million, the Company will make an Asset Sale Offer to all Holders of Notes and all holders of other Unsubordinated Indebtedness containing provisions similar to those set forth in the Indenture with respect to offers to purchase with the proceeds of sales of assets, to purchase the maximum principal amount of Notes and such other Unsubordinated Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of principal amount plus accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use such Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes and such other Unsubordinated Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, Notes and such other Unsubordinated Indebtedness to be purchased shall be selected on a pro rata basis based on the principal amount of Notes and such other pari passu Indebtedness tendered. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sales provisions of the Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Sale provisions of the Indenture by virtue of such compliance.

The Credit Agreement prohibits, except in limited circumstances, the Company from prepaying or redeeming any Notes, and also provides that certain asset sales with respect to the Company would constitute a default thereunder. Any future credit agreements or other agreements relating to Indebtedness to which the Company becomes a party may contain similar restrictions and provisions. In the event an Asset Sale occurs at a time when the Company is prohibited from purchasing Notes, the Company could seek the consent of its lenders to the purchase of Notes or could attempt to refinance the borrowings that contain such prohibition. If the Company does not obtain such a consent or repay such borrowings, the Company will remain prohibited from purchasing Notes. In such case, the Company’s failure to purchase tendered Notes would constitute an Event of Default under the Indenture which could, in turn, constitute a default under such other agreements.

Suspension Condition

If the Notes are rated Investment Grade by both Rating Agencies and no Default or Event of Default shall have occurred and then be continuing (the foregoing conditions being referred to collectively as the “Suspension Condition”), the Company and its Restricted Subsidiaries cease to be subject to the covenants of the Indenture described under “—Certain Covenants—Restricted Payments,” “—Incurrence of Indebtedness and Issuance of Preferred Stock,” clause (3) of “—Merger, Consolidation or Sale of Assets,” “—Transactions with Affiliates,” clauses (1) and (3) of “—Sale and Leaseback Transactions” and “—Limitation on Issuances and Sales of Equity Interests in Restricted Subsidiaries” and will not be subject to the provisions of the Indenture described under “—Repurchase at the Option of the Holders—Asset Sales” (collectively, the “Suspended Covenants”) with respect to the Notes under the Indenture. As a result, if and after the Company meets the Suspension Condition, the Notes will be entitled to substantially less covenant protection. If the Company and its Restricted Subsidiaries are not subject to the Suspended Covenants with respect to such Notes for any period of time as a result of the foregoing and, subsequently, one or both Rating Agencies withdraw their Investment Grade rating or downgrade the Investment Grade rating assigned to the Notes such that the Notes are no longer rated Investment Grade by both Rating Agencies, then the Company and each of its Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants under the Indenture. Compliance with the Suspended Covenants with respect to Restricted Payments made after the time of such withdrawal or downgrade will be calculated in accordance with the terms of the covenant described below under “—Certain Covenants—Restricted Payments” as if such covenant had been in effect during the entire period of time from the date of the Indenture.

So long as the Notes are outstanding, including while the Company meets the Suspension Condition, the Company and its Restricted Subsidiaries will be subject to the provisions of the Indenture described under “—Repurchase at the Option of the Holders—Change of Control” and the covenants described under: “—Certain Covenants—Liens,” “—Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries,” “—Merger, Consolidation or Sale of Assets” (other than clause (3)), “—Guarantees,” “—Designation of Restricted and Unrestricted Subsidiaries,” “—Sale and Leaseback Transactions” (other than clauses (1) and (3)), “—Business

Activities,” “—Payments for Consent” and “Reports.” In addition, the Company will not be permitted to designate any Subsidiaries as Unrestricted Subsidiaries while the Company meets the Suspension Condition.

Certain Covenants

The Indenture contains various restrictive covenants, including the covenants described below.

Restricted Payments

(A) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(1) declare or pay (without duplication) any dividend or make any other payment or distribution on account of the Company’s or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Company’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than dividends, payments or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or to the Company or a Restricted Subsidiary of the Company);

(2) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) any Equity Interests of the Company or any of its Restricted Subsidiary held by Persons other than the Company or any of its Restricted Subsidiaries;

(3) (i) make any voluntary payment on or with respect to, or voluntarily purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the Notes or the Note Guarantees or (ii) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness owed to the Company or any of the Company’s Affiliates that is subordinated to the Notes or any Note Guarantees, except, in the case of clause (ii), (a) a payment of interest or principal at the Stated Maturity thereof or (b) the purchase, repurchase or other acquisition of any such Indebtedness in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such purchase, repurchase or other acquisition; or

(4) make any Restricted Investment (all such payments and other actions set forth in clauses (1) through (3) above being collectively referred to as “Restricted Payments”), unless, at the time of and after giving effect to such Restricted Payment:

(i) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

(ii) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four quarter period, have been permitted to Incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock”; and

(iii) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the Issue Date (excluding Restricted Payments permitted by clauses (2), (3), (4), and (5) of the next succeeding paragraph (B)), is less than the sum, without duplication, of:

(a) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the Issue Date to the end of the Company’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus

(b) 100% of the aggregate net cash proceeds received by the Company since the date of the Indenture as a contribution to its common equity capital or from the issue or sale of Equity Interests of the Company (other than Disqualified Stock) or from the issue or sale of Disqualified Stock or debt securities of the Company that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of the Company); plus

(c) with respect to Restricted Investments made by the Company and its Restricted Subsidiaries after the Issue Date, an amount equal to (x) the amount returned in cash to the Company or any Restricted Subsidiary of the Company on or with respect to such Restricted Investments, whether resulting from payments of interest on Indebtedness, dividends or distributions, repayments of loans or advances in cash or other payments, or from the net cash proceeds from the sale of any such Investment, (y) upon the designation of any Unrestricted Subsidiary to be a Restricted Subsidiary, the Fair Market Value of the Company’s or its Restricted Subsidiary’s equity interest in such Subsidiary at the time of such designation, or (z) upon the release of any Guarantee (except to the extent any amounts are paid under such Guarantee), the amount of the Guarantee released, in each case, but only if and to the extent such amounts are not included in the calculation of Consolidated Net Income and not to exceed the amount of the Restricted Investment previously made by the Company or any Restricted Subsidiary in such Person or Unrestricted Subsidiary.

(B) The preceding provisions will not prohibit:

(1) the payment of any dividend within 60 days after the date of declaration thereof, if at such date of declaration such payment would have complied with the provisions of the Indenture;

(2) the redemption, repurchase, retirement, defeasance or other acquisition of any subordinated Indebtedness of the Company or any Guarantor or of any Equity Interests of the Company or any Restricted Subsidiary in exchange for, or out of the net cash proceeds of a contribution to the common equity of the Company or a substantially concurrent sale (other than to a Subsidiary of the Company) of, Equity Interests of the Company (other than Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (4)(iii)(b) of the preceding paragraph (A);

(3) the defeasance, redemption, repurchase or other acquisition of subordinated Indebtedness of the Company or any Guarantor in exchange for, or with the net cash proceeds from, an Incurrence of Permitted Refinancing Indebtedness;

(4) the payment of any dividend or distribution by a Restricted Subsidiary of the Company, other than a Guarantor, to the holders of its common Equity Interests, or the redemption by a Restricted Subsidiary of the Company, other than a Guarantor, of its common Equity Interests, in each case on a pro rata basis;

(5) the repurchase of Capital Stock deemed to occur upon the exercise of options or warrants to the extent that such Capital Stock represents all or a portion of the exercise price thereof;

(6) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company held by any current or former employee or director of the Company (or any of its Restricted Subsidiaries) pursuant to the terms of any employee equity subscription agreement, stock option agreement or similar agreement entered into in the ordinary course of business; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests will not exceed $5.0 million and provided further that such aggregate price paid, in any calendar year, will not exceed $1.0 million;

(7) the Transactions; or

(8) other Restricted Payments in an aggregate amount not to exceed $25.0 million;

provided that, except in the case of clauses (1) and (7), no Default has occurred and is continuing or would be caused thereby.

The amount of all Restricted Payments (other than cash) shall be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued to or by the Company or such Subsidiary, as the case may be, pursuant to the Restricted Payment. The Fair Market Value of any assets or securities that are required to be valued by this covenant shall be determined by the Board of Directors whose resolution with respect thereto shall be delivered to the Trustee. The Board of Directors’ determination must be based upon an opinion or appraisal issued by an independent accounting, appraisal or investment banking firm if the Fair Market Value exceeds $10.0 million. Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers’ Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this “Restricted Payments” covenant were computed, together with a copy of any fairness opinion or appraisal required by the Indenture.

Incurrence of Indebtedness and Issuance of Preferred Stock

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, Incur any Indebtedness (including Acquired Debt), and the Company will not permit any of its Restricted Subsidiaries to issue any preferred stock; provided, however, that the Company or any Guarantor may Incur Indebtedness, if the Fixed Charge Coverage Ratio for the Company’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is Incurred would have been at least 2.0 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been Incurred at the beginning of such four-quarter period.

The first paragraph of this covenant will not prohibit the Incurrence of any of the following items of Indebtedness (collectively, “Permitted Debt”):

(1) the Incurrence by the Company or any Guarantor of Indebtedness under Credit Facilities in an aggregate principal amount at any one time outstanding pursuant to this clause (1) not to exceed the greater of (a) $150 million, less the aggregate amount of all Net Proceeds of Asset Sales applied by the Company or any Restricted Subsidiary to permanently repay any such Indebtedness (and, in the case of any revolving credit Indebtedness, to effect a corresponding commitment reduction thereunder) pursuant to the covenant “—Repurchase at the Option of Holders—Asset Sales” and (b) the sum of the amounts equal to (x) 60% of the consolidated book value of the inventory of the Company and the Guarantors and (y) 85% of the consolidated book value of the accounts receivable of the Company and the Guarantors, in each case as set forth on the most recent available quarterly or annual consolidated balance sheet of the Company and its Restricted Subsidiaries, prepared in conformity with GAAP;

(2) the Incurrence of Existing Indebtedness;

(3) the Incurrence by the Company and the Guarantors of Indebtedness represented by the Notes and the related Note Guarantees issued on the Issue Date and the Exchange Notes and the related Note Guarantees to be issued pursuant to the Registration Rights Agreement;

(4) the Incurrence by the Company or any Restricted Subsidiary of the Company of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, Incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Company or such Restricted Subsidiary, in an aggregate amount at any one time outstanding, including all Permitted Refinancing Indebtedness Incurred to refund, refinance or replace any Indebtedness Incurred pursuant to this clause (4), not to exceed the greater of (a) $15.0 million and (b) 2.5% of the Tangible Assets of the Company and its Restricted Subsidiaries (determined as of the end of the most recent fiscal quarter of the Company);

(5) the Incurrence by the Company or any Restricted Subsidiary of the Company of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that was permitted by the Indenture to be Incurred under the first paragraph of this covenant or clauses (2), (3), (4), (5) or (8) of this paragraph;

(6) the Incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness owing to and held by the Company or any of its Restricted Subsidiaries; provided, however, that:

(a) if the Company or any Guarantor is the obligor on such Indebtedness, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Notes, in the case of the Company, or the Note Guarantee, in the case of a Guarantor; and

(b) (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary thereof and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary thereof, shall be deemed, in each case, to constitute an Incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

(7) the Guarantee by the Company or any of the Guarantors of Indebtedness of the Company or a Restricted Subsidiary of the Company that was permitted to be Incurred by another provision of this covenant; or

(8) the Incurrence by the Company or any Restricted Subsidiary of the Company of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness Incurred to refund, refinance or replace any Indebtedness Incurred pursuant to this clause (8), not to exceed $25.0 million.

For purposes of determining compliance with this covenant, in the event that any proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (8) above, or is entitled to be Incurred pursuant to the first paragraph of this covenant, the Company will be permitted to classify at the time of its Incurrence such item of Indebtedness in any manner that complies with this covenant. In addition, any Indebtedness originally classified as Incurred pursuant to clauses (1) through (8) above may later be reclassified by the Company such that it will be deemed as having been Incurred pursuant to another of such clauses to the extent that such reclassified Indebtedness could be Incurred pursuant to such new clause at the time of such reclassification. Notwithstanding the foregoing, Indebtedness under Credit Facilities outstanding on the Issue Date will be deemed to have been Incurred on such date in reliance on the exception provided by clause (1) of the definition of Permitted Debt.

Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that may be Incurred pursuant to this covenant will not be deemed to be exceeded, with respect to any outstanding Indebtedness due solely to the result of fluctuations in the exchange rates of currencies. The Company will not Incur any Indebtedness that is subordinate or junior in right of payment to any other Indebtedness of the Company unless it is subordinate in right of payment to the Notes. No Guarantor will Incur any Indebtedness that is subordinate or junior in right of payment to any other Indebtedness of such Guarantor unless it is subordinate in right of payment to such Guarantor’s Note Guarantee. For purposes of the foregoing, no Indebtedness will be deemed to be subordinated in right of payment to any other Indebtedness of the Company or any Guarantor, as applicable, solely by reason of any Liens or Guarantees arising or created in respect of such other Indebtedness or by virtue of the fact that the holders of any secured Indebtedness have entered into intercreditor agreements giving one or more of such holders priority over the other holders in collateral held by them.

Liens

The Company will not, and will not permit any of its Restricted Subsidiaries to, create, Incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind (other than Permitted Liens) upon any of their property or assets, now owned or hereafter acquired, unless all payments due under the Indenture and the Notes are secured on an equal and ratable basis with the obligations so secured until such time as such obligations are no longer secured by a Lien.

Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(1) pay dividends or make any other distributions on its Capital Stock (or with respect to any other interest or participation in, or measured by, its profits) to the Company or any of its Restricted Subsidiaries or pay any liabilities owed to the Company or any of its Restricted Subsidiaries;

(2) make loans or advances to the Company or any of its Restricted Subsidiaries; or

(3) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries.

However, the preceding restrictions will not apply to such encumbrances or restrictions existing under, by reason of or with respect to:

(1) the Existing Indebtedness, the Credit Agreement, the Indenture, the Notes, the Note Guarantees or any other agreements in effect on the date of the Indenture and any amendments, modifications, restatements, renewals, extensions, supplements, refundings, replacements or refinancings thereof, provided that the encumbrances and restrictions in any such amendments, modifications, restatements, renewals, extensions, supplements, refundings, replacements or refinancings are no more restrictive, taken as a whole, than those contained in such Existing Indebtedness, the Credit Agreement, the Indenture, or such other agreements as in effect on the date of the Indenture;

(2) any provision of any indenture, credit agreement or similar agreement not described in the immediately preceding clause (1) that requires intercompany obligations to be subordinated to the indebtedness under such indenture or agreement on substantially the same terms as those provided above in clause (6) of the second paragraph of the covenant described above under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock”;

(3) applicable law;

(4) any agreement or arrangement applicable to any Person or the property or assets of such Person acquired by the Company or any of its Restricted Subsidiaries, existing at the time of such acquisition and not entered into in connection with or in contemplation of such acquisition; provided that the encumbrance or restriction therein is not applicable to any Person or the properties or assets of any Person, other than the Person, or the property or assets of such Person, so acquired and any amendments, modifications, restatements, renewals, extensions, supplements, refundings, replacements or refinancings thereof, provided that the encumbrances and restrictions in any such amendments, modifications, restatements, renewals, extensions, supplements, refundings, replacement or refinancings are no more restrictive, taken as a whole, than those in effect on the date of the acquisition;

(5) in the case of clause (3) of the first paragraph of this covenant:

(a) that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance, joint venture, partnership interest or contract or similar property or asset,

(b) existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Company or any Restricted Subsidiary not otherwise prohibited by the Indenture, or

(c) arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of the Company or any Restricted Subsidiary in any manner material to the Company or any Restricted Subsidiary;

(6) any agreement for the sale or other disposition of all or substantially all of the Capital Stock of, or property and assets of, a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending such sale or other disposition;

(7) Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

(8) restrictions on cash or other deposits or net worth imposed by customers or required by insurance, surety or bonding companies, in each case under contracts entered into in the ordinary course of business; and

(9) Standard Securitization Undertakings related to a Receivables Subsidiary in connection with a Qualified Receivables Transaction.

Merger, Consolidation or Sale of Assets

The Company will not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not the Company is the surviving corporation) or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties and assets of the Company and its Subsidiaries taken as a whole, in one or more related transactions, to another Person unless:

(1) either: (a) the Company is the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition shall have been made (i) is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia and (ii) assumes all the obligations of the Company under the Notes, the Indenture and the Registration Rights Agreement pursuant to agreements reasonably satisfactory to the Trustee;

(2) immediately after giving effect to such transaction no Default or Event of Default exists;

(3) immediately after giving effect to such transaction on a pro forma basis, the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, conveyance or other disposition shall have been made, will, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to Incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock”;

(4) each Guarantor, unless such Guarantor is the Person with which the Company has entered into a transaction under this “Consolidation, Merger or Sale of Assets” covenant, shall have by amendment to its

Note Guarantee confirmed that its Note Guarantee shall apply to the obligations of the Company or the surviving Person in accordance with the Notes and the Indenture; and

(5) the Company delivers to the Trustee an Officers’ Certificate (attaching the arithmetic computation to demonstrate compliance with clause (3) above) and Opinion of Counsel, in each case stating that such transaction and such agreement complies with this covenant and that all conditions precedent provided for herein relating to such transaction have been complied with.

In addition, the Company may not, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person. Clause (3) above of this “Merger, Consolidation or Sale of Assets” covenant will not apply to any merger, consolidation or sale, assignment, transfer, conveyance or other disposition of assets between or among the Company and any of its Restricted Subsidiaries.

Upon any consolidation or merger, or any sale, assignment, transfer, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with this covenant, the successor corporation formed by such consolidation or with or into which the Company is merged or to which such sale, assignment, transfer, conveyance or other disposition is made will succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, assignment, conveyance or other disposition, the provisions of the Indenture referring to the “Company” will refer instead to the successor corporation and not the Company), and may exercise every right and power of, the Company under the Indenture with the same effect as if such successor Person has been named as the Company in the Indenture.

Transactions with Affiliates

The Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into, make, amend, renew or extend any transaction, contract, agreement, understanding, loan, advance or Guarantee with, or for the benefit of, any Affiliate (each, an “Affiliate Transaction”), unless:

(1) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable arm’s-length transaction by the Company or such Restricted Subsidiary with a Person that is not an Affiliate of the Company; and

(2) the Company delivers to the Trustee:

(a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, a resolution of the Board of Directors set forth in an Officers’ Certificate certifying that such Affiliate Transaction or series of related Affiliate Transactions complies with this covenant and that such Affiliate Transaction or series of related Affiliate Transactions has been approved by a majority of the disinterested members of the Board of Directors; and

(b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, an opinion as to the fairness to the Company or such Restricted Subsidiary of such Affiliate Transaction or series of related Affiliate Transactions from a financial point of view issued by an independent accounting, appraisal or investment banking firm.

The following items shall not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

(1) transactions between or among the Company and/or its Restricted Subsidiaries;

(2) payment of reasonable fees and compensation to, and indemnity provided on behalf of, the executive officers and directors of the Company and its Restricted Subsidiaries;

(3) the entering into of a tax sharing agreement, or payments pursuant thereto, between the Company and/or one or more Subsidiaries, on the one hand, and any other Person with which the Company or such Subsidiaries are required or permitted to file a consolidated tax return or with which the Company or such Subsidiaries are part of a consolidated group for tax purposes, on the other hand, which payments by the Company and the Restricted Subsidiaries are not in excess of the tax liabilities that would have been payable by them on a stand-alone basis;

(4) loans and advances permitted by clause (8) of the definition of “Permitted Investments”;

(5) Restricted Payments that are permitted by the provisions of the Indenture described above under the caption “—Restricted Payments”;

(6) prior to the distribution of the Company to TXI’s shareholders (a) sales of slag to TXI consistent with past practice and (b) purchases and sales of goods or services in the ordinary course of business with TXI; provided such purchases and sales are on terms no less favorable to the Company than those that would have been obtained in a comparable arm’s-length transaction with a Person that is not an Affiliate of the Company;

(7) transfers of accounts receivable and related assets to a Receivables Subsidiary in connection with a Qualified Receivables Transaction and the charging of fees and expenses in the ordinary course of business in connection with such transfers; and

(8) any sale of Equity Interests (other than Disqualified Stock) of the Company.

Designation of Restricted and Unrestricted Subsidiaries

The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary; provided that:

(1) any Guarantee by the Company or any Restricted Subsidiary of any Indebtedness of the Subsidiary being so designated will be deemed to be an Incurrence of Indebtedness by the Company or such Restricted Subsidiary (or both, if applicable) at the time of such designation, and such Incurrence of Indebtedness would be permitted under the covenant described above under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock”;

(2) the aggregate Fair Market Value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary being so designated (including any Guarantee by the Company or any Restricted Subsidiary of any Indebtedness of such Subsidiary) will be deemed to be a Restricted Investment made as of the time of such designation and that such Investment would be permitted under the covenant described above under the caption “—Certain Covenants—Restricted Payments”;

(3) such Subsidiary does not hold any Liens on any Property of the Company or any Restricted Subsidiary;

(4) the Subsidiary being so designated:

(a) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;

(b) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (i) to subscribe for additional Equity Interests or (ii) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results;

(c) has not Guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries, except to the extent such Guarantee or credit support would be released upon such designation; and

(d) other than in the case of a Receivables Subsidiary, has at least one director on its Board of Directors that is not a director or officer of the Company or any of its Restricted Subsidiaries and has at least one executive officer that is not a director or officer of the Company or any of its Restricted Subsidiaries; and

(5) no Default or Event of Default would be in existence following such designation.

Any designation of a Restricted Subsidiary of the Company as an Unrestricted Subsidiary shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the preceding conditions and was permitted by the Indenture. If, at any time, any Unrestricted Subsidiary (x) would fail to meet any of the preceding requirements described in subclauses (a), (b) and (c) of clause (4) above or (y) fails to meet the requirement described in clause 4(d) above and such failure continues for a period of 60 days, such Subsidiary shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness, Investments, or Liens on the property of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness, Investments or Liens are not permitted to be incurred as of such date under the Indenture, the Company shall be in default under the Indenture.

The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that:

(1) such designation shall be deemed to be an Incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if such Indebtedness is permitted under the covenant described under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock”;

(2) all outstanding Investments owned by such Unrestricted Subsidiary will be deemed to be made as of the time of such designation and such Investments shall only be permitted if such Investments would be permitted under the covenant described above under the caption “—Certain Covenants—Restricted Payments”;

(3) all Liens upon property or assets of such Unrestricted Subsidiary existing at the time of such designation would be permitted under the caption “—Certain Covenants—Liens”; and

(4) no Default or Event of Default would be in existence following such designation.

Sale and Leaseback Transactions

The Company will not, and will not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction; provided that the Company or any Restricted Subsidiary may enter into a sale and leaseback transaction if:

(1) the Company or that Restricted Subsidiary, as applicable, could have Incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction under the Fixed Charge Coverage Ratio test in the first paragraph of the covenant described above under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock”;

(2) the gross cash proceeds of that sale and leaseback transaction are at least equal to the Fair Market Value, as determined in good faith by the Board of Directors and set forth in an Officers’ Certificate delivered to the Trustee, of the property that is the subject of that sale and leaseback transaction; and

(3) the transfer of assets in that sale and leaseback transaction is permitted by, and the Company applies the proceeds of such transaction in compliance with, the covenant described above under the caption “—Repurchase at the Option of Holders—Asset Sales.”

Limitation on Issuances and Sales of Equity Interests in Restricted Subsidiaries

The Company will not transfer, convey, sell, lease or otherwise dispose of, and will not permit any of its Restricted Subsidiaries to, issue, transfer, convey, sell, lease or otherwise dispose of any Equity Interests in any Restricted Subsidiary of the Company to any Person (other than the Company or a Restricted Subsidiary of the Company or, if necessary, shares of its Capital Stock constituting directors’ qualifying shares or issuances of shares of Capital Stock of foreign Restricted Subsidiaries to foreign nationals, to the extent required by applicable law), except:

(1) if, immediately after giving effect to such issuance, transfer, conveyance, sale, lease or other disposition, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary and any Investment in such Person remaining after giving effect to such issuance or sale would have been permitted to be made under the “Restricted Payments” covenant if made on the date of such issuance or sale; or

(2) sales of Common Stock of a Restricted Subsidiary by the Company or a Restricted Subsidiary, provided that the Company or such Restricted Subsidiary complies with the covenant described above under the caption “—Repurchase at the Option of Holders—Asset Sales.”

Guarantees

If the Company or any of its Restricted Subsidiaries acquires or creates another Domestic Subsidiary (other than a Receivables Subsidiary) on or after the Issue Date, then that newly acquired or created Domestic Subsidiary must become a Guarantor and execute a supplemental indenture and deliver an Opinion of Counsel to the Trustee. The Company will not permit any of its Restricted Subsidiaries, directly or indirectly, to Guarantee the payment of any other Indebtedness of the Company, unless such Restricted Subsidiary is a Guarantor or simultaneously executes and delivers a supplemental indenture providing for the Guarantee of the payment of the Notes by such Restricted Subsidiary, which Guarantee shall be senior to or pari passu with such Subsidiary’s Guarantee of such other Indebtedness. The form of the Note Guarantee is attached as an exhibit to the Indenture.

A Guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another Person, other than the Company or another Guarantor, unless:

(1) immediately after giving effect to that transaction, no Default or Event of Default exists; and

(2) either:

(a) the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger (if other than the Guarantor) is a corporation or limited liability company organized or existing under the laws of the United States, any state thereof or the District of Columbia and assumes all the obligations of that Guarantor under the Indenture, its Note Guarantee and the Registration Rights Agreement pursuant to a supplemental indenture reasonably satisfactory to the Trustee; or

(b) such sale or other disposition complies with the covenant described above under the caption “—Repurchase at the Option of Holders—Asset Sales.”

The Note Guarantee of a Guarantor will be released:

(1) in connection with any sale or other disposition of all of the Capital Stock of that Guarantor to a Person that is not (either before or after giving effect to such transaction) an Affiliate of the Company, if the sale of all such Capital Stock of that Guarantor complies with the covenant described above under the caption “—Repurchase at the Option of Holders—Asset Sales”;

(2) if the Company properly designates that Guarantor as an Unrestricted Subsidiary under the Indenture; or

(3) solely in the case of a Note Guarantee created pursuant to the second sentence of this covenant, upon the release or discharge of the Guarantee which resulted in the creation of such Note Guarantee pursuant to this covenant “—Certain Covenants—Guarantees,” except a discharge or release by or as a result of payment under such Guarantee.

Business Activities

The Company will not, and will not permit any Restricted Subsidiary to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Company and its Restricted Subsidiaries taken as a whole.

Payments for Consent

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to be paid and is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Reports

The Company will furnish to the Trustee and, upon request, to beneficial owners and prospective investors a copy of all of the information and reports referred to in clauses (1) and (2) below within the time periods specified in the Commission’s rules and regulations:

(1) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by the Company’s certified independent accountants; and

(2) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports.

Whether or not required by the Commission, the Company will comply with the periodic reporting requirements of the Exchange Act and will file the reports specified in the preceding paragraph with the Commission within the time periods specified above (unless the Commission will not accept such a filing). The Company agrees that it will not take any action for the purpose of causing the Commission not to accept any such filings. If, notwithstanding the foregoing, the Commission will not accept the Company’s filings for any reason, the Company will post the reports referred to in the preceding paragraph on its website within the time periods that would apply if the Company were required to file those reports with the Commission.

If the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by this covenant shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company.

Events of Default and Remedies

Each of the following is an Event of Default:

(1) default for 30 days in the payment when due of interest on, or Liquidated Damages with respect to, the Notes;

(2) default in payment when due (whether at maturity, upon acceleration, redemption or otherwise) of the principal of, or premium, if any, on the Notes;

(3) failure by the Company or any of its Restricted Subsidiaries to comply with the provisions described under the captions “—Repurchase at the Option of Holders—Change of Control,” “—Repurchase at the Option of Holders—Asset Sales” or “—Certain Covenants—Merger, Consolidation or Sale of Assets” or the provisions described under the caption “—Guarantees”;

(4) failure by the Company or any of its Restricted Subsidiaries for 30 days after written notice by the Trustee or Holders representing 25% or more of the aggregate principal amount of the Notes outstanding to comply with any of the other agreements in the Indenture;

(5) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness by the Company or any of its Restricted Subsidiaries (or the payment of which is Guaranteed by the Company or any of its Restricted Subsidiaries) whether such Indebtedness or Guarantee now exists, or is created after the Issue Date, if that default:

(a) is caused by a failure to make any payment when due at the final maturity of such Indebtedness (a “Payment Default”); or

(b) results in the acceleration of such Indebtedness prior to its express maturity; and

(c) in each case, the amount of any such Indebtedness, together with the amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $10.0 million or more;

(6) failure by the Company or any of its Restricted Subsidiaries to pay final judgments (to the extent such judgments are not paid or covered by insurance provided by a reputable carrier that has the ability to perform and has acknowledged coverage in writing) aggregating in excess of $10.0 million, which judgments are not paid, discharged or stayed for a period of 60 days;

(7) except as permitted by the Indenture, any Note Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Note Guarantee; and

(8) certain events of bankruptcy or insolvency with respect to the Company or any Significant Subsidiary of the Company (or any Restricted Subsidiaries that together would constitute a Significant Subsidiary).

In the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Company or any Significant Subsidiary of the Company (or any Restricted Subsidiaries that together would constitute a Significant Subsidiary), all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately.

Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the

Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any Default or Event of Default (except a Default or Event of Default relating to the payment of principal, premium, interest or Liquidated Damages) if it determines that withholding notice is in their interest.

The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest or Liquidated Damages on, or the principal or premium, if any, of the Notes. The Holders of a majority in principal amount of the then outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or the Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders of Notes not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from Holders of the Notes. A Holder may not pursue any remedy with respect to the Indenture or the Notes unless:

(1) the Holder gives the Trustee written notice of a continuing Event of Default;

(2) the Holders of at least 25% in aggregate principal amount of outstanding Notes make a written request to the Trustee to pursue the remedy;

(3) such Holder or Holders offer the Trustee indemnity satisfactory to the Trustee against any costs, liability or expense;

(4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

(5) during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding Notes do not give the Trustee a direction that is inconsistent with the request.

However, such limitations do not apply to the right of any Holder of a Note to receive payment of the principal of, premium or Liquidated Damages, if any, or interest on, such Note or to bring suit for the enforcement of any such payment, on or after the due date expressed in the Notes, which right shall not be impaired or affected without the consent of the Holder.

In the case of any Event of Default occurring by reason of any willful action or inaction taken or not taken by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Notes pursuant to the optional redemption provisions of the Indenture, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes. If an Event of Default occurs during any time that the Notes are outstanding, by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding the prohibition on redemption of the Notes, then the premium specified in the Indenture that would have been payable upon redemption at the time the Event of Default occurs shall also become immediately due and payable to the extent permitted by law upon the acceleration of the Notes.

The Company is required to deliver to the Trustee annually within 90 days after the end of each fiscal year a statement regarding compliance with the Indenture. Upon becoming aware of any Default or Event of Default, the Company is required to deliver to the Trustee a statement specifying such Default or Event of Default.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or the Guarantors under the Notes, the Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Legal Defeasance and Covenant Defeasance

The Company may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding Notes and all obligations of the Guarantors discharged with respect to their Note Guarantees (“Legal Defeasance”) except for:

(1) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, or interest or premium and Liquidated Damages, if any, on such Notes when such payments are due from the trust referred to below;

(2) the Company’s obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3) the rights, powers, trusts, duties and immunities of the Trustee, and the Company’s and the Guarantor’s obligations in connection therewith; and

(4) the Legal Defeasance provisions of the Indenture.

In addition, the Company may, at its option and at any time, elect to have the obligations of the Company and the Guarantors released with respect to certain covenants that are described in the Indenture (“Covenant Defeasance”) and thereafter any omission to comply with those covenants shall not constitute a Default or Event of Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including nonpayment, bankruptcy, receivership, rehabilitation and insolvency events) described under “Events of Default” will no longer constitute Events of Default with respect to the Notes.

To exercise either Legal Defeasance or Covenant Defeasance:

(1) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars and/or non-callable Government Securities that through the payment of interest and principal (in respect of such cash or Government Securities) or other amounts will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, or interest and premium and Liquidated Damages, if any, on the outstanding Notes on the stated maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date;

(2) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that (a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Default or Event of Default shall have occurred and be continuing either: (a) on the date of such deposit; or (b) or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

(5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

(6) the Company must have delivered to the Trustee an Opinion of Counsel to the effect that, (1) assuming no intervening bankruptcy of the Company or any Guarantor between the date of deposit and the 91st day following the deposit and assuming that no Holder is an “insider” of the Company under applicable bankruptcy law, after the 91st day following the deposit, the trust funds will not be subject to the effect of Section 547 of the United States Bankruptcy Code and (2) the creation of the defeasance trust does not violate the Investment Company Act of 1940;

(7) the Company must deliver to the Trustee an Officers’ Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others;

(8) if the Notes are to be redeemed prior to their stated maturity, the Company must deliver to the Trustee irrevocable instructions to redeem all of the Notes on the specified redemption date; and

(9) the Company must deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Amendment, Supplement and Waiver

Except as provided in the next two succeeding paragraphs, the Indenture or the Notes issued thereunder may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes), and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes).

Without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder):

(1) reduce the principal amount of such Notes whose Holders must consent to an amendment, supplement or waiver;

(2) reduce the principal of or change the fixed maturity of any Note or alter the provisions, or waive any payment, with respect to the redemption of such Notes;

(3) reduce the rate of or change the time for payment of interest on any Note;

(4) waive a Default or Event of Default in the payment of principal of, or interest or premium, or Liquidated Damages, if any, on such Notes (except a rescission of acceleration of Notes by the Holders of at least a majority in aggregate principal amount of such Notes and a waiver of the payment default that resulted from such acceleration);

(5) make any Note payable in money other than U.S. dollars;

(6) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of, or interest or premium or Liquidated Damages, if any, on the Notes;

(7) release any Guarantor from any of its obligations under its Note Guarantee or the Indenture, except in accordance with the terms of the Indenture, as then in effect;

(8) impair the right to institute suit for the enforcement of any payment on or with respect to the Notes or the Note Guarantees;

(9) amend, change or modify the obligation of the Company to make and consummate an Asset Sale Offer with respect to any Asset Sale in accordance with the “Repurchase at the Option of Holders—Asset Sales” covenant after the obligation to make such Asset Sale Offer has arisen or the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control in accordance with the “Repurchase at the Option of Holders—Change of Control” covenant after such Change of Control has occurred, including, in each case, amending, changing or modifying any definition relating thereto;

(10) except as otherwise permitted under the “Merger, Consolidation and Sale of Assets” covenant, consent to the assignment or transfer by the Company or any Guarantor of any of their rights or obligations under the Indenture; and

(11) make any change in the preceding amendment and waiver provisions.

Notwithstanding the preceding, without the consent of any Holder of Notes, the Company, the Guarantors and the Trustee may amend or supplement the Indenture or the Notes:

(1) to cure any ambiguity, defect or inconsistency;

(2) to provide for uncertificated Notes in addition to or in place of certificated Notes and to provide for the issuance of Additional Notes in accordance with the limitations in the Indenture;

(3) to provide for the assumption of the Company’s or any Guarantor’s obligations to Holders of Notes in the case of a merger or consolidation or sale of all or substantially all of the Company’s or such Guarantor’s assets;

(4) to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not materially adversely affect the legal rights under the Indenture of any such Holder;

(5) to comply with requirements of the Commission to effect or maintain the qualification of the Indenture under the Trust Indenture Act;

(6) to comply with the provision described under “Certain Covenants—Guarantees”; or

(7) to evidence and provide for the acceptance of appointment of a successor Trustee.

Satisfaction and Discharge

The Indenture will be discharged and will cease to be of further effect as to all Notes issued thereunder, when:

(1) either:

(a) all Notes that have been authenticated thereunder (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company) have been delivered to the Trustee for cancellation; or

(b) all Notes that have not been delivered to the Trustee for cancellation thereunder have become due and payable by reason of the sending of a notice of redemption or otherwise or will become due and payable within one year and the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars and/or non-callable Government Securities that through the payment of interest and principal (in respect of such cash or Government Securities) or other amounts will provide funds as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium and Liquidated Damages, if any, and accrued interest to the date of maturity or redemption;

(2) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound;

(3) the Company or any Guarantor has paid or caused to be paid all sums payable by it under the Indenture; and

(4) the Company has delivered irrevocable instructions to the Trustee under the Indenture to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be.

In addition, the Company must deliver an Officers’ Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Concerning the Trustee

If the Trustee becomes a creditor of the Company or any Guarantor, the Indenture and the Trust Indenture Act limit its right to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

The Indenture provides that in case an Event of Default shall occur and be continuing, the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of Notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

Book-Entry, Delivery and Form

We will issue the exchange notes in the form of one or more global notes (the “Global Exchange Note”). The Global Exchange Note will be deposited upon issuance with the Trustee as custodian for The Depository Trust Company, or DTC, in New York, New York, and registered in the name of DTC or its nominee. Except as set forth below, the Global Exchange Notes may be transferred, in whole and not in part, only to DTC or another nominee of DTC. Investors may hold their beneficial interests in the Global Exchange Notes directly through DTC if they have an account with DTC or indirectly through organizations that have accounts with DTC, including Morgan Guaranty Trust Company, Brussels office, as operator of Euroclear Bank, S.A./N.V. as operator of the Euroclear System (“Euroclear”) and Citibank N.A., as operator of Clearstream Banking, S.A. (“Clearstream”).

Beneficial interests in the Global Exchange Notes may not be exchanged for notes in certificated form except in the limited circumstances described below. See “— Exchange of Global Exchange Notes for Certificated

Notes.” Except in the limited circumstances described below, owners of beneficial interests in the Global Exchange Notes will not be entitled to receive physical delivery of Notes in certificated form.

Transfers of beneficial interests in the DTC Global Exchange Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Euroclear and Clearstream), which may change from time to time.

Depository Procedures

The following description of the operations and procedures of DTC, Euroclear and Clearstream are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. The Company takes no responsibility for these operations and procedures and urges investors to contact the system or their participants directly to discuss these matters.

DTC has advised the Company that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the “Participants”) and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the Initial Purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

DTC has also advised the Company that, pursuant to procedures established by it:

(1) upon deposit of the Global Exchange Notes, DTC will credit the accounts of Participants with portions of the principal amount of the Global Exchange Notes; and

(2) ownership of these interests in the Global Exchange Notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interest in the Global Exchange Notes).

Investors in the Global Exchange Notes who are Participants in DTC’s system may hold their interests therein directly through DTC. Investors in the Global Exchange Notes who are not Participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) which are Participants in such system. All interests in a Global Exchange Note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems. The laws of some states require that certain Persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Exchange Note to such Persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants, the ability of a Person having beneficial interests in a Global Exchange Note to pledge such interests to Persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

Except as described below, owners of interests in the Global Exchange Notes will not have Notes registered in their names, will not receive physical delivery of Notes in certificated form and will not be considered the registered owners or “Holders” thereof under the Indenture for any purpose.

Payments in respect of the principal of, and interest and premium and Liquidated Damages, if any, on a Global Exchange Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered Holder under the Indenture. Under the terms of the Indenture, the Company and the Trustee will treat the Persons in whose names the Notes, including the Global Exchange Notes, are registered as the owners thereof for the purpose of receiving payments and for all other purposes. Consequently, neither the Company, the Trustee nor any agent of the Company or the Trustee has or will have any responsibility or liability for:

(1) any aspect of DTC’s records or any Participant’s or Indirect Participant’s records relating to or payments made on account of beneficial ownership interest in the Global Exchange Notes or for maintaining, supervising or reviewing any of DTC’s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in the Global Exchange Notes; or

(2) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

DTC has advised the Company that its current practice, upon receipt of any payment in respect of securities such as the Notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of Notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Trustee or the Company. Neither the Company nor the Trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the Notes, and the Company and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

Transfers between Participants in DTC will be effected in accordance with DTC procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.

Subject to compliance with the transfer restrictions, if applicable to the Notes described herein, cross-market transfers between the Participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the Global Exchange Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

DTC has advised the Company that it will take any action permitted to be taken by a Holder of Notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Exchange Notes and only in respect of such portion of the aggregate principal amount of the Notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the Notes, DTC reserves the right to exchange the Global Notes for legended Notes in certificated form, and to distribute such Notes to its Participants.

Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the Global Exchange Notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. Neither the Company nor the Trustee nor any of their respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Global Exchange Notes for Certificated Notes

A Global Exchange Note will be exchanged for definitive Notes in registered certificated form (“Certificated Notes”) if:

(1) DTC (a) notifies the Company that it is unwilling or unable to continue as depositary for the Global Exchange Notes, or (b) has ceased to be a clearing agency registered under the Exchange Act, and in each case the Company fails to appoint a successor depositary;

(2) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of the Certificated Notes (DTC has advised the Company that, in such event, under its current practices, DTC would notify its participants of the Company’s request, but will only withdraw beneficial interests from a Global Exchange Note at the request of each DTC participant); or

(3) there shall have occurred and be continuing a Default or Event of Default with respect to the Notes.

In addition, beneficial interests in a Global Exchange Note may be exchanged for Certificated Notes upon prior written notice given to the Trustee by or on behalf of DTC in accordance with the Indenture. In all cases, Certificated Notes delivered in exchange for any Global Exchange Note or beneficial interests in Global Exchange Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).

Exchange of Certificated Notes for Global Notes

Certificated Notes may not be exchanged for beneficial interests in any Global Exchange Note unless the transferor first delivers to the Trustee a written certificate (in the form provided in the Indenture) to the effect that such transfer will comply with the appropriate transfer restrictions applicable to such Notes.

Same Day Settlement and Payment

The Company will make payments in respect of the Notes represented by the Global Exchange Notes (including principal, premium, if any, interest and Liquidated Damages, if any) by wire transfer of immediately available funds to the accounts specified by the Global Exchange Note Holder. If a Holder of $1.0 million or more of the Notes has given wire transfer instructions to the Company, the Company will make all payments of principal, interest and premium and Liquidated Damages, if any, with respect to such Certificated Notes by wire transfer of immediately available funds to the accounts specified by each such Holder. All other payments on Notes will be made at the office or agency of the Paying Agent and Registrar within the City and State of New York unless the Company elects to make interest payments by check mailed to the Holders at their addresses set forth in the register of Holders. The Notes represented by the Global Exchange Notes are expected to be eligible to trade in the PORTAL market and to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in such Notes will, therefore, be required by DTC to be settled in immediately available funds. The Company expects that secondary trading in any Certificated Notes will also be settled in immediately available funds.

Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Exchange Note from a Participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised the Company that cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream participant to a Participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

Registration Rights; Liquidated Damages

The following description is a summary of the material provisions of the Registration Rights Agreement. It does not restate that agreement in its entirety. We urge you to read the Registration Rights Agreement in its entirety because it, and not this description, defines your registration rights as a Holder of the Notes. See “—Additional Information.”

On July 6, 2005, the Company, the Guarantors and the Initial Purchasers entered into the Registration Rights Agreement. Pursuant to the Registration Rights Agreement, the Company and the Guarantors filed with the Commission the registration statement to which this prospectus relates. The Company and the Guarantors will offer to the holders of Outstanding Notes pursuant to the Exchange Offer who are able to make certain representations the opportunity to exchange their Outstanding Notes for Exchange Notes.

If:

(1) the Company is not permitted to consummate the Exchange Offer because the Exchange Offer is not permitted by applicable law or Commission policy;

(2) for any reason the Exchange Offer is not consummated by February 1, 2006; or

(3) any Holder of Notes notifies the Company prior to the 20th day following consummation of the Exchange Offer that:

(a) it is prohibited by law or Commission policy from participating in the Exchange Offer; or

(b) it may not resell the Exchange Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and the prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales; or

(c) it is a broker-dealer and owns Notes acquired directly from the Company or an affiliate of the Company,

the Company and the Guarantors will file with the Commission a Shelf Registration Statement to cover resales of the Notes by the Holders thereof who satisfy certain conditions relating to the provision of information in connection with the Shelf Registration Statement. The Company and the Guarantors will use their reasonable best efforts to cause any Shelf Registration Statement to be declared effective as promptly as possible by the Commission.

The Registration Rights Agreement provides:

(1) unless the Exchange Offer would not be permitted by applicable law or Commission policy, the Company and the Guarantors will:

(a) (i) if applicable, file a post-effective amendment to such Registration Statement pursuant to Rule 430A under the Securities Act and (ii) cause all necessary filings in connection with the registration and qualification of the Exchange Securities to be made under the Blue Sky laws of such jurisdictions as are necessary to permit consummation of the Exchange Offer, and

(b) upon the effectiveness of such Registration Statement, commence the Exchange Offer.

(2) if obligated to file the Shelf Registration Statement, the Company and the Guarantors will file the Shelf Registration Statement with the Commission on or prior to 45 days after such filing obligation arises and use their reasonable best efforts to cause the Shelf Registration to be declared effective by the Commission on or prior to 135 days after such obligation arises.

If:

(1) the Company and the Guarantors fail to file any Registration Statement required by the Registration Rights Agreement on or before the date specified for such filing; or

(2) any Registration Statement is not declared effective by the Commission on or prior to the applicable date specified for such effectiveness (the “Effectiveness Target Date”); or

(3) the Exchange Offer has not been consummated by March 15, 2006 with respect to the Exchange Offer Registration Statement; or

(4) the Shelf Registration Statement or the Exchange Offer Registration Statement is declared effective but thereafter ceases to be effective or usable in connection with resales or exchanges of Notes during the periods specified in the Registration Rights Agreement (each such event referred to in clauses (1) through (4) above, a “Registration Default”), then the Company and the Guarantors will pay Liquidated Damages to each Holder of Notes, with respect to the first 90-day period immediately following the occurrence of the first Registration Default in an amount equal to one-quarter of one percent (0.25%) per annum on the principal amount of Notes held by such Holder.

The amount of the Liquidated Damages will increase by an additional one-quarter of one percent (0.25%) per annum on the principal amount of Notes with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of Liquidated Damages for all Registration Defaults of 1.0% per annum.

All accrued Liquidated Damages will be paid by the Company and the Guarantors on each interest payment date to the Global Note Holder by wire transfer of immediately available funds or by federal funds check and to Holders of Certificated Notes by wire transfer to the accounts specified by them or by mailing checks to their registered addresses if no such accounts have been specified.

Following the cure of all Registration Defaults, the accrual of Liquidated Damages will cease. Holders of Notes will be required to make certain representations to the Company (as described in the Registration Rights Agreement) to participate in the Exchange Offer and will be required to deliver certain information to be used in connection with the Shelf Registration Statement and to provide comments on the Shelf Registration Statement within the time periods set forth in the Registration Rights Agreement in order to have their Notes included in the Shelf Registration Statement and benefit from the provisions regarding Liquidated Damages set forth above. By acquiring Notes, a Holder will be deemed to have agreed to indemnify the Company and the Guarantors against certain losses arising out of information furnished by such Holder in writing for inclusion in any Shelf Registration Statement. Holders of Notes will also be required to suspend their use of the prospectus included in the Shelf Registration Statement under certain circumstances upon receipt of written notice to that effect from the Company.

Certain Definitions

Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

“Acquired Debt” means, with respect to any specified Person: (1) Indebtedness of any other Person existing at the time such other Person is merged with or into, or becomes a Subsidiary of, such specified Person, whether or not such Indebtedness is Incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person; and (2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Affiliate” of any specified Person means (1) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person or (2) any executive officer or director of such specified Person. For purposes of this definition, “control,” as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” shall have correlative meanings.

“Asset Sale” means:

(1) the sale, lease, conveyance or other disposition of any property or assets; provided that the sale, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole will be governed by the provisions of the Indenture described above under the caption “—Repurchase at the Option of Holders—Change of Control” and/or the provisions described above under the caption “—Certain Covenants—Merger, Consolidation or Sale of Assets” and not by the provisions of the Asset Sale covenant; and

(2) the issuance of Equity Interests by any of the Company’s Restricted Subsidiaries or the sale by the Company or any Restricted Subsidiary of Equity Interests in any of its Subsidiaries (other than directors’ qualifying shares and shares issued to foreign nationals to the extent required by applicable law).

Notwithstanding the preceding, the following items shall be deemed not to be Asset Sales:

(1) any single transaction or series of related transactions that involves assets having a Fair Market Value of less than $2.0 million;

(2) a transfer of assets between or among the Company and its Restricted Subsidiaries;

(3) an issuance of Equity Interests by a Restricted Subsidiary to the Company or to another Restricted Subsidiary;

(4) the sale or lease of equipment, inventory, accounts receivable or other assets in the ordinary course of business, including sales of accounts receivable and related assets under any Qualified Receivables Transaction;

(5) the sale or other disposition of Cash Equivalents;

(6) dispositions of accounts receivable in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings;

(7) a Restricted Payment that is permitted by the covenant described above under the caption “—Certain Covenants—Restricted Payments”;

(8) a Permitted Investment;

(9) any sale or disposition of any property or equipment that has become damaged, worn out or obsolete; and

(10) the creation of a Lien not prohibited by the Indenture.

“Attributable Debt” in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction, including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in

Section 13(d)(3) of the Exchange Act), such “person” shall be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms “Beneficially Owns” and “Beneficially Owned” shall have a corresponding meaning.

“Board of Directors” means:

(1) with respect to a corporation, the board of directors of the corporation or, except in the context of the definitions of “Change of Control” and “Continuing Directors,” a duly authorized committee thereof;

(2) with respect to a partnership, the board of directors of the general partner of the partnership; and

(3) with respect to any other Person, the board or committee of such Person serving a similar function.

“Board Resolution” means a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors of the Company and to be in full force and effect on the date of such certification.

“Business Day” means any day other than a Saturday, a Sunday or other day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed.

“Capital Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Cash Equivalents” means:

(1) United States dollars;

(2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) maturing, unless such securities are deposited to defease any Indebtedness, not more than 12 months from the date of acquisition;

(3) certificates of deposit and eurodollar time deposits with maturities of 12 months or less from the date of acquisition, bankers’ acceptances with maturities not exceeding 12 months and overnight bank deposits, in each case, with any domestic commercial bank having capital and surplus in excess of $500.0 million and a rating at the time of acquisition thereof of P-1 or better from Moody’s or A-1 or better from S&P;

(4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5) commercial paper having the highest rating obtainable from Moody’s or S&P and in each case maturing within six months after the date of acquisition;

(6) auction rate securities rated with the highest short-term ratings by Moody’s and S&P, and maturing within 365 days of acquisition;

(7) securities issued and fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, rated at least “A” by Moody’s or S&P and having maturities of not more than 12 months from the date of acquisition; and

(8) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (7) of this definition.

“Change of Control” means the occurrence of any of the following:

(1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries, taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act);

(2) the adoption of a plan relating to the liquidation or dissolution of the Company;

(3) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) becomes the ultimate Beneficial Owner, directly or indirectly, of 35% or more of the voting power of the Voting Stock of the Company;

(4) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors; or

(5) the Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into the Company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where (A) the Voting Stock of the Company outstanding immediately prior to such transaction remains outstanding and constitutes or is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person that constitutes a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance) and (B) immediately after such transaction, no “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) becomes, directly or indirectly, the beneficial owner (as defined above) of 35% or more of the voting power of the Voting Stock of the Company.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means, with respect to any Person, any Capital Stock (other than Preferred Stock) of such Person, whether outstanding on the Issue Date or issued thereafter.

“Consolidated Cash Flow” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus:

(1) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

(2) Fixed Charges of such Person and its Restricted Subsidiaries for such period, to the extent that any such Fixed Charges were deducted in computing such Consolidated Net Income; plus

(3) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; plus

(4) net losses of any Unrestricted Subsidiary or any other Person that is not a Restricted Subsidiary of the Company and is accounted for by the equity method of accounting, to the extent that such net losses were deducted in computing such Consolidated Net Income; minus

(5) non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue consistent with past practice and any items that represent the reversal of any accrual of, or cash reserve for, anticipated cash charges in any prior period, in each case, on a consolidated basis and determined in accordance with GAAP.

Notwithstanding the preceding, the provision for taxes based on the income or profits of, and the depreciation and amortization and other non-cash expenses of, a Restricted Subsidiary of the Company shall be added to Consolidated Net Income to compute Consolidated Cash Flow of the Company (A) in the case of any Restricted Subsidiary that is not a wholly owned Restricted Subsidiary, in the same proportion that the Net Income of such Restricted Subsidiary was added to compute such Consolidated Net Income of the Company and (B) only to the extent that a corresponding amount would be permitted at the date of determination to be dividended, distributed or lent to the Company by such Restricted Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Subsidiary or its stockholders.

“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

(1) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Restricted Subsidiary thereof;

(2) the Net Income of any Restricted Subsidiary shall be excluded to the extent that both the declaration or payment of dividends or similar distributions and the making of loans by that Restricted Subsidiary of that Net Income are not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its equityholders;

(3) the Net Income of any Person acquired during the specified period for any period prior to the date of such acquisition shall be excluded;

(4) the cumulative effect of a change in accounting principles shall be excluded; and

(5) the Net Income (but not loss) of any Unrestricted Subsidiary shall be excluded, whether or not distributed to the specified Person or one of its Subsidiaries.

“Continuing Directors” means, as of any date of determination, any member of the board of directors of the Company who:

(1) was a member of such board of directors on the Issue Date; or

(2) was nominated for election or elected to such board of directors with the approval of a majority of the Continuing Directors who were members of such board of directors at the time of such nomination or election.

“Credit Agreement” means the Credit Agreement dated as of June 16, 2005 by and among the Company, Bank of America, N.A., as Administrative Agent, Swing Line Lender and Letter of Credit Issuer, and the lenders party thereto, providing for up to $150 million of revolving credit borrowings, including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced, decreased, increased or refinanced from time to time, regardless of whether such amendment, modification, renewal, refunding, replacement, decrease, increase or refinancing is with the same financial institutions or otherwise.

“Credit Facilities” means one or more debt or receivables facilities (including, without limitation, the Credit Agreement) or commercial paper facilities or indentures, in each case with banks, vendors or other institutional lenders or a trustee providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit or issuances of debt securities, in each case, as amended, restated, modified, renewed, refunded, replaced, decreased, increased or refinanced in whole or in part from time to time.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is one year after the date on which the Notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption “—Certain Covenants—Restricted Payments.” The term “Disqualified Stock” shall also include any options, warrants or other rights that are convertible into Disqualified Stock or that are redeemable at the option of the holder, or required to be redeemed, prior to the date that is one year after the date on which the Notes mature.

“Domestic Subsidiary” means any Restricted Subsidiary of the Company other than a Subsidiary that is (1) a “controlled foreign corporation” under Section 957 of the Internal Revenue Code or (2) a Subsidiary of any such controlled foreign corporation.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” means a public or private offer and sale of Capital Stock (other than Disqualified Stock) of the Company.

“Existing Indebtedness” means the aggregate principal amount of Indebtedness of the Company and its Subsidiaries (other than Indebtedness under the Credit Agreement and the TXI Advance) in existence on the date of the Indenture.

“Fair Market Value” means the price that would be paid in an arm’s-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined in good faith by the Board of Directors of the Company, whose determination will be conclusive if evidenced by a Board Resolution.

“Fixed Charges” means, with respect to any specified Person for any period, the sum, without duplication, of:

(1) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges Incurred in respect of letter of credit or bankers’ acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations; plus

(2) the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

(3) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; plus

(4) any accounts receivable facility fees or discounts paid under any accounts receivables financing; plus

(5) the product of (a) all dividends, whether paid or accrued and whether or not in cash, on any series of Disqualified Stock or Preferred Stock of such Person or any of its Restricted Subsidiaries that are not tax deductible for such Person or such Restricted Subsidiary, other than dividends on Equity Interests payable solely in Equity Interests of the Company (other than Disqualified Stock) or to the Company or a Restricted Subsidiary of the Company, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP; plus

(6) all dividends, whether paid or accrued and whether or not in cash, on any series of Disqualified Stock or Preferred Stock of such Person or any of its Restricted Subsidiaries that are tax deductible for such Person or such Restricted Subsidiary, other than dividends on Equity Interests payable solely in Equity Interests of the Company (other than Disqualified Stock) or to the Company or a Restricted Subsidiary of the Company.

“Fixed Charge Coverage Ratio” means with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Subsidiaries Incurs, assumes, Guarantees, repays, repurchases or redeems any Indebtedness or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such Incurrence, assumption, Guarantee, repayment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom as if the same had occurred at the beginning of the applicable four-quarter reference period.

In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

(1) acquisitions and dispositions of business entities or property and assets constituting a division or line of business of any Person that have been made by the specified Person or any of its Restricted Subsidiaries, including through the Transactions or through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be given pro forma effect as if they had occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated on a pro forma basis in accordance with Regulation S-X under the Securities Act, but without giving effect to clause (3) of the proviso set forth in the definition of Consolidated Net Income;

(2) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP shall be excluded;

(3) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Subsidiaries following the Calculation Date; and

(4) consolidated interest expense attributable to interest on any Indebtedness (whether existing or being Incurred) computed on a pro forma basis and bearing a floating interest rate shall be computed as if the rate in effect on the Calculation Date (taking into account any interest rate option, swap, cap or similar agreement applicable to such Indebtedness if such agreement has a remaining term in excess of 12 months or, if shorter, at least equal to the remaining term of such Indebtedness) had been the applicable rate for the entire period.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, the opinions and pronouncements of the Public Company Accounting Oversight Board and in the statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the Issue Date. All ratios and computations contained or referred to in the Indenture shall be computed in conformity with GAAP and shall be made without giving effect to the write off of debt issuance costs or payment of consent fees or premiums on or prior to the Issue Date.

“Government Securities” means securities that are direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged.

“Guarantee” means, as to any Person, a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness of another Person.

“Guarantors” means: (1) the Initial Guarantors; and (2) any other subsidiary that executes a Note Guarantee in accordance with the provisions of the Indenture; and their respective successors and assigns until released from their obligations under their Note Guarantees and the Indenture in accordance with the terms of the Indenture.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under: (1) interest rate swap agreements, interest rate cap agreements, interest rate collar agreements and other agreements or arrangements designed for the purpose of fixing, hedging or swapping interest rate risk; (2) commodity swap agreements, commodity option agreements, forward contracts and other agreements or arrangements designed for the purpose of fixing, hedging or swapping commodity price risk; and (3) foreign exchange contracts, currency swap agreements and other agreements or arrangements designed for the purpose of fixing, hedging or swapping foreign currency exchange rate risk.

“Holder” means a Person in whose name a Note is registered.

“Incur” means, with respect to any Indebtedness, to incur, create, issue, assume, Guarantee or otherwise become directly or indirectly liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness (and “Incurrence” and “Incurred” will have meanings correlative to the foregoing); provided that (1) any Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary of the Company will be deemed to be Incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary of the Company and (2) neither the accrual of interest nor the accretion of original issue discount nor the payment of interest in the form of additional Indebtedness with the same terms and the payment of dividends on Disqualified Stock or Preferred Stock in the form of additional shares of the same class of Disqualified Stock or Preferred Stock (to the extent provided for when the Indebtedness or Disqualified Stock or Preferred Stock on which such interest is paid was originally issued) will be considered an Incurrence of Indebtedness; provided that in each case the amount thereof is for all other purposes included in the Fixed Charges and Indebtedness of the Company or its Restricted Subsidiary as accrued.

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent, in respect of:

(1) borrowed money;

(2) obligations evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof), but excluding obligations with respect to letters of credit (including trade letters of credit) securing obligations described in clause (5) below entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if drawn upon, to the extent such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement; provided, however, that the foregoing exclusion shall not apply to letters of credit outstanding under the Credit Agreement;

(3) banker’s acceptances;

(4) Capital Lease Obligations and Attributable Debt;

(5) the balance deferred and unpaid of the purchase price of any property which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto, except any such balance that constitutes an accrued expense or trade payable;

(6) Hedging Obligations, other than Hedging Obligations that are Incurred in the ordinary course of business for the purpose of fixing, hedging or swapping interest rate, commodity price or foreign currency exchange rate risk (or to reverse or amend any such agreements previously made for such purposes), and not for speculative purposes, and that do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in interest rates, commodity prices or foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder; or

(7) Disqualified Stock valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued dividends.

In addition, the term “Indebtedness” includes (x) for purposes of the covenants in the Indenture, any Obligations Incurred in connection with any accounts receivables financing, (y) all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person), provided that the amount of such Indebtedness shall be the lesser of (A) the Fair Market Value of such asset at such date of determination and (B) the amount of such Indebtedness, and (z) to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person. For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the Fair Market Value of such Disqualified Stock, such Fair Market Value shall be determined in good faith by the Board of Directors of the issuer of such Disqualified Stock.

The amount of any Indebtedness outstanding as of any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation, and shall be:

(1) the accreted value thereof, in the case of any Indebtedness issued with original issue discount; and

(2) the principal amount thereof or, in the case of any accounts receivables financing, an equivalent amount, together with any interest or accounts receivable facility fees thereon that are more than 30 days past due, in the case of any other Indebtedness;

provided that Indebtedness shall not include:

(1) any liability for federal, state, local or other taxes;

(2) performance, surety or appeal bonds provided in the ordinary course of business, and letters of credit supporting any such bonds or provided to serve the purpose of any such bonds to the extent such letters of credit are not drawn upon or, if drawn upon, to the extent such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement;

(3) agreements providing for indemnification, adjustment of purchase price or similar obligations, or Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the Company or any of its Restricted Subsidiaries pursuant to such agreements, in any case Incurred in connection with the disposition of any business, assets or Restricted Subsidiary (other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition), so long as the principal amount does not exceed the gross proceeds actually received by the Company or any Restricted Subsidiary in connection with such disposition;

(4) the TXI Advance;

(5) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five Business Days of incurrence; or

(6) Indebtedness arising in connection with endorsement of instruments for deposit in the ordinary course of business.

“Initial Guarantors” means all of the Domestic Subsidiaries of the Company.

“Investment Grade” means (1) BBB- or above, in the case of S&P (or its equivalent under any successor Rating Categories of S&P) and Baa3 or above, in the case of Moody’s (or its equivalent under any successor Rating Categories of Moody’s), or (2) the equivalent in respect of the Rating Categories of any Rating Agencies.

“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans or other extensions of credit (including Guarantees, but excluding advances to customers or suppliers in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable, prepaid expenses or deposits on the balance sheet of the Company or its Restricted Subsidiaries and endorsements for collection or deposit arising in the ordinary course of business), advances (excluding commission, payroll, travel and similar advances to officers and employees that are expected at the time of such advances ultimately to be treated as expenses in accordance with GAAP), capital contributions, purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Investments in such Restricted Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption “—Certain Covenants—Restricted Payments.”

The acquisition by the Company or any Restricted Subsidiary of the Company of a Person that holds an Investment in a third Person shall be deemed to be an Investment by the Company or such Restricted Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investment held by the acquired Person in such third Person in an amount determined as provided in the final paragraph of the covenant described above under the caption “—Certain Covenants—Restricted Payments.”

“Issue Date” means July 6, 2005, the date of original issuance of the Notes under the Indenture.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

“Liquidated Damages” means all additional interest owing on the Notes pursuant to the Registration Rights Agreement.

“Make Whole Premium” means, with respect to a Note on any redemption date, the greater of (i) 1% of the principal of such Note or (ii) the excess of (A) the present value at such date of redemption of (1) the redemption price of such Note at July 15, 2009 (such redemption price being described under “—Optional Redemption) plus (2) all remaining required interest payments (exclusive of interest accrued and unpaid to the date of redemption) due on such Note through July 15, 2009, computed using semi-annual discounting and a discount rate equal to the Treasury Rate plus 50 basis points, over (B) the then outstanding principal amount of such Note.

“Moody’s” means Moody’s Investors Service, Inc.

“Net Income” means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

(1) any gain (or loss), together with any related provision for taxes on such gain (or loss), realized in connection with: (a) any sales of assets outside the ordinary course of business of the Company and its Restricted Subsidiaries; or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries;

(2) any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss); and

(3) solely for the purpose of calculating Consolidated Cash Flow, any extraordinary loss.

“Net Proceeds” means the aggregate cash proceeds, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not the interest component, thereof) received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of (1) the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking and brokerage fees, and sales commissions, and any relocation expenses Incurred as a result thereof, (2) taxes paid or payable as a result thereof, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, (3) amounts required to be applied to the repayment of Indebtedness or other liabilities secured by a Lien on the asset or assets that were the subject of such Asset Sale or required to be paid as a result of such sale, (4) any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP, (5) in the case of any Asset Sale by a Restricted Subsidiary of the Company, payments to holders of Equity Interests in such Restricted Subsidiary in such capacity (other than such Equity Interests held by the Company or any Restricted Subsidiary thereof) to the extent that such payment is required to permit the distribution of such proceeds in respect of the Equity Interests in such Restricted Subsidiary held by the Company or any Restricted Subsidiary thereof and (6) appropriate amounts to be provided by the Company or its Restricted Subsidiaries as a reserve against liabilities associated with such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined in accordance with GAAP; provided that (a) excess amounts set aside for payment of taxes pursuant to clause (2) above remaining after such taxes have been paid in full or the statute of limitations therefor has expired and (b) amounts initially held in reserve pursuant to clause (6) no longer so held, will, in the case of each of subclause (a) and (b), at the time become Net Proceeds.

“Note Guarantee” means a Guarantee of the Notes pursuant to the Indenture.

“Obligations” means any principal (or, in the case of any accounts receivable financing, an equivalent amount), interest, penalties, fees (including accounts receivable facility fees or discounts), indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Officer” means, with respect to any Person, the chairman of the Board, the chief executive officer, the president, the chief operating officer, the chief financial officer, the treasurer, any assistant treasurer, the controller, the secretary or any vice-president of such Person.

“Officers’ Certificate” means a certificate signed on behalf of the Company by at least two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company, that meets the requirements of the Indenture.

“Opinion of Counsel” means an opinion from legal counsel who is reasonably acceptable to the Trustee (who may be counsel to or an employee of the Company) that meets the requirements of the Indenture.

“Permitted Business” means any business conducted or proposed to be conducted (as described in the offering memorandum) by the Company and its Restricted Subsidiaries on the date of the Indenture and other businesses reasonably related or ancillary thereto.

“Permitted Investments” means:

(1) any Investment in the Company or in a Restricted Subsidiary of the Company that is a Guarantor;

(2) any Investment in Cash Equivalents;

(3) any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment:

(a) such Person becomes a Restricted Subsidiary of the Company and a Guarantor; or

(b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company that is a Guarantor;

(4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption “—Repurchase at the Option of Holders—Asset Sales”;

(5) Investments to the extent acquired in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company;

(6) Hedging Obligations that are Incurred in the ordinary course of business for the purpose of fixing, hedging or swapping interest rate, commodity price or foreign currency exchange rate risk (or to reverse or amend any such agreements previously made for such purposes), and not for speculative purposes, and that do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in interest rates, commodity prices or foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

(7) other Investments in any Person (other than a Person that controls the Company) having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (7) since the Issue Date, not to exceed 10% of the Tangible Assets of the Company and its Restricted Subsidiaries (determined as of the end of the most recent fiscal quarter of the Company), plus, to the extent that any Investment made pursuant to this clause (7) since the date of the Indenture is sold for cash or otherwise liquidated or repaid for cash, the lesser of (a) the cash return of capital with respect to such Investment (less the cost of disposition, if any) and (b) the initial amount of such Investment; provided that, at the time such Investment is made pursuant to this clause (7) and after giving pro forma effect thereto as if such Investment had been made at the beginning of the applicable four quarter period, the Company would have been permitted to Incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock”;

(8) loans and advances to directors, employees and officers of the Company and the Restricted Subsidiaries for bona fide business purposes and to purchase Equity Interests of the Company not in excess of $2.0 million at any one time outstanding;

(9) Investments in securities or other obligations received in settlement of debts arising in the ordinary course of business pursuant to any plan of reorganization or similar arrangement;

(10) stock, obligations or securities received in satisfaction of judgments or settlement of claims; and

(11) Investments in a Receivables Subsidiary in connection with any Qualified Receivables Transaction.

“Permitted Liens” means:

(1) Liens on the assets of the Company and any Guarantor securing Indebtedness (and all Obligations related thereto) Incurred under clause (1) of the “Incurrence of Indebtedness and Issuance of Preferred Stock” covenant;

(2) Liens in favor of the Company or any Restricted Subsidiary that is a Guarantor;

(3) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Company or any Restricted Subsidiary of the Company or at the time such Person becomes a Restricted Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such transaction and do not extend to any other assets of the Company or any Restricted Subsidiary (other than additions and accessions to such property of such Person);

(4) Liens on property existing at the time of acquisition thereof by the Company or any Restricted Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such acquisition and do not extend to any property other than the property so acquired by the Company or the Restricted Subsidiary (and additions and accessions thereto);

(5) Liens existing on the date of the Indenture;

(6) Liens on cash or Cash Equivalents securing Hedging Obligations of the Company or any of its Restricted Subsidiaries that do not constitute Indebtedness or securing letters of credit that support such Hedging Obligations;

(7) Liens securing Permitted Refinancing Indebtedness (and all Obligations related thereto); provided, that such Liens do not extend to or cover any property or assets other than the property or assets that secure the Indebtedness being refinanced (and additions and accessions to such property or assets);

(8) Liens for taxes, assessments and governmental charges not yet delinquent or being contested in good faith and for which adequate reserves have been established to the extent required by GAAP;

(9) carriers, warehousemen’s, mechanics’, worker’s, materialmen’s, operators’, landlords’ or similar Liens arising in the ordinary course of business;

(10) Liens Incurred or deposits made in the ordinary course of business in connection with worker’s compensation, unemployment insurance or other social security obligations;

(11) Liens, deposits or pledges to secure the performance of bids, tenders, contracts (other than contracts for the payment of Indebtedness), leases, or other similar obligations arising in the ordinary course of business;

(12) survey exceptions, encumbrances, easements or reservations of, or rights of others for, rights of way, zoning or other restrictions as to the use of properties, and defects in title which, in the case of any of the foregoing, were not Incurred or created to secure the payment of Indebtedness, and which in the aggregate do not materially adversely affect the value of such properties or materially impair the use for the purposes of which such properties are held by the Company or any Restricted Subsidiaries;

(13) judgment and attachment Liens not giving rise to an Event of Default and notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings and for which adequate reserves have been made;

(14) Liens, deposits or pledges to secure public or statutory obligations, surety, stay, appeal, indemnity, performance or other similar bonds or obligations; and Liens, deposits or pledges in lieu of such bonds or obligations, or to secure such bonds or obligations, or to secure letters of credit in lieu of or supporting the payment of such bonds or obligations;

(15) Liens on property or assets used to defease Indebtedness that was not Incurred in violation of the Indenture;

(16) Liens in favor of collecting or payor banks having a right of setoff, revocation, refund or chargeback with respect to money or instruments of the Company or any Subsidiary on deposit with or in possession of such bank;

(17) purchase money Liens granted in connection with the acquisition of assets in the ordinary course of business, provided, that (A) such Liens attach only to the property so acquired with the purchase money indebtedness secured thereby (and to additions and accessions thereto) and (B) the principal amount of the Indebtedness secured by such Liens does not exceed 100% of the purchase price of such assets;

(18) any interest or title of a lessor in the property subject to any lease; and

(19) Liens (not otherwise permitted hereunder) with respect to obligations that do not exceed $15.0 million at any one time outstanding.

“Permitted Refinancing Indebtedness” means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

(1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest thereon and the amount of any reasonably determined premium necessary to accomplish such refinancing and such reasonable expenses Incurred in connection therewith);

(2) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

(3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes or the Note Guarantees, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

(4) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is pari passu in right of payment with the Notes or any Note Guarantees, such Permitted Refinancing Indebtedness is pari passu with, or subordinated in right of payment to, the Notes or such Note Guarantees; and

(5) such Indebtedness is Incurred either by the Company or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Preferred Stock” means, with respect to any Person, any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions upon liquidation.

“Qualified Receivables Transaction” means any transaction or series of transactions that may be entered into by the Company or any of its Restricted Subsidiaries pursuant to which the Company or such Restricted Subsidiary may sell, convey or otherwise transfer to a Receivables Subsidiary accounts receivable (whether now existing or arising in the future) and any assets related thereto, including without limitation, all collateral securing such accounts receivable, all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and all other assets that are customarily transferred, or in respect of which security interests are customarily granted, in connection with an asset securitization transaction involving accounts receivable and pursuant to which such Receivables Subsidiary may sell, convey or otherwise transfer interests in such accounts receivable and related assets to any Person other than an Affiliate of the Company; provided that:

(1) no portion of the Indebtedness or any other obligations (contingent or otherwise) of a Receivables Subsidiary:

(a) is guaranteed by the Company or any Restricted Subsidiary of the Company (excluding guarantees of obligations pursuant to Standard Securitization Undertakings),

(b) is recourse to or obligates the Company or any Restricted Subsidiary of the Company in any way other than pursuant to Standard Securitization Undertakings, or

(c) subjects any property or asset of the Company or any Restricted Subsidiary of the Company, directly or indirectly, contingently or otherwise, to the satisfaction of obligations Incurred in such transactions, other than pursuant to Standard Securitization Undertakings;

(2) neither the Company nor any Restricted Subsidiary of the Company has any material contract, agreement, arrangement or understanding with a Receivables Subsidiary other than on terms no less favorable to the Company or any Restricted Subsidiary of the Company than those that might be obtained at the time from Persons that are not Affiliates of the Company, other than fees payable in the ordinary course of business in connection with servicing accounts receivable; provided that all of the agreements, arrangements and understandings entered into by the Company or any Restricted Subsidiary with a Receivables Subsidiary in connection with any transaction or series of transactions shall be considered as a whole for purposes of determining compliance with this clause (2); and

(3) neither the Company nor any Restricted Subsidiary of the Company (other than such Receivables Subsidiary) has any obligation to maintain or preserve the financial condition of a Receivables Subsidiary or cause such entity to achieve certain levels of operating results.

“Rating Agencies” means (1) S&P and Moody’s or (2) if S&P or Moody’s or both of them are not making ratings publicly available, a nationally recognized U.S. rating agency or agencies, as the case may be, selected by the Company, which will be substituted for S&P or Moody’s or both, as the case may be.

“Rating Category” means (1) with respect to S&P, any of the following categories (any of which may include a “+” or “–”): AAA, AA, A, BBB, BB, B, CCC, CC, C and D (or equivalent successor categories), (2) with respect to Moody’s, any of the following categories: Aaa, Aa, A, Baa, Ba, B, Caa, Ca, C and D (or equivalent successor categories), and (3) the equivalent of any such categories of S&P or Moody’s used by another Rating Agency, if applicable.

“Receivables Subsidiary” means any special purpose wholly owned subsidiary of the Company created in connection with the transactions contemplated by a Qualified Receivables Transaction, which Subsidiary engages in no activities other than those incidental to such Qualified Receivables Transaction and which is designated as a Receivables Subsidiary by the Company’s Board of Directors. Any such designation by the Board of Directors shall be evidenced by filing with the Trustee a Board Resolution giving effect to such designation and an Officers’ Certificate certifying, to the best of such officers’ knowledge and belief after consulting with counsel, such designation, and the transactions in which the Receivables Subsidiary will engage, comply with the requirements of the definition of Qualified Receivables Transaction. For purposes of the definition of “Unrestricted Subsidiary,” the making of Standard Securitization Undertakings by the Company or any of its Restricted Subsidiaries shall not be deemed inconsistent with qualifying as an Unrestricted Subsidiary.

“Registration Rights Agreement” means (1) with respect to the Notes issued on the Issue Date, the Registration Rights Agreement, dated the Issue Date, among the Company, the Initial Guarantors, Banc of America Securities LLC and UBS Securities LLC and (2) with respect to any Additional Notes, any registration rights agreement between the Company and the other parties thereto relating to the registration by the Company of such Additional Notes under the Securities Act.

“Replacement Assets” means (1) non-current tangible assets or capital expenditures that will be used or useful in a Permitted Business or (2) substantially all the assets of a Permitted Business or a majority of the Voting Stock of any Person engaged in a Permitted Business that will become on the date of acquisition thereof a Restricted Subsidiary.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

“S&P” means Standard & Poor’s, a division of The McGraw Hill Companies.

“sale and leaseback transaction” means, with respect to any Person, any transaction involving any of the assets or properties of such Person whether now owned or hereafter acquired, whereby such Person sells or transfers such assets or properties and then or thereafter leases such assets or properties or any part thereof or any other assets or properties which such Person intends to use for substantially the same purpose or purposes as the assets or properties sold or transferred.

“Significant Subsidiary” means any Subsidiary that would constitute a “significant subsidiary” within the meaning of Article 1 of Regulation S-X of the Securities Act.

“Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by the Company or any Restricted Subsidiary of the Company which, in the good faith judgment of the Board of Directors of the Company, are reasonably customary in accounts receivable transactions.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subsidiary” means, with respect to any specified Person:

(1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

“Tangible Assets” means the total amount of assets of the Company and its Restricted Subsidiaries (less applicable depreciation, depletion, amortization and other valuation reserves), except to the extent resulting from write ups of capital assets (excluding write ups in connection with accounting for acquisitions in conformity with GAAP), after deducting therefrom all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, all as set forth on the most recent available quarterly or annual consolidated balance sheet of the Company and its Restricted Subsidiaries, prepared in conformity with GAAP.

“Transactions” means (1) transfer to the Company of TXI’s subsidiaries engaged in the steel business and certain related assets, and the Company’s assumption of the liabilities arising out of the steel business or the transferred assets, (2) the sale of the Notes by the Company, (3) the sale of TXI’s senior notes, (4) TXI’s tender offer for, or other repurchase or prepayment of, its 10.25% senior notes due 2011, (5) the Company’s payment to TXI of (i) a dividend of approximately $341 million, and (ii) a dividend of Capital Stock other than Disqualified Stock, (6) the entering into of the senior secured credit agreement by TXI, (7) the entering into of the Credit Agreement by the Company, (8) the registration and distribution of the common stock of Company to TXI’s shareholders and (9) the entering into of (i) the separation and distribution agreement and (ii) the tax sharing and indemnification agreement, each as contemplated by, and as further described in, this prospectus.

“Treasury Rate” means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) which has become publicly available at least two Business Days prior to the date fixed for prepayment (or, if such Statistical Release is no longer published, any publicly available source for similar market data)) most nearly equal to the then remaining term of the Notes to July 15, 2009, provided, however, that if the then remaining term to July 15, 2009 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the then remaining term of the Notes to July 15, 2009 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

“TXI Advance” means the intercompany payable in the amount of approximately $502.5 million owed by the Company to TXI, which TXI contributed to the capital of the Company on the Issue Date.

“Unrestricted Subsidiary” means any Subsidiary of the Company that is designated by the Board of Directors of the Company as an Unrestricted Subsidiary pursuant to a Board Resolution in compliance with the covenant described under the caption “—Certain Covenants—Designation of Restricted and Unrestricted Subsidiaries,” and any Subsidiary of such Subsidiary.

“Unsubordinated Indebtedness” of a Person means any Indebtedness of such Person, unless such Indebtedness is contractually subordinate or junior in right of payment of principal, premium or interest to any other Indebtedness of such Person.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is ordinarily entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2) the then outstanding principal amount of such Indebtedness.

CERTAIN MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of material United States federal income and to a limited extent as set forth under “—Consequences to Non-U.S. Holders,” estate tax consequences relating to a holder’s purchase, ownership and disposition of the exchange notes, but does not purport to be a complete analysis of all the potential tax considerations relating thereto. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended, or the Code, and regulations, rulings and judicial decisions as of the date hereof. These authorities may be changed, possibly retroactively, so as to result in United States federal income and estate tax consequences different from those set forth below. We have not sought any ruling from the Internal Revenue Service, or the IRS, or an opinion of counsel with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS will agree with such statements and conclusions.

This summary assumes that the exchange notes are held as capital assets (generally, property held for investment) and holders are investors in the notes who purchased the outstanding notes for cash upon their original issue at their initial offering price. This summary does not address the tax considerations arising under the laws of any foreign, state or local jurisdiction. In addition, this discussion does not address tax considerations applicable to a holder’s particular circumstances or to holders that may be subject to special tax rules, including, without limitation:

•	holders subject to the alternative minimum tax;

•	banks;

•	tax-exempt organizations;

•	insurance companies;

•	dealers in securities or commodities;

•	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

•	financial institutions;

•	holders whose “functional currency” is not the United States dollar;

•	U.S. expatriates;

•	persons that will hold the notes as a position in a “straddle” or as part of a “hedging” or “conversion” transaction or other risk reduction transaction; or

•	persons deemed to sell the notes under the constructive sale provisions of the Code.

If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) holds exchange notes, the tax treatment of a partner in the partnership (or other such entity) will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our exchange notes, you should consult your tax advisor.

THIS SUMMARY OF MATERIAL UNITED STATES FEDERAL TAX CONSEQUENCES IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. YOU ARE URGED TO CONSULT YOUR TAX ADVISOR WITH RESPECT TO THE APPLICATION OF UNITED STATES FEDERAL INCOME TAX LAWS TO YOUR PARTICULAR SITUATION AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER THE UNITED STATES FEDERAL ESTATE OR GIFT TAX RULES OR UNDER THE LAWS OF ANY STATE, LOCAL, FOREIGN OR OTHER TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

Consequences to U.S. Holders

The following is a summary of the material U.S. federal income tax consequences that will apply to you if you are a U.S. holder of the exchange notes. Certain consequences to “non-U.S. holders” of the exchange notes are described under “Consequences to Non-U.S. Holders” below. “U.S. holder” means a beneficial owner of an exchange note for U.S. federal income tax purposes that is:

•	a citizen or resident of the United States;

•	a corporation (or an entity that is treated as a corporation for United States federal tax purposes) created or organized in or under the laws of the United States or of any state of the United States or the District of Columbia;

•	an estate the income of which is subject to United States federal income taxation regardless of its source; or

•	a trust that (1) is subject to the supervision of a court within the United States and that has one or more United States persons with authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable Treasury regulations to be treated as a United States person.

Stated interest on the exchange notes will generally be taxable to you as ordinary income at the time it is paid or accrued in accordance with your method of accounting for tax purposes.

We intend to take the position for United States federal income tax purposes that any payments of liquidated damages, as described above under “Description of Notes—Registration Rights; Liquidated Damages” should be taxable to you as additional interest income when received or accrued, in accordance with your method of accounting for tax purposes. This position is based in part on the assumption that as of the date of issuance of the exchange notes, the possibility that liquidated damages will have to be paid is a “remote” or “incidental” contingency within the meaning of applicable Treasury regulations. Our determination that such possibility is a remote or incidental contingency is binding on you, unless you explicitly disclose that you are taking a different position to the IRS on your tax return for the year during which you acquire the exchange notes. However, the IRS may treat such payments as other than interest, which could affect the timing and character of both your income from the exchange notes and our deduction with respect to the payments of liquidated damages.

Except as described immediately below under “Exchange Offer,” you will generally recognize gain or loss upon the sale, exchange or other disposition of an exchange note equal to the difference between the amount realized upon the sale, exchange or other disposition (less an amount attributable to any accrued stated interest not previously included in income, which will be taxable as interest income) and your adjusted tax basis in the exchange note. Your adjusted tax basis in an exchange note will generally equal the amount you paid for the exchange note, decreased by any repayments of principal received on the exchange note and increased by the amount of accrued unpaid interest that you have already included in gross income. Any gain or loss recognized on a disposition of the exchange note will be capital gain or loss. If you are an individual and have held the exchange note for more than one year, such capital gain will generally be subject to tax at current rates at a maximum rate of 15%. Your ability to deduct capital losses may be limited.

We are offering to exchange the exchange notes for the outstanding notes. The exchange notes will not differ materially in kind or extent from the outstanding notes and, as a result, your exchange of outstanding notes for exchange notes should not constitute a taxable disposition of the outstanding notes for United States federal income tax purposes. As a result, you should not recognize taxable income, gain or loss on such exchange, your holding period for the exchange notes should generally include the holding period for the outstanding notes so exchanged, and your adjusted tax basis in the exchange notes should generally be the same as your adjusted tax basis in the outstanding notes so exchanged.

Consequences to Non-U.S. Holders

The following is a summary of the material U.S. federal tax consequences that will apply to you if you are a non-U.S. holder of exchange notes. The term “non-U.S. holder” means a beneficial owner of a note that is not a U.S. holder.

Special rules may apply to certain non-U.S. holders such as “controlled foreign corporations,” “passive foreign investment companies” or corporations that accumulate earnings to avoid U.S. federal income tax. Such entities should consult their own tax advisors to determine the United States federal, state, local and other tax consequences that may be relevant to them.

The payment to you of interest on a note generally will not be subject to a 30% United States federal withholding tax provided that:

•	interest paid on the notes is not effectively connected with your conduct of a trade or business in the United States;

•	you do not actually or constructively own 10% or more of the total combined voting power of all classes of our voting stock within the meaning of the Code and applicable Treasury regulations;

•	you are not a controlled foreign corporation that is related to us through stock ownership as provided in the Code and applicable Treasury regulations;

•	you are not a bank whose receipt of interest on the exchange notes is in connection with an extension of credit made pursuant to a loan agreement entered into in the ordinary course of your trade or business; and

•	(1) you provide your name and address on an IRS Form W-8BEN and you certify under penalty of perjury that you are not a United States person; or (2) you hold your exchange notes through a bank, brokerage house, other financial institution, or certain other intermediaries, and you and the intermediary each comply with the IRS certification requirements of applicable U.S. Treasury regulations. Special rules apply to non-U.S. holders that are pass-through entities rather than corporations or individuals.

If you cannot satisfy the requirements described in the immediately preceding paragraph, payments of interest made to you will be subject to a 30% United States federal withholding tax unless you provide us with a properly executed:

•	IRS Form W-8BEN claiming an exemption from, or reduction in the rate of, withholding under the benefit of an applicable income tax treaty; or

•	IRS Form W-8ECI stating that the interest paid on the exchange note is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the United States.

In addition, you may, under certain circumstances, be required to provide a United States taxpayer identification number, or TIN.

If you are engaged in a trade or business in the United States and interest on the note is effectively connected with the conduct of that trade or business and, if an applicable tax treaty applies, is attributable to a permanent establishment, you will be subject to United States federal income tax on such interest in the same manner as if you were a U.S. holder, unless you can claim an exemption under the benefit of an applicable income tax treaty. In addition, if you are a foreign corporation, you may be subject to a branch profits tax equal to 30% (or lower applicable treaty rate) of your earnings and profits for the taxable year, subject to certain adjustments, that are effectively connected with your conduct of a trade or business in the United States including earnings from the notes.

In the event any liquidated damages we are required to pay pursuant to a failure to comply with our obligations under the registration rights agreement is treated as interest, the tax treatment of such payments should be the same as other interest payments received by you. However, the IRS may treat such payments as other than interest, in which case they would be subject to United States federal tax withholding at a rate of 30%, unless you qualify for a reduced rate of tax or an exemption under a tax treaty.

Generally, you will not be subject to United States federal income tax with respect to gain realized on the sale, exchange, redemption or other disposition of an exchange note unless:

•	the gain is effectively connected with the conduct by you of a trade or business in the United States; or

•	in the case of a non-U.S. holder who is a nonresident alien individual, such individual is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met.

Notwithstanding these two bullet points, you will not be subject to United States federal income tax if a treaty exemption applies and the appropriate documentation is provided.

The United States federal estate tax will not apply to the exchange notes owned by you at the time of your death, provided that (1) you do not own actually or constructively 10% or more of the total combined voting power of all classes of our voting stock (within the meaning of the Code and the Treasury regulations) and (2) interest on the exchange note would not have been, if received at the time of your death, effectively connected with your conduct of a trade or business in the United States.

Information Reporting and Backup Withholding

U.S. holders, unless otherwise exempt as noted below, will be subject to information reporting with respect to payments of principal, interest and the gross proceeds from the sale, exchange, redemption or other disposition of an exchange note. Backup withholding, currently at a rate equal to 28%, may apply to payments of interest and to the gross proceeds from the sale, exchange, redemption or other disposition of an exchange note if the U.S. holder:

•	fails to furnish its TIN on an IRS Form W-9 within a reasonable time after we request this information;

•	furnishes an incorrect TIN;

•	is informed by the IRS that it failed to report properly any interest or dividends; or

•	fails, under certain circumstances, to provide a certified statement signed under penalty of perjury that the TIN provided is its correct number and that it is not subject to backup withholding.

Certain persons are exempt from information reporting and backup withholding, including corporations. Holders of the exchange notes should consult their tax advisors as to their qualification for exemption and the procedure for obtaining such exemption.

Non-U.S. holders generally will not be subject to backup withholding with respect to payments of interest on the exchange notes if we do not have actual knowledge or reason to know that the non-U.S. holder is a United States person and such holder provides the requisite certification on IRS Form W-8BEN or otherwise establishes an exemption from backup withholding. Payments of interest, however, would generally be subject to reporting requirements.

Payments of the gross proceeds from the sale, exchange, redemption or other disposition of an exchange note effected by or through a United States office of a broker generally will be subject to backup withholding at a rate of 28% and information reporting unless the non-U.S. holder certifies as to its non-U.S. status on IRS Form W-8BEN or otherwise establishes an exemption. Generally, information reporting and backup withholding will not apply to a payment of disposition proceeds where the sale is effected outside the United States through a non-U.S. office of a non-U.S. broker and payment is not received in the United States.

However, information reporting will generally apply to a payment of disposition proceeds where the sale is effected outside the United States by or through an office outside the United States of a broker that fails to maintain documentary evidence that the holder is a non-U.S. holder or that the holder otherwise is entitled to an exemption, and the broker is:

•	a United States person;

•	a foreign person that derives 50% or more of its gross income for defined periods from the conduct of a trade or business in the United States;

•	a controlled foreign corporation for United States federal income tax purposes; or

•	a foreign partnership (1) more than 50% of the capital or profits interest of which is owned by United States persons or (2) that is engaged in a United States trade or business.

Backup withholding is not an additional tax. The amount of any backup withholding imposed on a payment to a holder of the exchange notes will be allowed as a refund or a credit against that holder’s U.S. federal income tax liability if the required information is timely furnished to the IRS.

PLAN OF DISTRIBUTION

Each broker-dealer that receives exchange notes for its own account in the exchange offer must acknowledge that it will deliver a prospectus together with any resale of those exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in the resales of exchange notes received in exchange for outstanding notes where those outstanding notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the expiration date of the exchange offer, we will make this prospectus, as it may be amended or supplemented from time to time, available to any broker-dealer for use in connection with any such resale. In addition, until                      , 200_, all dealers effecting transactions in the exchange notes may be required to deliver a prospectus.

We will not receive any proceeds from any sale of exchange notes by broker-dealers or any other persons. Exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such exchange notes. Any broker-dealer that resells exchange notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any such resale of exchange notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

For a period of 180 days after the expiration date of the exchange offer, we will promptly send additional copies of this prospectus, as it may be amended or supplemented from time to time, to any broker-dealer that requests it in the letter of transmittal. We have agreed to pay all expenses incident to our performance of, or compliance with, the registration rights agreement and will indemnify the holders of outstanding notes and exchange notes, including any broker-dealers, and persons who control such holders, against certain types of liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

The validity of the exchange notes will be passed upon for us by Fulbright & Jaworski L.L.P., Dallas, Texas. Certain legal matters relating to the spin-off were passed upon for us by Thompson & Knight LLP, Dallas, Texas.

INDEPENDENT ACCOUNTANTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements May 31, 2005 and 2004, and for each of the three years in the period ended May 31, 2005, as set forth in their report. We have included our financial statements in this prospectus in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are required to file annual, quarterly and special reports and other information with the SEC. You can read and copy any materials we file with the SEC at its Public Reference Room at Room 1580, 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a web site that contains information we file electronically with the SEC, which you can access over the Internet at http://www.sec.gov. You may request a copy of our filings at no cost, by writing or telephoning us at the following address:

Chaparral Steel Company

300 Ward Road

Midlothian, Texas 76065

Attn: Cary D. Baetz, Vice President and Treasurer

Telephone: (972) 779-1035

Financial statement schedules have been omitted because they are not applicable or the information required therein is included elsewhere in the financial statements or notes thereto.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders

Chaparral Steel Company

We have audited the accompanying consolidated balance sheets of Chaparral Steel Company and subsidiaries (the Company) as of May 31, 2005 and 2004, and the related consolidated statements of operations, stockholder’s equity, and cash flows for each of the three years in the period ended May 31, 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Chaparral Steel Company and subsidiaries at May 31, 2005 and 2004, and the consolidated results of their operations and their cash flows for each of the three years in the period ended May 31, 2005, in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young LLP

Dallas, Texas

August 10, 2005

CHAPARRAL STEEL COMPANY AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

	May 31,
	2005	2004
Assets
Current assets:
Cash	$9,287	$8,575
Accounts receivable – net	127,383	103,172
Inventories	246,223	177,159
Receivable from affiliates	40,734	—
Prepaid expenses	11,097	6,807

Total current assets	434,724	295,713

Other assets:
Goodwill	85,166	85,166
Investments and deferred charges	5,099	4,583

	90,265	89,749

Property, plant and equipment:
Land and land improvements	93,937	93,012
Buildings	54,954	55,229
Machinery and equipment	1,025,475	1,046,035
Construction in process	28,074	17,502

	1,202,440	1,211,778
Less depreciation	575,187	561,315

	627,253	650,463

	$1,152,242	$1,035,925

Liabilities and Stockholders’ Equity
Current liabilities:
Trade accounts payable	$88,980	$55,060
Payable to affiliates	—	35,492
Accrued wages, taxes and other liabilities	20,933	20,638

Total current liabilities	109,913	111,190

Deferred income taxes and other credits	147,563	110,688
Long-term payable to TXI	543,246	543,246
Stockholders’ equity:
Preferred stock, $0.01 par value, 10,000,000 shares authorized, none issued	—	—
Common stock, $0.01 par value; 100,000,000 shares authorized, 22,803,867 shares issued and outstanding at May 31, 2005	228	—
Additional paid-in capital	206,818	204,447
Retained earnings	144,474	66,354

	351,520	270,801

	$1,152,242	$1,035,925

See notes to consolidated financial statements.

CHAPARRAL STEEL COMPANY AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Year Ended May 31,
	2005	2004	2003
Net sales	$1,116,376	$905,324	$645,991
Costs and expenses (income):
Cost of products sold	925,766	842,228	673,597
Selling, general and administrative	28,730	30,173	23,913
Interest	47,275	49,597	51,027
Other income, net	(5,605)	(7,677)	(1,967)

	996,166	914,321	746,570

Income (loss) before income taxes and accounting change	120,210	(8,997)	(100,579)
Income taxes (benefit)	42,090	(3,199)	(36,517)

Income (loss) before accounting change	78,120	(5,798)	(64,062)
Cumulative effect of accounting change – net of income taxes	—	480	—

Net income (loss)	$78,120	$(5,318)	$(64,062)

Basic and diluted earnings (loss) per share:
Income (loss) before accounting change	$3.43	$(.25)	$(2.81)
Cumulative effect of accounting change	—	.02	—

Net income (loss)	$3.43	$(.23)	$(2.81)

Average shares outstanding:
Basic and diluted	22,804	22,804	22,804

See notes to consolidated financial statements.

CHAPARRAL STEEL COMPANY AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Year Ended May 31,
	2005	2004	2003
Operating activities:
Net income (loss)	$78,120	$(5,318)	$(64,062)
Adjustments to reconcile net income to net cash
Cumulative effect of accounting change	—	(480)	—
Depreciation	48,881	49,599	47,785
Deferred income taxes (benefit)	33,572	13,865	(19,682)
Other – net	3,397	345	1,521
Changes in operating assets and liabilities
Accounts receivable	(24,211)	(101,187)	1,647
Inventories	(69,063)	2,766	7,343
Prepaid expenses	(4,290)	8,138	(6,053)
Accounts payable	33,920	1,252	(3,591)
Accrued wages, taxes and other	3,548	4,108	(956)
Other credits	40	1,352	816
Receivable from or payable to affiliates	(76,227)	44,875	63,359

Net cash provided by operating activities	27,687	19,315	28,127

Investing activities:
Capital expenditures	(26,581)	(13,875)	(22,331)
Other – net	(395)	(193)	(852)

Net cash used by investing activities	(26,976)	(14,068)	(23,183)

Financing activities:
Debt retirements	—	—	(1,616)
Issuance of common stock to TXI	1	—	—

Net cash provided (used) by financing activities	1	—	(1,616)

Increase in cash	712	5,247	3,328
Cash at beginning of period	8,575	3,328	—

Cash at end of period	$9,287	$8,575	$3,328

See notes to consolidated financial statements.

CHAPARRAL STEEL COMPANY AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

(in thousands)

	Preferred Stock	Common Stock	Additional Paid-in Capital	Retained Earnings	Total Stockholders’ Equity
May 31, 2001	$—	$—	$200,244	$148,968	$349,212
Net loss	—	—	—	(13,234)	(13,234)
Tax benefit from exercise of stock options	—	—	44	—	44
Contributions by TXI	—	—	4,129	—	4,129

May 31, 2002	—	—	204,417	135,734	340,151
Net loss	—	—	—	(64,062)	(64,062)
Tax benefit from exercise of stock options	—	—	29	—	29

May 31, 2003	—	—	204,446	71,672	276,118
Net loss	—	—	—	(5,318)	(5,318)
Tax benefit from exercise of stock options	—	—	1	—	1

May 31, 2004	—	—	204,447	66,354	270,801
Net income	—	—	—	78,120	78,120
Tax benefit from exercise of stock options	—	—	2,598	—	2,598
Issuance of common stock to TXI	—	228	(227)	—	1

May 31, 2005	$—	$228	$206,818	$144,474	$351,520

See notes to consolidated financial statements.

CHAPARRAL STEEL COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.	Description of Business and Basis of Presentation

On December 15, 2004, Texas Industries, Inc. (“TXI”) announced a plan to spin-off its steel business to TXI stockholders. On July 29, 2005, the spin-off was completed in the form of a pro-rata, tax-free dividend to TXI stockholder’s of one share of Chaparral Steel Company (the “Company”) common stock for each share of TXI stock owned on July 20, 2005. See Note 12 “Spin-off from TXI.”

The Company is a leading supplier of structural steel and steel bar products through a single business segment. The Company produces and sells structural steel, piling products, special bar quality products, merchant bar quality rounds, reinforcing bar and channels from facilities located in Texas and Virginia. Structural steel products include wide flange beams, channels, piling products and other shapes. Steel bar products include specialty bar products and, to a lesser extent, reinforcing bar. The Company sells to steel service centers and steel fabricators for use in the construction industry, as well as to cold finishers, forgers and original equipment manufacturers for use in the railroad, defense, automotive, manufactured housing and energy industries. The Company’s products are marketed throughout the United States, Canada and Mexico, and to a limited extent in Europe. All of the Company’s long-lived assets are located in the United States.

The accompanying financial statements include all costs of TXI’s steel business. For all periods presented, these costs include the allocation of certain corporate expenses from TXI. TXI’s corporate expenses have been allocated to the Company based on either the percentage of time employees incurred performing services for the Company or specifically identified costs incurred by TXI for the Company. Management believes that the allocations were made on a reasonable basis. However, the consolidated financial statements may not necessarily reflect the financial position, results of operations and cash flows of the Company in the future, nor is it practical for management to estimate what the financial position, results of operations or cash flows would have been if the Company had been an independent, public company for the historical periods presented. See Note 11 for additional information.

2.	Summary of Significant Accounting Policies

Principles of Consolidation. The consolidated financial statements include the accounts of Chaparral Steel Company and all subsidiaries.

Estimates. The preparation of financial statements and accompanying notes in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported. Actual results could differ from those estimates.

Fair Value of Financial Instruments. The estimated fair value of each class of financial instruments as of May 31, 2005, May 31, 2004 and May 31, 2003 approximates carrying value.

Cash. Cash represents amounts on deposit with banking institutions. TXI utilized a centralized cash management program for all of its subsidiaries through which the Company received advances from, or made transfers to, TXI dependent on its cash requirements.

Receivables. Management evaluates the ability to collect accounts receivable based on a combination of factors. A reserve for doubtful accounts is maintained based on historical default rates and current economic trends. The reserve is increased if a specific customer’s potential inability to make required payments is anticipated.

Environmental Liabilities. The Company is subject to environmental laws and regulations established by federal, state and local authorities and makes provision for the estimated costs related to compliance when it is probable that a reasonably estimable liability has been incurred.

Legal Contingencies. The Company and its subsidiaries are defendants in lawsuits which arose in the normal course of business, and make provision for the estimated loss from any claim or legal proceeding when it is probable that a reasonably estimable liability has been incurred.

Long-lived Assets. Management reviews long-lived assets for impairment whenever changes in circumstances indicate that the carrying amount of the assets may not be recoverable and would record an impairment charge if necessary. Such evaluations compare the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset and are significantly impacted by estimates of future prices for the Company’s products, capital needs, economic trends and other factors. All of the Company’s long-lived assets are located in the United States.

Property, plant and equipment is recorded at cost. Provisions for depreciation are computed generally using the straight-line method. The Company assigns each fixed asset a useful life generally ranging from 5 to 7 years for mobile and other equipment, 10 to 20 years for machinery and equipment and 20 to 40 years for buildings and land improvements. Maintenance and repairs are charged to expense as incurred. Costs incurred for scheduled shut-downs to refurbish the facilities are amortized over the benefited period, typically 12 months. Such deferred amounts are included in prepaid expenses on the consolidated balance sheets and amounted to $7.9 million at May 31, 2005 and $3.0 million at May 31, 2004.

Goodwill. Management tests goodwill for impairment at least annually. If the carrying amount of the goodwill exceeds its fair value, an impairment loss is recognized. In applying a fair-value-based test, estimates are made of the expected future cash flows to be derived from the applicable reporting unit. Similar to the review for impairment of other long-lived assets, the resulting fair value determination is significantly impacted by estimates of future prices for the Company’s products, capital needs, economic trends and other factors. At May 31, 2005 and 2004, the fair value of the Company’s goodwill on the balance sheet exceeded its carrying value.

Other Credits. Other credits of $7.4 million at May 31, 2005 and May 31, 2004 are composed primarily of liabilities related to the Company’s retirement plans, asset retirement obligations and deferred compensation agreements.

Asset Retirement Obligations. Effective June 1, 2003, the Company adopted Statement of Financial Accounting Standards (“SFAS”) No. 143, “Accounting for Asset Retirement Obligations,” which applies to legal obligations associated with the retirement of long-lived assets.

SFAS No. 143 requires that the fair value of a liability for an asset retirement obligation be recognized in the period in which it is incurred if a reasonable estimate of fair value can be made. The fair value of the liability is added to the carrying amount of the associated asset and this additional carrying amount is depreciated over the life of the asset. The liability is accreted at the end of each period through a charge to operating expense. If the obligation is settled for other than the carrying amount of the liability, the Company will recognize a gain or loss on settlement.

The Company incurs legal obligations for asset retirement as part of its normal operations related to the Resource Conservation and Recovery Act closures. Prior to the adoption of SFAS No. 143, the Company generally accrued for land reclamation obligations as incurred. Determining the amount of any asset retirement liability requires estimating the future cost of contracting with third parties to perform the obligation. The estimate is significantly impacted by, among other considerations, management’s assumptions regarding the scope of the work required, labor costs, inflation rates, market-risk premiums and closure dates. The initial application of the new rules resulted in a pretax cumulative credit of $0.7 million.

Changes in asset retirement obligations for the year ended May 31, 2005 and May 31, 2004 are as follows (in thousands):

	May 31, 2005	May 31, 2004
Balance at beginning of period	$537	$485
Accretion expense	60	55
Settlements	(31)	(55)
Revisions	—	52

Balance at end of period	$566	$537

The pro forma effect of assuming that the adoption of SFAS No. 143 was applied retroactively was not material to net income (loss) for 2003.

Net Sales. The Company recognizes revenue when the goods are shipped and title and risk of loss transfer to the customer (FOB shipping point). The Company includes delivery fees in the amount it bills customers to the extent needed to recover the Company’s cost of freight and delivery. The following table summarizes our net sales by product line. Other products revenue is generated from the Company’s metals separation operation.

	Year Ended May 31,
	2005	2004	2003
		(in thousands)
Net sales
Structural mills	$790,789	$643,043	$460,227
Bar mill	238,934	177,967	116,231
Other products	32,254	27,076	18,921
Delivery fees	54,399	57,238	50,612

	$1,116,376	$905,324	$645,991

Sales to customers located outside of the United States represented 12.7%, 11.7% and 6.0% of our net sales in 2005, 2004, 2003, respectively. These customers were primarily located in Canada and Mexico, with no individual country accounting for more than 10% of our net sales in any of the periods presented.

Other Income. Other income includes none in 2005, $4.2 million in 2004 and $0.5 million in 2003 resulting from the Company’s litigation against certain graphite electrode suppliers.

Income Taxes. The Company uses the liability method of recognizing and classifying deferred income taxes. The Company is included in the consolidated income tax returns of TXI. However, the provision (benefit) for income taxes for the periods presented has been determined as if the Company had filed separate tax returns. The Company provides valuation allowances to reduce deferred tax assets to amounts that will more likely than not be realized.

Earnings (loss) per share. Earnings (loss) per share information for all periods presented has been computed based on the number of shares of the Company’s common stock issued to TXI as of July 29, 2005. See Note 12, “Spin-off from TXI.”

Stock-based Compensation. The Company’s employees participate in TXI’s stock compensation plans. The plans provide for the granting of incentive and non-qualified stock options, restricted stock and other stock-based incentive awards for officers and key employees.

The Company accounts for employee stock options using the intrinsic value method of accounting prescribed by APB Opinion (“APB”) No. 25, “Accounting for Stock Issued to Employees,” as allowed by SFAS No. 123, “Accounting for Stock-Based Compensation.” Generally, no expense is recognized related to the Company’s stock options because each option’s exercise price is set at the stock’s fair market value on the date the option is granted.

In accordance with SFAS No. 123, the Company discloses the compensation cost based on the estimated fair value at the date of grant recognizing compensation expense ratably over the vesting period. For those plan participants of the Company, the fair value of each option grant was estimated on the date of grant for purposes of the pro forma disclosures using the Black-Scholes option-pricing model and assumptions applicable to TXI’s common stock. In 2005, the weighted-average fair value of options granted to the Company’s employees was $23.86 based on weighted average assumptions for dividend yield of .50%, volatility factor of .345, risk-free interest rate of 3.89% and expected life in years of 6.4. Options granted to Company employees were 73,000 in 2005. No options were granted to the Company’s employees in 2004. In 2003, the weighted-average fair value of options granted to the Company’s employees was $8.22 based on weighted average assumptions for dividend yield of 1.33%, volatility factor of .361, risk-free interest rate of 3.38% and expected life in years of 6.4.

Therefore, had compensation expense for stock options held by the Company’s employee participants been recognized based upon the fair value for awards granted, the Company’s net income (loss) would have been reduced to the following pro forma amounts:

	Year Ended May 31,
	2005	2004	2003
	(in thousands, except per share)
Net income (loss)
As reported	$78,120	$(5,318)	$(64,062)
Stock-based compensation included in the determination of net income (loss) reported, net of tax	11	17	(4)
Fair value of stock-based compensation, net of tax	63	(1,697)	(1,723)

Pro forma	$78,194	$(6,998)	$(65,789)

Basic and diluted net income (loss) per share:
As reported	$3.43	$(.23)	$(2.82)

Pro forma	$3.43	$(.31)	$(2.89)

In December 2004, the FASB issued SFAS No. 123R, “Share-Based Payment.” SFAS No. 123R is a revision of SFAS No. 123, “Accounting for Stock Based Compensation,” and supersedes APB No. 25. Among other items, SFAS No. 123R eliminates the use of APB No. 25 and the intrinsic value method of accounting, and requires companies to recognize the cost of employee services received in exchange for awards of equity instruments, based on the grant date fair value of those awards, in the financial statements. The current effective date of SFAS No. 123R is the first fiscal year beginning after June 15, 2005, which is the first quarter of the Company’s fiscal year ending May 31, 2007. The Company currently expects to adopt SFAS No. 123R effective June 1, 2006 using the “modified prospective” method. Under the modified prospective method, compensation cost is recognized in the financial statements beginning with the effective date, based on the requirements of SFAS No. 123R for all share-based payments granted after that date, and based on the requirements of SFAS No. 123 for all unvested awards granted prior to the effective date of SFAS No. 123R. Financial information for periods prior to the date of adoption of SFAS No. 123R would not be restated. The Company currently utilizes a standard option pricing model (i.e., Black-Scholes) to measure the fair value of stock options granted to employees. While SFAS

No. 123R permits entities to continue to use such a model, the standard also permits the use of a “lattice” model. The Company has not yet determined which model it will use to measure the fair value of awards of equity instruments to employees upon the adoption of SFAS No. 123R.

The adoption of SFAS No. 123R will have a significant effect on the Company’s future results of operations. However, it will not have an impact on the Company’s consolidated financial position. The impact of SFAS No. 123R on the Company’s results of operations cannot be predicted at this time, because it will depend on the number of equity awards granted in the future, as well as the model used to value the awards. However, had the Company adopted the requirements of SFAS No. 123R in prior periods, the impact would have approximated the amounts disclosed in the table above.

SFAS No. 123R also requires that the benefits associated with the tax deductions in excess of recognized compensation cost be reported as a financing cash flow, rather than as an operating cash flow as required under current literature. This requirement will reduce net operating cash flows and increase net financing cash flows in periods after the effective date. These future amounts cannot be estimated, because they depend on, among other things, when employees exercise stock options. However, the amount of operating cash flows recognized in prior periods for such excess tax deductions for 2005, 2004, and 2003 were not material.

Recent Accounting Pronouncements. In May 2005, the Financial Accounting Standards Board issued SFAS No. 154, “Accounting Changes and Error Corrections,” which is effective for the Company for reporting changes in accounting principles beginning June 1, 2006. SFAS No. 154 changes the reporting of a change in accounting principle to require retrospective application to prior periods’ financial statements, unless explicit transition provisions are provided for in new accounting pronouncements or existing pronouncements that are in the transition phase when SFAS No. 154 becomes effective.

3.	Working Capital

Working capital totaled $324.8 million at May 31, 2005 and $184.5 million at May 31, 2004.

Accounts receivable are presented net of allowances for doubtful receivables of $1.8 million at May 31, 2005 and $1.5 million at May 31, 2004. Provisions for bad debts charged to expense were $0.9 million in 2005, $2.6 million in 2004 and $0.6 million in 2003. Uncollectible accounts written off amounted to $0.6 million in 2005, $1.7 million in 2004 and $0.5 million in 2003.

Prior to June 6, 2003, TXI had an agreement with a financial institution to sell, on a revolving basis, an interest in a defined pool of trade receivables. The maximum amount outstanding varied based upon the level of eligible receivables. The Company sold its qualifying receivables to TXI at a discount and received an interest bearing note in exchange. The Company’s receivables sold to TXI totaled $63.7 million at May 31, 2003. On June 6, 2003, TXI entered into an agreement with a financial institution whereby the entire outstanding interest in the defined pool of trade receivables previously sold was repurchased and the agreement to sell receivables to TXI was terminated. The repurchase was reflected as an increase in accounts receivable. Sales of receivables to TXI were reflected as reductions of accounts receivable. As collections reduced previously sold interests, new accounts receivable were customarily sold to TXI. Discounts on these sales are included in other income in the consolidated statements of operations and totaled $2.6 million in 2003. Also, associated interest income is included in other income in the consolidated statements of operations and totaled $4.9 million in 2003. The Company retained collection and administration responsibilities for the receivables sold to TXI.

Inventories consist of:

	May 31,
	2005	2004
	(in thousands)
Finished products	$107,475	$70,779
Work in process	22,021	11,555
Raw materials and supplies	116,727	94,825

	$246,223	$177,159

Inventories are stated at cost (not in excess of market) with approximately 66% of inventories using the last-in, first-out (“LIFO”) method. If the average cost method (which approximates current replacement cost) had been used, inventory values would have been higher by $63.1 million at May 31, 2005 and $37.6 million at May 31, 2004. During 2004, certain inventory quantities were reduced, which resulted in a liquidation of LIFO inventory layers carried at lower costs prevailing in prior years. The effect of the liquidation was to decrease cost of products sold by approximately $4.4 million. Use of the lower of cost or market reduced inventories by $0.2 million during 2004 and by $8.1 million in 2003.

In December 2004, the FASB issued SFAS No. 151, “Inventory Costs, an amendment of ARB No. 43, Chapter 4,” which will become effective for the Company beginning June 1, 2006. This standard clarifies that abnormal amounts of idle facility expense, freight, handling costs and wasted material should be expensed as incurred and not included in overhead. In addition, this standard requires that the allocation of fixed production overhead costs to inventory be based on the normal capacity of the production facilities. The Company is currently evaluating the potential impact of this standard on its financial position and results of operations.

Accrued wages, taxes and other liabilities consist of:

	May 31,
	2005	2004
	(in thousands)
Employee wages and benefits	$12,389	$9,074
Current portion of deferred income taxes	572	3,836
Property taxes	3,156	3,245
Other liabilities	4,816	4,483

	$20,933	$20,638

4.	Commitments

The Company entered into an agreement to purchase a minimum monthly amount of processed gases at a base price adjusted quarterly based upon a percentage change in the producer price index. The gases are produced from a facility located at the Company’s Texas facility and owned and operated by an independent third party. This agreement expires on August 31, 2012. At May 31, 2005, the minimum monthly charge was approximately $0.4 million. The Company’s entered into a similar agreement to purchase processed gases for the Virginia facility with the same third party, which expires in December 2014. The agreement specifies that the Company will purchase a minimum monthly amount of processed gases at a base price adjusted quarterly based upon a similar formula. At May 31, 2005, the minimum monthly charge was approximately $0.1 million. Management believes that the Company’s minimum purchase requirements will be satisfied by its consumption of the products in the normal course of business.

The Company entered into an agreement to purchase a minimum monthly amount of mill services at its Texas facility. This agreement expires in December 2014. At May 31, 2005, the minimum monthly charge was approximately $5,000. The Company entered into a similar agreement to purchase a minimum monthly amount of mill services for the Virginia facility. This agreement expires in June 2012. At May 31, 2005, the minimum monthly charge was approximately $0.4 million. Management believes that the Company’s minimum purchase requirements will be satisfied by its consumption of the products in the normal course of our business.

The Company leases certain mobile and other equipment and other items, which in the normal course of business are renewed or replaced by subsequent leases. Total expense for such operating leases amounted to $2.0 million in 2005, $2.0 million in 2004 and $2.8 million in 2003.

Future estimated payments under these agreements as of May 31, 2005 are as follows:

	Total	2006	2007	2008	2009-2010	After 2010
	(in thousands)
Processed gas supply contract	$44,126	$5,813	$5,813	$5,813	$11,626	$15,061
In-plant mill services	31,694	4,453	4,453	4,453	8,906	9,429
Operating lease obligations	1,219	1,017	184	17	1	—

Total	$77,039	$11,283	$10,450	$10,283	$20,533	$24,490

5.	Stockholders Rights Plan

On July 21, 2005, the Company adopted a stockholders rights plan (the “Rights Agreement”), Pursuant to the Rights Agreement, the Company declared a dividend of rights (the “Rights”) to purchase, upon the occurrence of certain events, one one-thousandth of a share of the Series A Junior Participating Preferred Stock, par value $0.01 per share (“Preferred Stock”), for each outstanding share of common stock of the Company. Until the Rights become exercisable, all further issuances of common stock, including common stock issuable upon exercise of outstanding options, will include issuances of Rights. The Rights will be exercisable at $90.00 per one one-thousandth of a share of Preferred Stock. The Rights will expire on July 29, 2015 unless extended or unless the Rights are earlier redeemed or exchanged by the Company.

The Rights are not exercisable nor are they transferable apart from the common stock until the earlier of (a) the tenth day after such time as a person or group acquires beneficial ownership of 15% of the Common Stock of the Company or (b) the tenth business day (unless extended by the Board of Directors) after a person or group announces its intention to commence or commences a tender or exchange offer the consummation of which would result in beneficial ownership by a person or group of 15% or more of the common stock. The earlier of these dates is referred to as the “Distribution Date.” As soon as practicable after the Distribution Date, separate right certificates will be issued and the Rights will become exercisable and transferable apart from the common stock.

The Preferred Stock issuable upon exercise of the Rights will be non-redeemable and rank junior to any other series of the Company’s preferred stock that is outstanding. Each whole share of Preferred Stock will be entitled to receive a quarterly preferential dividend of $1.00 per share but will be entitled to receive, in the aggregate, a dividend of 1,000 times the dividend declared on the Common Stock. In the event of liquidation, the holders of the Preferred Stock will be entitled to receive a preferential liquidation payment equal to the greater of $1,000 per share, plus all accrued and unpaid dividends, or, in the aggregate, a liquidation payment equal to 1,000 times the payment made per share of Common Stock. Each share of Preferred Stock will have 1,000 votes, voting together with the Common Stock. Finally, in the event of any merger, consolidation or other transaction in which shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or other property, each share of Preferred Stock would be entitled to receive 1,000 times the amount received per share of Common Stock.

6.	Stock Compensation Plans

The Company’s employees participated in TXI’s stock option plan which provides that non-qualified and incentive stock options to purchase TXI’s common stock may be granted to officers and key employees at market prices at date of grant. Outstanding options become exercisable in installments beginning one year after date of grant and expire ten years later.

A summary of TXI option transactions related to the Company’s employees for the three years ended May 31, 2005, follows:

	Shares Under Option	Weighted-Average Option Price
Outstanding at May 31, 2002	719,286	$32.96
Granted	298,250	22.72
Exercised	(10,000)	24.91
Canceled	(11,400)	42.90

Outstanding at May 31, 2003	996,136	29.86
Exercised	(26,550)	19.44
Canceled	(20,000)	31.19

Outstanding at May 31, 2004	949,586	30.13
Granted	73,000	60.27
Exercised	(624,466)	31.53
Canceled	(4,400)	34.78

Outstanding at May 31, 2005	393,720	$33.43

TXI options exercisable as of May 31 were 95,900 shares in 2005, 612,076 shares in 2004 and 527,186 shares in 2003 at a weighted-average option price of $33.23, $32.45 and $32.63, respectively.

The following table summarizes information about TXI stock options held by the Company’s employees outstanding as of May 31, 2005.

	Range of Exercise Prices
	$21.39 -$26.38	$28.84 -$36.52	$41.53 – $61.15
Options outstanding:
Shares outstanding	213,750	70,520	109,450
Weighted-average remaining life in years	7.74	6.09	7.24
Weighted-average exercise price	$22.66	$32.40	$55.13
Options exercisable:
Shares exercisable	37,800	20,650	37,450
Weighted-average exercise price	$22.36	$31.31	$45.26

TXI options that were unvested at the date of distribution and held by individuals who became or were retained as employees of the Company in connection with the spin-off were cancelled and replaced with the Chaparral Steel Company’s stock options. The exercise price of each new Chaparral Steel Company option was based upon the respective market values of the two companies at the time the spin-off was completed so that the aggregate exercise price of the new options, as well as the ratio of the per-share fair market value of the shares to the per-share exercise price of the new options, remain the same as the cancelled TXI options. Following the adjustment, there were 1,181,212 options shares outstanding to purchase shares of Chaparral Steel Company common stock at a weighted-average option price of $8.39 per share.

On July 21, 2005, the Board of Directors and on July 22, 2005, TXI as the sole stockholder approved the Company’s Amended and Restated 2005 Omnibus Equity Compensation Plan which provides for grants of stock-based awards, including non-qualified and incentive stock options, restricted stock, restricted stock units, performance shares, and performance units to non-employee directors, officers and key employees of the Company. A maximum of 4,000,000 shares of the Company’s common stock is available for issuance to participants under this plan. In July and August 2005, officers and key employees were awarded options to purchase 543,163 shares of common stock. The options were granted at the market price of the common stock on the respective dates of grant, which ranged from $18.40 to $20.245, The term of the options is ten years and the options vest in equal annual installments over five years.

7.	Income Taxes

The provisions (benefit) for income taxes are composed of:

	2005	2004	2003
	(in thousands)
Current	$8,518	$(17,064)	$(16,835)
Deferred	33,572	13,865	(19,682)

	$42,090	$(3,199)	$(36,517)

A reconciliation from income taxes at the federal statutory rate to the preceding provisions (benefit) follows:

	2005	2004	2003
	(in thousands)
Taxes at statutory rate	$42,074	$(3,150)	$(35,203)
Other – net	16	(49)	(1,314)

	$42,090	$(3,199)	$(36,517)

The components of the net deferred tax liability at May 31 are summarized below.

	2005	2004
	(in thousands)
Deferred tax assets:
Deferred compensation	$2,446	$2,577
Accrued expenses not currently tax deductible	2,626	1,976
Net operating loss carryforward	—	28,499

Total deferred tax assets	5,072	33,052

Deferred tax liabilities:
Property, plant and equipment	141,328	133,836
Inventory costs	4,484	6,384

Total deferred tax liabilities	145,812	140,220

Net deferred tax liability	140,740	107,168
Less current deferred tax liability	572	3,836

Long-term deferred tax liability	$140,168	$103,332

The Company made federal income tax payments to TXI of $5.9 million in 2005 and received federal income tax reimbursements from TXI of $16.8 million in 2004 and $17.1 million in 2003. As of May 31, 2005, the Company has $752.3 million in state net operating loss carryforwards that begin to expire in 2019. The Company also has state credits to offset future income tax liabilities of $41.9 million that begin to expire in 2018 and $10 million of credits that do not expire. The Company had net state deferred tax assets of $51.9 million at May 31, 2005 and $49.8 million at May 31, 2004. Management believes it is more likely than not that this net state deferred tax asset will be unrealized. Therefore, a valuation allowance has been recorded to fully reserve the amount of the net state deferred tax assets.

On October 22, 2004, a new tax law, the American Jobs Creation Act of 2004 (the “Jobs Creation Act”), was signed by the President of the United States. Among other provisions, the Jobs Creation Act allows a deduction for income from qualified domestic production activities, which will be phased in from 2005 through 2010. The Company is currently evaluating the impact of the new law on its future taxable income. For financial reporting purposes, any deductions for qualified domestic production activities will be accounted for as a special deduction rather than as a rate reduction. Accordingly, any benefit from the deduction will be reported in the period in which the deduction is earned.

8.	Legal Proceedings and Contingent Liabilities

The Company is subject to federal, state and local environmental laws and regulations concerning, among other matters, air emissions, furnace dust disposal and wastewater discharge. The Company believes it is in substantial compliance with applicable environmental laws and regulations; however, from time to time the Company receives claims from federal and state environmental regulatory agencies and entities asserting that the Company is or may be in violation of certain environmental laws and regulations. Based on its experience in dealing with such claims in the past and the information currently available to it regarding any potential or outstanding claims, the Company believes that such claims will not have a material impact on its consolidated financial condition or results of operations. Despite the Company’s compliance and experience, it is possible that the Company could be held liable for future charges, which might be material but are not currently known or estimable. In addition, changes in federal and state laws, regulations and requirements or discovery of currently unknown conditions could require additional expenditures by the Company.

The Company and subsidiaries are defendants in lawsuits which arose in the normal course of business. In management’s judgment (based on the opinion of counsel) the ultimate liability, if any, from such legal proceedings will not have a material effect on the consolidated financial position or results of operations of the Company.

In November 1998, the Company filed an action in the District Court of Ellis County, Texas against certain graphite electrode suppliers seeking damages for illegal restraints of trade in the sale of graphite electrodes. The Company has obtained settlements of $4.2 million in 2004 and $0.5 million in 2003 and does not anticipate any material future settlements.

In connection with the Company’s spin-off from TXI, the Company entered into a separation and distribution agreement and a tax sharing and indemnification agreement with TXI. In these agreements, the Company has indemnified the TXI against, among other things, any liabilities arising out of the businesses, assets or liabilities transferred to the Company and any taxes imposed on the TXI in connection with the spin-off that result from the Company’s breach of its covenants in the tax sharing and indemnification agreement. TXI has indemnified the Company against, among other things, any liabilities arising out of the businesses, assets or liabilities retained by the TXI and any taxes imposed on the Company in connection with the spin-off that result from the TXI’s breach of its covenants in the tax sharing and indemnification agreement.

The Company and TXI have made certain covenants to each other in connection with the spin-off that prohibit the Company and TXI from taking certain actions. Pursuant to these covenants: (1) neither the Company nor TXI will liquidate, merge, or consolidate with any other person, sell, exchange, distribute or otherwise dispose of our assets (or those of certain of our subsidiaries) except in the ordinary course of business, or enter into any substantial negotiations, agreements, or arrangements with respect to any such transaction, during the six months following July 29, 2005; (2) the Company and TXI will, for a minimum of two years after the distribution date, continue the active conduct of the steel or cement business, respectively; (3) neither the Company nor TXI will repurchase its stock for two years following the distribution except in certain circumstances permitted by the IRS; (4) neither the Company nor TXI will take any actions inconsistent with the representations made in the separation and distribution agreement or in connection with the issuance by the Company’s tax counsel of its tax opinion with respect to the spin-off; and (5) neither the Company nor TXI will take any other action that would result in, or fail to take any action necessary to prevent, any tax being imposed on the spin-off. The Company or TXI may take actions inconsistent with these covenants by obtaining an unqualified opinion of counsel or a private letter ruling from the IRS that such actions will not cause the spin-off to become taxable, except that the Company may not, under any circumstances, take any action described in (1) above.

9.	Retirement Plans

The Company’s employees participate in a TXI defined contribution retirement plan. The Company contributes 2% of each employee’s eligible compensation and a variable contribution based on a predetermined formula established annually. The amount of retirement expense charged to costs and expenses for this plan was $2.5 million in 2005, $1.7 million in 2004 and $2.3 million in 2003. It is TXI’s policy to fund the plan to the extent of charges to income.

TXI has a series of financial security plans (“FSP”) that are non-qualified defined benefit plans providing death and retirement benefits to substantially all of the Company’s executive and key managerial employees who elect to participate. The plans are contributory but not funded. Costs and associated assets and liabilities related to the Company’s employee participation are included in the financial information contained herein. Amounts payable to participants are to be paid exclusively from the general assets of the Company and are otherwise unsecured. Life insurance contracts have been purchased that may be used to fund the FSP payments. These insurance contracts, recorded at their net cash surrender value, totaled $5.1 million at May 31, 2005 and $4.6 million at May 31, 2004, and are included in investments on the consolidated balance sheets. The amount of FSP benefit expense and the projected FSP benefit obligation are determined using assumptions as of the end of the year. The weighted-average discount rate used was 6% in 2005. Actuarial gains or losses are recognized when incurred, and therefore, the end of year benefit obligation is the same as the accrued benefit costs recognized in the balance sheet.

The estimated future benefit payments for each of the five succeeding years are $0.2 million, $0.2 million, $0.4 million, $0.4 million and $0.8 million and for the five-year period thereafter an aggregate of $4.9 million.

On July 21, 2005, the Board of Directors approved the Chaparral Steel Company Financial Security Plan which provides retirement and death benefits for its employees with the same terms and conditions of the TXI plans which previously covered these employees.

The amount of FSP benefit expense was as follows:

	Year Ended May 31,
	2005	2004	2003
	(in thousands)
Service cost	$822	$603	$569
Interest cost	365	449	380
Amortization of transition cost	17	17	17
Recognized actuarial loss	566	806	358
Participant contributions	(231)	(206)	(220)

	$1,539	$1,669	$1,104

The following provides a reconciliation of the FSP benefit obligation.

	Year Ended May 31,
	2005	2004
	(in thousands)
Change in projected benefit obligation
Benefit obligation at beginning of period	$7,316	$5,986
Service cost	822	603
Interest cost	365	449
Amortization of transition cost	17	17
Recognized actuarial loss	566	806
Transfer to TXI	(1,915)	—
Benefits paid	(183)	(545)

Benefit obligation/funded status at end of period	$6,988	$7,316

10.	Incentive Plans

All personnel employed as of May 31 and not subject to production-based incentive awards share in the pretax income of the Company for the year then ended based on predetermined formulas. The duration of the plan is one year. Certain executives are additionally covered under a three-year plan. All plans have been subject to annual review by TXI’s Board of Directors. Incentive compensation related to these plans is included in selling, general and administrative expense and was $4.2 million in 2005, $1.7 million in 2004 and none in 2003.

11.	Transactions with TXI and affiliates

TXI utilizes a centralized cash management program for all of its subsidiaries, through which the Company receives payments from TXI as a result of cash received from product sales or makes payments to TXI or its subsidiaries for purchases of materials or services or for costs incurred on its behalf, including raw material procurement, payroll and capital expenditures. The current payable to or receivable from affiliates also contains transactions with TXI under the inter-company tax sharing policy. TXI, through one of its subsidiaries, provides the Company with common carrier services, transporting finished product to the Company’s customers and backhauling materials and supplies for the Company. These costs have been included in cost of products sold in the consolidated statements of operations and were $6.6 million in 2005, $5.9 million in 2004 and $6.0 million in 2003. The Company believes that the rates charged to it for transportation services approximate the rates that would be charged by third parties. TXI also allocates certain corporate expenses related primarily to shared services and facilities. Management believes that the allocations were made on a reasonable basis.

The long-term payable to TXI consists of advances made by TXI to the Company for the construction of facilities. During the periods presented, the Company received or paid interest on its balances with TXI and its subsidiaries at a rate 8%. This rate would not necessarily represent the rate that the Company would be able to obtain on loans from unaffiliated third parties.

An analysis of transactions in the current inter-company account for years ended May 31, 2005, 2004 and 2003 follows:

	Year Ended May 31,
	2005	2004	2003
	(in thousands)
Current receivable from (payable to) affiliates
Beginning of period	$(35,492)	$9,383	$72,742
Net cash remitted to (from) affiliates	254,318	94,658	64,766
Payroll and other expenses	(118,349)	(100,448)	(88,271)
Transportation services	(6,561)	(5,852)	(6,042)
Interest	(47,274)	(50,031)	(50,954)
Income taxes	(5,908)	16,798	17,142

End of period	$40,734	$(35,492)	$9,383

In connection with the Company’s spin-off from TXI (Note 12), the remaining inter-company accounts with TXI were converted to capital. The Company’s relationship with TXI is now governed by a separation and distribution agreement and the ancillary agreements described in that agreement. The terms of the agreements are more fully described in Note 8 “Legal Proceedings and Contingent Liabilities.”

12.	Spin-off from TXI

On December 14, 2004, TXI’s board of directors adopted a plan to spin-off its steel operations, which was completed on July 29, 2005. In anticipation of the spin-off, the TXI and the Company entered into the following transactions:

On February 22, 2005, TXI formed the Company as a new, wholly-owned subsidiary to serve as the holding company for its steel business. The Company was initially capitalized for $1,000 and issued 1,000 shares of its common stock, at $0.01 par value per share, to TXI. On June 7, 2005, the Company’s authorized capital stock was increased to 10,000,000 shares of preferred stock, $.01 par value per share, and 100,000,000 shares of common stock, $.01 par value per share.

On June 25, 2005, TXI transferred to the Company all of the stock of its subsidiaries that are engaged in its steel business, consisting of Chaparral Steel Investments Inc. and its subsidiaries and Chaparral (Virginia) Inc. In addition, the Company issued 22,802,867 additional shares of the Company’s common stock to TXI. These transactions have been accounted for as a reorganization of entities under common control. As a result, the assets and liabilities transferred to the Company were recorded at historical cost. In connection with these transactions, on July 6, 2005, TXI also contributed or transferred to the Company real estate and transportation assets used in the steel business. The Company assumed all liabilities arising out of the steel business and the transferred assets.

On June 16, 2005, the Company entered into a senior secured revolving credit facility (the “credit facility”) providing up to $150 million of available borrowings. It includes a $25 million sub-limit for letters of credit. Any outstanding letters of credit will be deducted from the borrowing availability under the credit facility. Amounts drawn under the credit facility will bear interest either at LIBOR plus a margin of 1.00% to 1.75%, or at a base rate (which will be the higher of the federal funds rate plus 0.50% and the prime rate) plus a margin of up to 1.00%. The interest rate margins are subject to adjustments based on Chaparral’s leverage ratio. The commitment fee calculated on the unused portion of the credit facility will range from 0.25% to 0.50% per year based on Chaparral’s leverage ratio. The credit facility matures June 16, 2010 and may be terminated at any time. The credit facility is secured by security interests in all of or most of Chaparral’s existing and future accounts and inventory, certain related personal property and in all of the equity interest in present and future domestic subsidiaries and 66% of the equity interest in present and future foreign subsidiaries. The credit facility contains covenants restricting, among other things, prepayment or redemption of Chaparral’s other debt, distributions, dividends, and repurchases of capital stock and other equity interests, acquisitions and investments, indebtedness, liens and affiliate transactions. Chaparral is required to comply with certain financial tests and to maintain certain financial ratios, such as leverage and interest coverage ratios. On July 6, 2005, the Company borrowed $50 million under the credit facility.

In addition, on July 6, 2005, Chaparral Steel Company issued $300 million aggregate principal amount of new 10% senior notes due July 15, 2013. The notes are unsecured and will effectively be subordinated in right of payment to all of Chaparral’s existing and future senior secured debt, including borrowings under the credit facility. All of the Company’s domestic consolidated subsidiaries have guaranteed the 10% senior notes. The guarantees are full and unconditional and are joint and several. At May 31, 2005, Chaparral Steel Company had no significant assets or operations independent of its investment in its subsidiaries. The indenture governing the notes contains covenants that will limit Chaparral’s ability and the ability of its subsidiaries to, among other things, incur additional indebtedness, pay dividends or make other distributions or repurchase or redeem its stock, make investments, sell assets, incur liens, enter into agreements restricting its subsidiaries’ ability to pay dividends, enter into transactions with affiliates and consolidate, merge or sell all or substantially all of its assets.

The Company used the net proceeds from the credit facility borrowings and outstanding notes to pay a cash dividend of $341.1 million to TXI.

At various times intercompany indebtedness were settled between and among the Company and its subsidiaries and TXI and its subsidiaries. These intercompany accounts were settled through offsets, contributions of such indebtedness to the capital of the debtor subsidiaries and other non-cash transfers. By the effective date of the spin-off, TXI had contributed to the capital of the Company and its subsidiaries the net intercompany indebtedness owed to it by the Company and its subsidiaries (approximately $502.5 million at May 31, 2005).

On July 21, 2005, the Company adopted the Rights Agreement, Pursuant to the Rights Agreement, the Company declared a dividend of rights (the “Rights”) to purchase, upon the occurrence of certain events, one one-thousandth of a share of the Series A Junior Participating Preferred Stock, par value $0.01 per share, for each outstanding share of common stock of the Company. The terms of the agreement are more fully described in Note 5 “Stockholders Rights Plan.”

On July 29, 2005, the Company became an independent, public company. Although pursuant to our separation and distribution agreement with TXI and certain ancillary agreements, TXI has agreed to indemnify us against certain liabilities and we have agreed to indemnify TXI against certain liabilities, TXI has no further ownership interest in the Company, and the Company has no ownership interest in TXI. In addition, the Company is not a guarantor of any of TXI’s indebtedness nor is TXI a guarantor of any of the Company’s indebtedness. The Company’s relationship with TXI is now governed by a separation and distribution agreement and the ancillary agreements described in that agreement. The terms of the agreements are more fully described in Note 8 “Legal Proceedings and Contingent Liabilities.”

13.	Quarterly Financial Information (Unaudited)

2005	Aug. 31	Nov. 30	Feb. 28	May 31
	(in thousands, except per share)
Net sales	$290,781	$249,119	$259,119	$317,357
Gross profit	62,466	49,269	39,308	39,567
Operating profit	55,201	44,307	34,127	33,850
Net income	28,122	21,014	14,247	14,737
Basic and diluted earnings per share:
Net income	$1.23	$0.92	$0.63	$0.65

Average shares outstanding:
Basic and diluted	22,804	22,804	22,804	22,804

2004	Aug. 31	Nov. 30	Feb. 29	May 31
	(in thousands, except per share)
Net sales	$179,666	$176,151	$241,690	$307,817
Gross profit (loss)	(6,443)	(475)	16,296	53,718
Operating profit (loss)	(10,789)	(6,773)	10,626	47,536
Earnings (loss):
Income (loss) before accounting change	(14,848)	(12,276)	(1,233)	22,559
Cumulative effect of accounting change	—	480	—	—

Net income (loss)	$(14,848)	$(11,796)	$(1,233)	$22,559

Basic and diluted earnings (loss) per share:
Income (loss) before accounting change	$(0.65)	$(0.54)	$(0.05)	$0.99
Cumulative effect of accounting change	—	0.02	—	—

Net income (loss)	$(0.65)	$(0.52)	$(0.05)	$0.99

Average shares outstanding:
Basic and diluted	22,804	22,804	22,804	22,804

$300,000,000

Chaparral Steel Company

Offer to Exchange 10.0% Senior Notes due 2013,

Which Have Been Registered Under the

Securities Act of 1933

for All of Our Outstanding

10.0% Senior Notes due 2013

PROSPECTUS

, 2005

No person has been authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus, and, if given or made, such other information or representations must not be relied upon as having been authorized by Chaparral. Neither the delivery of this prospectus nor any sale hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of Chaparral since the date of this prospectus or that the information contained in this prospectus is correct as of any time subsequent to its date. This prospectus does not constitute an offer to sell nor or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. Indemnification of Directors and Officers.

The following contains summaries of certain circumstances in which indemnification is provided pursuant to the Certificate of Incorporation and Bylaws of Chaparral Steel Company (the “Company”) and the guarantor subsidiaries. Such summaries are qualified in their entirety by reference to the referenced statutes, Certificates or Articles of Incorporation and Bylaws.

The Company maintains liability insurance coverage which insures its officers and directors against certain losses arising from claims made by reason of their being officers and directors of the Company or its subsidiaries and for which they have not been provided reimbursement.

Delaware Corporations — The Company; Chaparral Steel Investments, Inc.; Chaparral (Virginia) Inc.; and American Materials Transport, Inc.

Section 145 of the Delaware General Corporation Law (the “DGCL”), under certain circumstances, provides for the indemnification of officers, directors, employees, and agents against liabilities, which they may incur in such capacities. Section 145 provides that a Delaware corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement in connection with specified actions, suits and proceedings, whether civil, criminal, administrative or investigative (other than action by or in the right of the corporation — a “derivative action”), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys’ fees) incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s certificate of incorporation, bylaws, disinterested director vote, stockholder vote, agreement, or otherwise. Under the DGCL, a corporation may advance funds to the person requesting indemnity, provided that the corporation receives an undertaking that the person will repay the advanced funds if it is ultimately determined that he or she is not entitled to indemnification. The DGCL also permits corporations to provide that a director of such corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of certain fiduciary duties as a director. The following information summarizes applicable provisions of the certificates of incorporation and bylaws of the Company and the Delaware guarantor subsidiaries.

Chaparral Steel Company. The Restated Certificate of Incorporation of Chaparral Steel Company provides that, to the fullest extent permitted by the DGCL, no director or former director of such corporation shall be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. The Restated Certificate of Incorporation and Bylaws of Chaparral Steel Company each provide that any director or officer seeking indemnification shall be indemnified to the fullest extent permitted by the DGCL or other applicable law in effect from time to time. The Bylaws also provide that expenses incurred by a director or officer seeking indemnification shall be paid in advance of the final disposition of the action, suit or proceeding. However, as a condition to any such advance, the director or officer must deliver an undertaking by or on behalf of such officer or director to repay the amounts advanced if it is ultimately determined that such director or officer was not entitled to indemnification.

Chaparral Steel Investments, Inc. The Certificate of Incorporation of Chaparral Steel Investments, Inc. provides that, to the fullest extent permitted by the DGCL, no director or former director or officer or former officer of such corporation shall be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer. The Restated Certificate of Incorporation and Bylaws of Chaparral Steel Investments, Inc. each provide that any director or officer seeking indemnification shall be indemnified to the fullest extent permitted by the DGCL or other applicable law in effect from time to time. The Bylaws also provide that expenses incurred by a director or officer seeking indemnification shall be paid in advance of the final disposition of the action, suit or proceeding. However, as a condition to any such advance, the director or officer must deliver an undertaking by or on behalf of such officer or director to repay the amounts advanced if it is ultimately determined that such director or officer was not entitled to indemnification.

Chaparral (Virginia) Inc. The Certificate of Incorporation of Chaparral (Virginia) Inc. provides that, to the fullest extent permitted by the DGCL, no director or officer of such corporation shall be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. The Certificate of Incorporation and Bylaws of Chaparral (Virginia) Inc. each provide that any director or officer seeking indemnification shall be indemnified to the fullest extent permitted by the DGCL or other applicable law in effect from time to time. The Bylaws also provide that expenses incurred by a director or officer seeking indemnification shall be paid in advance of the final disposition of the action, suit or proceeding. However, as a condition to any such advance, the director or officer must deliver an undertaking by or on behalf of such officer or director to repay the amounts advanced if it is ultimately determined that such director or officer was not entitled to indemnification.

American Materials Transport, Inc. The Certificate of Incorporation of American Materials Transport, Inc. provides that, to the fullest extent permitted by the DGCL, no director or former director of such corporation shall be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. The Bylaws of American Materials Transport, Inc. provide that any director or officer seeking indemnification shall be indemnified to the fullest extent permitted by the DGCL or other applicable law in effect from time to time. The Bylaws also provide that expenses incurred by a director or officer seeking indemnification shall be paid in advance of the final disposition of the action, suit or proceeding. However, as a condition to any such advance, the director or officer must deliver an undertaking by or on behalf of such officer or director to repay the amounts advanced if it is ultimately determined that such director or officer was not entitled to indemnification.

Delaware Statutory Trusts — Chaparral Steel Trust

Section 3817 of the Delaware Statutory Trust Act states that statutory trusts shall have the power to indemnify and hold harmless any trustee or beneficial owner or other person from and against all claims and demands, subject to standards and restrictions set forth in the governing instrument of such statutory trust.

It also expressly states that the absence of provisions in the governing instrument of a statutory trust addressing indemnification does not deprive any trustee or beneficial owner or other person of the right to indemnity.

The Trust Agreement of Chaparral Steel Trust provides that no trustee or officer of such trust shall be liable to the trust or any trustee or the beneficiary for any act or omission, nor shall any such trustee be held to personal liability in connection with the affairs of the trust, except for those arising from his bad faith, willful misfeasance, gross negligence or reckless disregard of his or her duties. The Trust Agreement provides that trustees and officers shall be indemnified against expenses and liabilities incurred by such person as a result of his or her service in such capacity to the trust. Trustees and officers are not entitled to indemnification, however, with respect to any action initiated by a trustee or officer of the trust. The Trust Agreement also provides that expenses incurred by a trustee or officer seeking indemnification shall be paid by the trust in advance of the final disposition of the action, suit or proceeding. However, as a condition to any such advance, the trust must receive an undertaking by or on behalf of such person to repay the amounts advanced if a final adjudication is made by a court of competent jurisdiction that such person was not entitled to indemnification.

Delaware Limited Partnerships — Chaparral Steel Midlothian, LP and TXI Star Recycling LP

Section 18-108 of the Delaware Revised Limited Partnership Act provides that Delaware limited partnerships shall have the power to indemnify and hold harmless any partner or other person from and against all claims and demands, subject to standards and restrictions set forth in the partnership agreement of such limited partnership.

The Agreements of Limited Partnership of Chaparral Steel Midlothian, LP and TXI Star Recycling LP provide that, to the extent the partnership has assets legally available for that purpose, the partnership will indemnify and hold harmless the general partner and any partner, shareholder, director or officer from and against losses incurred in connection with the business of the partnership, except to the extent that such loss is due to the person’s gross negligence, willful misconduct, knowing violation of law or breach of fiduciary responsibilities to the partnership or the limited partner.

Delaware Limited Liability Companies – Chaparral Steel Holdings, LLC and Chaparral Steel Texas, LLC

Section 18-108 of the Delaware Limited Liability Company Act provides that, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. The Operating Agreements of Chaparral Steel Holdings, LLC and Chaparral Steel Texas, LLC provide that generally, each company is to indemnify and hold harmless a member in the event a member becomes liable for any debt, liability, contract or other obligation of such company.

ITEM 21. Exhibits and Financial Statement Schedules.

(a) Exhibits

Exhibit Number		Exhibit Description

3.1	-	Amended and Restated Certificate of Incorporation of Chaparral Steel Company (incorporated herein by reference to Exhibit 3.1 to Chaparral Steel Company’s Amendment No. 1 to Form 10 dated June 10, 2005, file number 000-51307).

3.2	-	Bylaws of Chaparral Steel Company (incorporated herein by reference to Exhibit 3.2 to Chaparral Steel Company’s Form 10 dated May 6, 2005, file number 000-51307).

3.3	-	Certificate of Designations of Series A Junior Participating Preferred Stock, filed with the Secretary of State of the State of Delaware on July 21, 2005 (incorporated herein by reference to Exhibit 3.1 to Chaparral Steel Company’s Current Report on Form 8-K dated July 21, 2005, file number 000-51307).

3.4	-	Restated Certificate of Incorporation of Chaparral Steel Investments, Inc., formerly known as Chaparral Investments, Inc., which was formerly known as Chaparral Steel Company.*

3.5	-	Certificate of Merger of Texas Industries Acquisition Inc. with and into Chaparral Steel Company.*

3.6	-	Certificate of Amendment of Restated Certificate of Incorporation of Chaparral Steel Investments, Inc.*

3.7	-	Certificate of Amendment of Restated Certificate of Incorporation of Chaparral Steel Investments, Inc.*

3.8	-	Certificate of Amendment of Restated Certificate of Incorporation of Chaparral Steel Investments, Inc.*

3.9	-	Bylaws of Chaparral Steel Investments, Inc.*

3.10	-	Certificate of Incorporation of Chaparral (Virginia) Inc.*

3.11	-	Bylaws of Chaparral (Virginia) Inc.*

3.12	-	Certificate of Incorporation of American Materials Transport, Inc., formerly known as American Material Transport, Inc.*

3.13	-	Certificate of Amendment to Certificate of Incorporation of American Materials Transport, Inc.*

3.14	-	Bylaws of American Materials Transport, Inc.*

3.15	-	Certificate of Formation of Chaparral Steel Holdings, LLC.*

3.16	-	Operating Agreement of Chaparral Steel Holdings, LLC.*

3.17	-	Certificate of Trust of Chaparral Steel Trust.*

3.18	-	Trust Agreement of Chaparral Steel Trust.*

3.19	-	Bylaws of Chaparral Steel Trust.*

3.20	-	Certificate of Formation of Chaparral Steel Texas, LLC.*

3.21	-	Operating Agreement of Chaparral Steel Texas, LLC.*

3.22	-	Certificate of Limited Partnership of Chaparral Steel Midlothian, LP.*

3.23	-	Agreement of Limited Partnership of Chaparral Steel Midlothian, LP.*

3.24	-	Amendment No. 1 to Agreement of Limited Partnership of Chaparral Steel Midlothian, LP.*

3.25	-	Certificate of Limited Partnership of TXI Star Recycling LP, formerly known as Star Recycling LP, which was formerly known as Star 2000 LP.*

3.26	-	Amendment to Certificate of Limited Partnership of TXI Star Recycling LP.*

3.27	-	Second Amendment to Certificate of Limited Partnership of TXI Star Recycling LP.*

3.28	-	Agreement of Limited Partnership of TXI Star Recycling LP.*

3.29	-	Amendment No. 1 to Agreement of Limited Partnership of TXI Star Recycling LP.*

4.1	-	Reference is made to Exhibit 3.1, Exhibit 3.2 and Exhibit 3.3.

4.2	-	Registration Rights Agreement, dated July 6, 2005, among Chaparral Steel Company, certain of its domestic subsidiaries as guarantors, Banc of America Securities LLC, UBS Securities LLC, SunTrust Capital Markets, Inc., Wells Fargo Securities, LLC and Comerica Securities, Inc. (incorporated herein by reference to Exhibit 4.3 to Chaparral Steel Company’s Current Report on Form 8-K dated July 12, 2005, file number 000-51307).

4.3	-	Form of Notation of Guarantee (incorporated herein by reference to Exhibit 4.2 to Chaparral Steel Company’s Current Report on Form 8-K dated July 12, 2005, file number 000-51307).

4.4	-	Form of Chaparral Steel Company’s 10% Senior Note due 2013 (incorporated herein by reference to Exhibit 4.1 to Chaparral Steel Company’s Current Report on Form 8-K dated July 12, 2005, file number 000-51307).

4.5	-	Indenture, dated July 6, 2005, among Chaparral Steel Company, certain of its domestic subsidiaries and Wells Fargo Bank, National Association, as Trustee (incorporated herein by reference to Exhibit 4.4 to Chaparral Steel Company’s Current Report on Form 8-K dated July 12, 2005, file number 000-51307).

4.6	-	Form of Chaparral Steel Company 10% Senior Exchange Note due 2013.*

4.7	-	Rights Agreement, effective as of July 29, 2005, between Chaparral Steel Company and Mellon Investor Services LLC, as rights agent (incorporated herein by reference to Exhibit 4.1 to Chaparral Steel Company’s Current Report on Form 8-K dated July 21, 2005, file number 000-51307).

5.1	-	Legal Opinion of Fulbright & Jaworski L.L.P.*

10.1	-	Purchase Agreement, dated June 29, 2005, among Chaparral Steel Company, Banc of America Securities LLC, UBS Securities LLC, SunTrust Capital Markets, Inc., Wells Fargo Securities, LLC and Comerica Securities, Inc. (incorporated herein by reference to Exhibit 10.1 to Chaparral Steel Company’s Current Report on Form 8-K dated July 12, 2005, file number 000-51307).

10.2	-	Credit Agreement, dated June 16, 2005, among Chaparral Steel Company, Bank of America, N.A., as administrative agent, letter of credit issuer, swing line lender and lender, UBS Securities LLC, as syndication agent, General Electric Capital Corporation, Wells Fargo Bank, National Association, and SunTrust Bank, as co-documentation agents and as lenders, and UBS Loan Finance LLC and Comerica Bank, as lenders (incorporated herein by reference to Exhibit 10.2 to Chaparral Steel Company’s Current Report on Form 8-K dated July 12, 2005, file number 000-51307).

10.3	-	Security Agreement, dated July 6, 2005, made by Chaparral Steel Company, certain of its domestic subsidiaries, and Bank of America, N.A. as administrative agent (incorporated herein by reference to Exhibit 10.3 to Chaparral Steel Company’s Current Report on Form 8-K dated July 12, 2005, file number 000-51307).

10.4	-	Separation and Distribution Agreement, dated July 6, 2005, between Texas Industries, Inc. and Chaparral Steel Company (incorporated herein by reference to Exhibit 10.4 to Chaparral Steel Company’s Current Report on Form 8-K dated July 12, 2005, file number 000-51307).

10.5	-	Amendment No. 1 to Separation and Distribution Agreement between Chaparral Steel Company and Texas Industries, Inc., dated July 27, 2005 (incorporated herein by reference to Exhibit 10.5 to Chaparral Steel Company’s Annual Report on Form 10-K for the year ended May 31, 2005, file number 000-51307).

10.6	-	Tax Sharing and Indemnification Agreement, dated July 6, 2005, between Texas Industries, Inc. and Chaparral Steel Company (incorporated herein by reference to Exhibit 10.5 to Chaparral Steel Company’s Current Report on Form 8-K dated July 12, 2005, file number 000-51307).

10.7	-	Chaparral Steel Company Amended and Restated 2005 Omnibus Equity Compensation Plan (incorporated herein by reference to Exhibit 10.3 to Chaparral Steel Company’s Amendment No. 5 to Form 10 dated July 21, 2005, file number 000-51307).

10.8	-	Chaparral Steel Company Financial Security Plan (including form of agreement) (incorporated herein by reference to Exhibit 10.1 to Chaparral Steel Company’s Current Report on Form 8-K dated July 22, 2005, file number 000-51307).

10.9	-	Employment Agreement, dated August 2, 2005, between Chaparral Steel Company and Tommy A. Valenta (incorporated herein by reference to Exhibit 10.9 to Chaparral Steel Company’s Annual Report on Form 10-K for the year ended May 31, 2005, file number 000-51307).

10.10	-	Form of Incentive and Nonqualified Stock Option Agreement under the Chaparral Steel Company Amended and Restated 2005 Omnibus Equity Compensation Plan issued by Chaparral Steel Company in replacement of Texas Industries, Inc. options originally granted to Texas Industries, Inc. employees under the Texas Industries, Inc. 1993 Stock Option Plan (incorporated herein by reference to Exhibit 10.10 to Chaparral Steel Company’s Annual Report on Form 10-K for the year ended May 31, 2005, file number 000-51307).

10.11	-	Form of Incentive and Nonqualified Stock Option Agreement under the Chaparral Steel Company Amended and Restated 2005 Omnibus Equity Compensation Plan issued by Chaparral Steel Company in replacement of Texas Industries, Inc. options originally granted to Texas Industries, Inc. employees under the Texas Industries, Inc. 2004 Omnibus Equity Compensation Plan (incorporated herein by reference to Exhibit 10.11 to Chaparral Steel Company’s Annual Report on Form 10-K for the year ended May 31, 2005, file number 000-51307).

10.12	-	Form of Nonqualified Stock Option Agreement under the Chaparral Steel Company Amended and Restated 2005 Omnibus Equity Compensation Plan issued by Chaparral Steel Company in replacement of Texas Industries, Inc. options originally granted to Texas Industries, Inc. non-employee directors under the Texas Industries, Inc. 1993 Stock Option Plan (incorporated herein by reference to Exhibit 10.12 to Chaparral Steel Company’s Annual Report on Form 10-K for the year ended May 31, 2005, file number 000-51307).

10.13	-	Form of Nonqualified Stock Option Agreement under the Chaparral Steel Company Amended and Restated 2005 Omnibus Equity Compensation Plan issued by Chaparral Steel Company in replacement of Texas Industries, Inc. options originally granted to Texas Industries, Inc. non-employee directors under the Texas Industries, Inc. 2004 Omnibus Equity Compensation Plan (incorporated herein by reference to Exhibit 10.13 to Chaparral Steel Company’s Annual Report on Form 10-K for the year ended May 31, 2005, file number 000-51307).

10.14	-	Form of Nonqualified Stock Option Agreement for employees under the Chaparral Steel Company Amended and Restated 2005 Omnibus Equity Compensation Plan (incorporated herein by reference to Exhibit 10.14 to Chaparral Steel Company’s Annual Report on Form 10-K for the year ended May 31, 2005, file number 000-51307).

10.15	-	Form of Deferred Compensation Agreement for non-employee directors under the Chaparral Steel Company Amended and Restated 2005 Omnibus Equity Compensation Plan (incorporated herein by reference to Exhibit 10.15 to Chaparral Steel Company’s Annual Report on Form 10-K for the year ended May 31, 2005, file number 000-51307).

10.16	-	Form of Restricted Stock Agreement for non-employee directors under the Chaparral Steel Company Amended and Restated 2005 Omnibus Equity Compensation Plan (incorporated herein by reference to Exhibit 10.16 to Chaparral Steel Company’s Annual Report on Form 10-K for the year ended May 31, 2005, file number 000-51307).

10.17	-	Form of Texas Industries, Inc. Common Stock Award Plan and Award Letters for Tommy A. Valenta and William H. Dickert assumed by Chaparral Steel Company (incorporated herein by reference to Exhibit 10.17 to Chaparral Steel Company’s Annual Report on Form 10-K for the year ended May 31, 2005, file number 000-51307).

12.1	-	Statement regarding computation of ratio of earnings to fixed charges.*

21.1	-	Subsidiaries of Chaparral Steel Company (incorporated herein by reference to Exhibit 21.1 to Chaparral Steel Company’s Annual Report on Form 10-K for the year ended May 31, 2005, file number 000-51307).

23.1	-	Consent of Ernst & Young LLP.*

23.2	-	Consent of Fulbright & Jaworski L.L.P. (included in Exhibit 5.1).*

23.3	-	Consent of Thompson & Knight LLP.*

24.1	-	Powers of Attorney (included on signature pages).*

25.1	-	Statements of Eligibility of Trustee under the Indenture.*

99.1	-	Form of Letter of Transmittal.*

99.2	-	Form of Notice of Guaranteed Delivery.*

99.3	-	Form of Letter to Registered Holders and DTC Participants.*

99.4	-	Form of Client Letter.*

99.5	-	Tax Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.*

*	Filed herewith.

ITEM 22. Undertakings.

(a) The undersigned hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(l)(i) and (a)(l)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

provided further, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is for an offering of asset-backed securities on Form S-1 (Section 239.11 of this chapter) or Form S-3 (Section 239.13 of this chapter), and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB (Section 229.1100(c)).

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned hereby undertake to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the date of the registration statement through the date of responding to the request.

The undersigned hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Midlothian, State of Texas, on September 13, 2005.

CHAPARRAL STEEL COMPANY

By:	/s/ Tommy A. Valenta
Tommy A. Valenta
President, Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Tommy A. Valenta, J. Celtyn Hughes, Robert J. Crawford, Jr. and M. Kevin Linch, and each or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement or any registration statement for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Tommy A. Valenta	President, Chief Executive Officer and Director (Principal Executive Officer)	September 13, 2005
Tommy A. Valenta

/s/ J. Celtyn Hughes	Vice President and Chief Financial Officer (Principal Financial Officer)	September 13, 2005
J. Celtyn Hughes

/s/ M. Kevin Linch	Vice President and Controller (Principal Accounting Officer)	September 13, 2005
M. Kevin Linch

/s/ James M. Hoak, Jr.	Chairman of the Board and Director	September 13, 2005
James M. Hoak, Jr.

/s/ Eugenio Clariond	Director	September 5, 2005
Eugenio Clariond

/s/ Ronald J. Gafford	Director	September 13, 2005
Ronald J. Gafford

/s/ Joseph M. Grant	Director	September 9, 2005
Joseph M. Grant

/s/ Ian Wachtmeister	Director	September 5, 2005
Ian Wachtmeister

/s/ Elizabeth C. Williams	Director	September 7, 2005
Elizabeth C. Williams

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the State of Oklahoma, on August 31, 2005.

CHAPARRAL STEEL INVESTMENTS, INC.

By:	/s/ J. Celtyn Hughes
J. Celtyn Hughes
President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints J. Celtyn Hughes, Robert E. Crawford, Jr., Cary D. Baetz and M. Kevin Linch, and each or either one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement or any registration statement for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ J. Celtyn Hughes	President and Director (Principal Executive Officer)	August 31, 2005
J. Celtyn Hughes

/s/ Cary D. Baetz	Vice President, Treasurer and Assistant Secretary (Principal Financial Officer)	August 31, 2005
Cary D. Baetz

/s/ M. Kevin Linch	Vice President, Controller and Director (Principal Accounting Officer)	August 31, 2005
M. Kevin Linch

/s/ Robert E. Crawford, Jr.	Director	September 4, 2005
Robert E. Crawford, Jr.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the State of Oklahoma, on August 31, 2005.

CHAPARRAL (VIRGINIA) INC.

By:	/s/ J. Celtyn Hughes
J. Celtyn Hughes
President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints J. Celtyn Hughes, Robert E. Crawford, Jr., Cary D. Baetz and M. Kevin Linch, and each or either one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement or any registration statement for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ J. Celtyn Hughes	President and Director (Principal Executive Officer)	August 31, 2005
J. Celtyn Hughes

/s/ Cary D. Baetz	Vice President, Treasurer and Assistant Secretary (Principal Financial Officer)	August 31, 2005
Cary D. Baetz

/s/ M. Kevin Linch	Vice President, Controller and Director (Principal Accounting Officer)	August 31, 2005
M. Kevin Linch

/s/ Robert E. Crawford, Jr.	Director	September 4, 2005
Robert E. Crawford, Jr.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the State of Oklahoma, on August 31, 2005.

AMERICAN MATERIALS TRANSPORT, INC.

By:	/s/ J. Celtyn Hughes
J. Celtyn Hughes
President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints J. Celtyn Hughes, Robert E. Crawford, Jr., Cary D. Baetz and M. Kevin Linch, and each or either one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement or any registration statement for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ J. Celtyn Hughes	President and Director (Principal Executive Officer)	August 31, 2005
J. Celtyn Hughes

/s/ Cary D. Baetz	Vice President, Treasurer and Assistant Secretary (Principal Financial Officer)	August 31, 2005
Cary D. Baetz

/s/ M. Kevin Linch	Vice President, Controller and Director (Principal Accounting Officer)	August 31, 2005
M. Kevin Linch

/s/ Robert E. Crawford, Jr.	Director	September 4, 2005
Robert E. Crawford, Jr.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the State of Oklahoma, on August 31, 2005.

CHAPARRAL STEEL HOLDINGS, LLC

By:	/s/ J. Celtyn Hughes
J. Celtyn Hughes
President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints J. Celtyn Hughes, Robert E. Crawford, Jr., Cary D. Baetz and M. Kevin Linch, and each or either one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement or any registration statement for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ J. Celtyn Hughes	President and Manager (Principal Executive Officer)	August 31, 2005
J. Celtyn Hughes

/s/ Cary D. Baetz	Vice President, Treasurer and Assistant Secretary (Principal Financial Officer)	August 31, 2005
Cary D. Baetz

/s/ M. Kevin Linch	Vice President, Controller and Manager (Principal Accounting Officer)	August 31, 2005
M. Kevin Linch

/s/ Robert E. Crawford, Jr.	Manager	September 4, 2005
Robert E. Crawford, Jr.

Manager
John J. Koach

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the State of Oklahoma, on August 31, 2005.

CHAPARRAL STEEL TRUST

By:	/s/ J. Celtyn Hughes
J. Celtyn Hughes
President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints J. Celtyn Hughes, Robert E. Crawford, Jr., Cary D. Baetz and M. Kevin Linch, and each or either one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement or any registration statement for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ J. Celtyn Hughes	Chairman, President and Managing Trustee (Principal Executive Officer)	August 31, 2005
J. Celtyn Hughes

/s/ Cary D. Baetz Cary D. Baetz	Vice President, Treasurer and Assistant Secretary (Principal Financial Officer)	August 31, 2005

/s/ M. Kevin Linch	Vice President, Controller and Managing Trustee (Principal Accounting Officer)	August 31, 2005
M. Kevin Linch

/s/ Robert E. Crawford, Jr.	Managing Trustee	September 4, 2005
Robert E. Crawford, Jr.

Managing Trustee
John J. Koach

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the State of Oklahoma, on August 31, 2005.

CHAPARRAL STEEL TEXAS, LLC

By:	/s/ J. Celtyn Hughes
J. Celtyn Hughes
President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints J. Celtyn Hughes, Robert E. Crawford, Jr., Cary D. Baetz and M. Kevin Linch, and each or either one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement or any registration statement for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ J. Celtyn Hughes	President and Manager (Principal Executive Officer)	August 31, 2005
J. Celtyn Hughes

/s/ Cary D. Baetz	Vice President, Treasurer and Assistant Secretary (Principal Financial Officer)	August 31, 2005
Cary D. Baetz

/s/ M. Kevin Linch	Vice President, Controller and Manager (Principal Accounting Officer)	August 31, 2005
M. Kevin Linch

/s/ Robert E. Crawford, Jr.	Manager	September 4, 2005
Robert E. Crawford, Jr.

Manager
John J. Koach

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the State of Oklahoma, on August 31, 2005.

CHAPARRAL STEEL MIDLOTHIAN, LP

By:	CHAPARRAL STEEL TEXAS, LLC, its general partner

By:	/s/ J. Celtyn Hughes
J. Celtyn Hughes
President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints J. Celtyn Hughes, Robert E. Crawford, Jr., Cary D. Baetz and M. Kevin Linch, and each or either one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement or any registration statement for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ J. Celtyn Hughes	President and Manager of Chaparral Steel Texas, LLC, general partner of the Registrant (Principal Executive Officer)	August 31, 2005
J. Celtyn Hughes

/s/ Cary D. Baetz Cary D. Baetz	Vice President, Treasurer and Assistant Secretary of Chaparral Steel Texas, LLC, general partner of the Registrant (Principal Financial Officer)	August 31, 2005

/s/ M. Kevin Linch M. Kevin Linch	Vice President, Controller and Manager of Chaparral Steel Texas, LLC, general partner of the Registrant (Principal Accounting Officer)	August 31, 2005

/s/ Robert E. Crawford, Jr.	Manager of Chaparral Steel Texas, LLC, general partner of the Registrant	September 4, 2005
Robert E. Crawford, Jr.

Manager of Chaparral Steel Texas, LLC, general partner of the Registrant
John J. Koach

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the State of Oklahoma, on August 31, 2005.

TXI STAR RECYCLING LP

By:	CHAPARRAL STEEL TEXAS, LLC, its general partner

By:	/s/ J. Celtyn Hughes
J. Celtyn Hughes
President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints J. Celtyn Hughes, Robert E. Crawford, Jr., Cary D. Baetz and M. Kevin Linch, and each or either one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement or any registration statement for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ J. Celtyn Hughes	President and Manager of Chaparral Steel Texas, LLC, general partner of the Registrant (Principal Executive Officer)	August 31, 2005
J. Celtyn Hughes

/s/ Cary D. Baetz Cary D. Baetz	Vice President, Treasurer and Assistant Secretary of Chaparral Steel Texas, LLC, general partner of the Registrant (Principal Financial Officer)	August 31, 2005

/s/ M. Kevin Linch M. Kevin Linch	Vice President, Controller and Manager of Chaparral Steel Texas, LLC, general partner of the Registrant (Principal Accounting Officer)	August 31, 2005

/s/ Robert E. Crawford, Jr.	Manager of Chaparral Steel Texas, LLC, general partner of the Registrant	September 4, 2005
Robert E. Crawford, Jr.

Manager of Chaparral Steel Texas, LLC, general partner of the Registrant
John J. Koach